As filed with the Securities and Exchange Commission on March 10, 2011

Registration No. 333-165876

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5 TO
FORM S-11/A

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

BIGELOW INCOME PROPERTIES, LLC
(Exact name of registrant as specified in governing instrument)

Missouri	6510	27-1591481
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4801 Main Street, Suite 1000
Kansas City, MO  64112
(816) 983 8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
120 South Central Avenue, Suite 400 Clayton, MO 63105
(314) 863-5545
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Charles Christian Kirley, Esq.
Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO  64112
(816) 983 8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

________________________________________

This Pre-Effective Amendment No. 5 consists of the following:

1.  The Registrant’s revised form of Prospectus in final form (subject to additional comments) dated March 10, 2011, which supersedes all prior versions.

2.  Part II, included herewith.

3.  Signature, included herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DATED MARCH 10, 2011

Prospectus

BIGELOW INCOME PROPERTIES, LLC
Up to 5,000,000 Limited Liability Company Shares, $10.00 per Share – Maximum Offering
100,000 Limited Liability Company Shares, $10.00 per Share – Minimum Offering
There is a 200 Share - $2,000.00 minimum investment requirement.

Bigelow Income Properties, LLC (the “Company”) is a Missouri limited liability company formed December 1, 2009 to engage in the direct acquisition of non-leveraged real estate properties.  The Company currently does not own any properties and has not yet committed to any acquisitions. The Company’s primary investment objectives are to: (1) yield a steady rate of return from investments, (2) preserve Shareholder capital, and (3) generate and distribute cash flow from operations to Shareholders.

The Offering:	Price to Public	Selling Commissions (1)	Proceeds to Company
Per Share	$10	N/A	$10
Total Minimum	$1,000,000	N/A	$1,000,000
Total Maximum	$50,000,000	N/A	$50,000,000

(1) No commissions will be paid from proceeds.  (2)  Until invested or utilized for expenses, all proceeds (including those allocated to reserves) will be invested in Government securities and cash items.

There are minimum investor suitability standards.  See “INVESTOR SUITABILITY STANDARDS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The Shares are unlisted and illiquid.  The Company plans to pursue a listing as soon as possible.  No public market for the Shares exists, and, even if the Shares are ever listed, none may develop.

Risk Factors:  There is a high degree of risk associated with investing in the Shares. An investor should purchase the Shares only if the investor can afford a complete loss of his, her or its entire investment.  See “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS PROSPECTUS for a discussion of certain factors that should be considered in connection with an investment in the shares offered hereby.  The most significant risks include the following: (i) the Company is a “blind pool” issuer, (ii) there is no operating history and no current cash flow from operations, (iii) investors have no management rights and only limited voting rights, (iv) no public market for the Shares exists, and none may develop, (v) investors will be subject to all risks inherent in owning and operating real estate, (vi) there are material income tax risks associated with the offering, (vii) the  use of proceeds as anticipated is not assured and (viii) there are transactions between the Company and its affiliates that may involve conflicts of interest.

This offering is self-underwitten, and the Company will use its best efforts to sell the Shares by presenting this Prospectus and any supplemental sales materials identified herein to potential investors and their advisors.  No arrangements have been made or agreements reached with anyone to sell the Company’s securities.  If this should change, the Company will file an amendment to its registration statement that provides the name(s) of the broker-dealer(s), describes the relationship between the Company and such broker-dealer(s) and identifies the broker-dealer(s) as underwriter(s).

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the Shares is not permitted.

The date of this Prospectus is March 10, 2011

TABLE OF CONTENTS

INVESTOR SUITABILITY STANDARDS	1
Minimum Suitability Standards	1
Suitable Investors	1
Minimum Purchase Amount	2
IRA Investors	2
ERISA Investors	2
Blue Sky Requirements	2
Subscription Agreement Warranties	2
Subscription Procedure	3
RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	4
The Company	4
The Sponsors And Managers	4
Risk Factors	5
Terms of the Offering	6
Policy with Respect to Leverage	6
Estimated Use of Proceeds	7
Compensation of the Directors and their Affiliates	9
Conflicts of Interest	10
Prior Performance Summary	10
Investment Objectives and Criteria	11
Income Tax Considerations	11
Distributions	11
Capital Accounts	12
No Redemption of Shares	12
No Restrictions on Sale and Transfer of Shares	12
Summary of Company’s Operating Agreement	12
ERISA Information	13
Additional Information	13
Subscriptions	13
RISK FACTORS	13
This Is A Blind Pool Offering, So Investors Will Not Have The Opportunity To Evaluate The Company’s Investments Before The Company Makes Them	14
Due To A Lack Of Operating History, Investors Will Not Have The Opportunity To Evaluate The Company’s Prior Performance	14
Investors Will Have No Certainty Regarding A Market For The Shares	14
Investors Will Have No Certainty That The Shares Can Be Listed	14
Investors Will Have No Certainty Regarding A Trading Price For The Shares	14
The Price For Shares For The Shares Was Determined Arbitrarily And May Not Reflect The Actual Value Of The Company	14
Investors May Not Rely On Contributions From Management To Provide Capital For The Company	14
Investors Will Have No Certainty Regarding Distributions From The Company	15
There Is No Assurance That Any Investment Will Be Recovered On A Dissolution Of The Company	15
Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders	15
The Dilutive Effect of the Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital	15
There Is No Assurance That Any Suitable Investments Will Be Located By The Company	15
If Suitable Investments Are Identified, There May Be Delays in Acquiring Those Investments	15
If Suitable Investments Are Identified, There May Be Reporting Requirements That Prevent Acquiring Those Investments	16
If The Company Is Required To Register Under The Investment Company Act, The Company Will Not Be Able To Operate As Anticipated	16

i

A Lack Of Detailed Information At The Time Decisions Must Be Made By The Company May Result In Uninformed Decisions By The Company	16
The Specific Independent Advisors, Consultants And Other Third-Party Professionals That The Directors May Rely On In Connection With Their Evaluation Of Proposed Investment Properties Have Not Yet Been Identified, Investors Will Not Have The Opportunity To Evaluate The Company’s Choice Of Such Advisors Prior To Making An Investment	17
Competition For Investors May Prevent The Company From Raising Funds	17
There Is No Assurance Concerning The Company’s Ability To Raise Adequate Funds Or Diversify Its Investments	17
Competition For Properties From Unrelated Parties May Prevent The Company From Making Investments	17
Competition With Affiliates May Reduce Available Properties, Tenants And Purchasers Of Properties	17
Property Management By Affiliates May Result Conflicts Of Interest In Dealing With Tenants	18
Restrictions on Changes in Control May Prevent the Company From Attracting Qualified Management	18
Restrictions On Changes In Control May Prevent The Company From Attracting Investors	18
Economic Trends May Negatively Impact The Company’s Performance	18
Government Policies May Negatively Impact The Company’s Performance	19
The Need To Use Leverage May Negatively Impact The Company’s Performance	19
Uninsured Losses May Negatively Impact The Company’s Performance	19
Losses Associated With Casualties May Negatively Impact The Company’s Performance	19
Losses Associated With Condemnations May Negatively Impact The Company’s Performance	19
Any Tenant’s Failure To Pay Rent Will Negatively Impact The Company’s Performance	19
Termination Of Defaulted Leases May Negatively Impact The Company’s Performance	20
Special Purpose Leases May Negatively Impact The Company’s Performance	20
Bankruptcy Proceedings Involving Tenants May Negatively Impact The Company’s Performance	20
Recharacterization Of Net Leases In Bankruptcy As Not “True Leases” Will Negatively Impact The Company’s Performance	20
Participation In Joint Ventures May Negatively Impact The Company’s Performance	20
Risks Associated With Co-Tenancy Arrangements That Otherwise May Not Be Present In Non-Cotenancy Real Estate Investments May Negatively Impact The Company’s Performance	21
If The Company Incurs Environmental Liabilities, The Company’s Performance Will Be Negatively Impacted	21
Existing Limitations On Director Liability May Limit Investors’ Remedies	22
The Company’s Uncertain Compensation Structure Limits Investors’ Ability To Assess Expected Expenses Of The Company	22
Compensation To Management Will Reduce Distributable Amounts	22
Conflicts Resulting From Time Allocation Could Impair The Company’s Operations	22
Conflicts From Using Same Legal Counsel Could Impair Continuity Of Legal Representation	22
Cash Reserves May Not Be Adequate	23
Dependence On Key Personnel Could Impair The Company’s Operations	23
There Are Potential Tax Risks Associated With Income And Loss Allocations That Could Result In Greater Than Anticipated Tax Liabilities	23
There Are Potential Tax Risks Associated With The Disallowance of Deductions That Could Result In Greater Than Anticipated Tax Liabilities	23
There Are Potential Tax Risks Associated With IRS Challenges To Expense Characterizations That Could Result In Greater Than Anticipated Tax Liabilities	23
There Are Potential Tax Risks Associated With Limits On The Deductibility Of Losses That Could Result In Greater Than Anticipated Tax Liabilities	23
There Is A Risk That IRS Audits Of The Company May Trigger Individual Audits That Could Increase Expenses For Investors And That Could Result In Greater Than Anticipated Tax Liabilities	23
There Is A Risk That Certain Investors May Incur UBTI, Which Could Result In Greater Than Anticipated Tax Liabilities	23
There Is A Risk That Tax Law And Policy May Change, Which Could Result In Greater Than Anticipated Tax Liabilities	24
There Is A Risk That The Expense Of Reporting Tax Items On Personal Returns Will Exceed Any Benefits Derived From The Company	24
Investors Will Have No Certainty Regarding The Tax Status Of The Company As A Partnership, Which Could Result In Greater Than Anticipated Tax Liabilities	24

Investors Will Have No Certainty Regarding Tax Consequences Of Trading Of Shares, Which Could Result In Greater Than Anticipated Tax Liabilities	24
Classification Of Investors’ Returns As Passive Activity Income May Limit Investors’ Ability To Currently Deduct Losses Or Claim Federal Income Tax Credits Associated With An Investment, Which Could Result In Greater Than Anticipated Tax Liabilities	25
An Irs Audit Could Result In Adjustments To Company Allocations Of Income, Gain, Loss And Deduction Causing Additional Tax Liability To Shareholders	25
Investments In Real Property Located Outside The United States May Negatively Impact The Company’s Performance	25
Investors Will Have No Certainty That The Company’s Shares Will Qualify As “Publicly Offered Securities” Under ERISA, Which Could Result In Greater Than Anticipated Tax Liabilities If They Are Not	25
Section 1031 Tenant-in-Common Transactions May Cause The Company To Incur Additional Expenses And Impair Its Performance	25
Audits Triggered By Section 1031 Tenant-in-Common Transactions May Cause Increased Tax Liability	26
Changes In Tax Law Or Policy Related To Section 1031 Tenant-in-Common Transactions May Cause Such Transactions To Lose Value	26
TERMS OF THE OFFERING	26
USE OF PROCEEDS	28
CAPITALIZATION OF THE COMPANY	31
CAPITAL CONTRIBUTION OF THE DIRECTORS	31
MANAGEMENT	31
Current Director of the Company	32
Post IPO Date Independent Directors	32
Officers	34
Source of Services	34
Terms of Directors of the Company	34
Committees of the Board of Directors of the Company	36
Shareholdings by Insiders	36
Management Decisions	36
Acquisition Process	36
Asset Management	37
Limitations on Liability of Directors and Officers of the Company	37
Standard of Care	37
Indemnification	38
Directors and Officers Insurance	38
Security Ownership of Certain Beneficial Owners and Management	38
Employees	39
Summary of Policies	39
Organizational Chart	42
COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES	43
Amounts Payable by the Company	43
Management Fee	43
Compensation of the Original Manager	43
Compensation of the Independent Board of Directors	44
Compensation of Officers, Employees and Agents	44
Incentive Participation by Directors and Others in Original Manager	44
Commissions and Other Transaction-Based Payments to Insiders	45
FEES AND COMPENSATION ARRANGEMENTS WITH NONAFFILIATES	46
CONFLICTS OF INTEREST	46
Conflicts Arising as a Result of The Company’s Directors’ Legal and Financial Obligations to Other Enterprises	47
Conflicts Arising From The Company’s Directors’ Allocation of Time Between Us and Other Activities	47
All Amounts Paid to Directors by the Company Will Affect the Rate of Return Payable to Investors	47
Choice of Acquisitions and Loans by Directors	48
Potential Conflicts if The Company Sells Company Assets to a Director or Its Affiliates	48
Potential Conflicts if The Company Purchases Company Assets From a Director or Its Affiliates	48

Lack of Separate Legal Representation	48
FIDUCIARY RESPONSIBILITY OF THE COMPANY’S DIRECTORS	48
Present State of the Law	49
Exculpation	49
Indemnification	49
PRIOR PERFORMANCE SUMMARY	50
INVESTMENT OBJECTIVES AND CRITERIA	50
General	50
Acquisition and Investment Policies	51
Investments in Real Property	52
Acquisition Criteria	54
Terms of Leases and Tenant Creditworthiness	55
Joint Venture Investments	56
Participation In Joint Ventures May Negatively Impact The Company’s Performance	56
Section 1031 Tenant-in-Common Transactions	56
Borrowing Policies	56
Disposition Policies	56
Disclosure Policies with Respect to Future Probable Acquisitions	57
Investment Limitations	57
Investment Limitations to Avoid Registration as an Investment Company	58
Change in Investment Objectives and Limitations	58
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	58
Overview	58
Liquidity and Capital Resources	58
Expenses Incurred and Reimbursement Obligations	59
Results of Operations	59
Proceeds of Sales	59
INCOME TAX CONSIDERATIONS	59
General Considerations	59
Classification as a “Partnership”	60
Shareholders, Not Company, Subject to Tax	61
Taxable Year and Method of Accounting	61
Individual Tax Returns	62
Basis” Limitation on Losses	62
At Risk” Limitation on Losses	62
Limitations on Deductibility of Passive Activity Losses	62
Limitations on Deductions	63
Deductibility of Fees and Other Expenses	64
Start-Up Expenditures	64
Construction Expenses	65
Allocations of Income and Losses	65
Adjustment to Capital Accounts	67
Tax Consequences of Contribution of Property	67
Treatment of Cash Distributions from the Company	68
Treatment of Gain or Loss on Disposition of Shares	68
Issuance of Additional Shares	70
Treatment of Gain or Loss on Sale of Property	70
Installment Sales	71
Installment Sales – Imputed Interest	72
Sale-Leaseback Transactions	72
Depreciation of Properties	73
Special Depreciation Rules for Tax-Exempt Use Property	74
Section 754 Election	75
Alternative Minimum Tax	76
Termination of Company for Tax Purposes	76
Tax Returns and IRS Audits	76

Federal Tax Penalties and Interest	77
Penalty for Negligence or Disregard of Rules or Regulations	77
Valuation Misstatement Penalty	77
Substantial Understatement Penalty	77
Reportable Transaction Understatement Penalty	77
Profit Motive	79
Investments in the Company by Qualified Plans and IRAs	79
Excess Business Holdings	81
State and Local Taxes	81
Social Security Benefits and Self-Employment Tax	82
NECESSITY OF PROSPECTIVE SHAREHOLDERS OBTAINING PROFESSIONAL ADVICE	82
DESCRIPTION OF SHARES	82
The Offering	82
Issuance of Shares	83
Market for Shares	83
Transfer Agent and Registrar	83
Additional Classes and Series of Shares	83
Distribution Policy	83
Voting Limitations	84
Restricted Changes in Control Provisions	85
Control By the Original Shareholder	85
Staggered Board of Directors	85
Number of Directors; Removal; Filling Vacancies	85
Inability to Incur Acquisition Debt	86
Initial Warrant	86
Registration of Initial Warrant Shares	86
Sales of Shares by Affiliates	86
Restrictions on Roll-Up Transactions	86
SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT	88
Limited Liability of Members	88
Voting Rights of the Members	88
Capital Contributions	89
Capital Account	89
Rights, Powers and Duties of Directors	89
Limitations on Borrowing	89
Distribution Policy	89
Meetings of Members	90
Offering Expenses	90
Administrative Expenses	90
Operating Expenses	91
Accounting and Reports	91
Tax Returns, Regulatory and Administrative Reports	92
Restrictions on Transfer	92
Withdrawal by a Director	92
Removal of a Director	92
Term of Company	92
Winding Up	93
Amendment	93
PRIVACY POLICY	93
Collection of Investor Information	93
Disclosure of Investor Information	94
Security of Member Information	94
PLAN OF DISTRIBUTION	94
No Finders To Be Utilized	94
No Payments to Finders	94
Unsolicited Orders	94

v

No Commitment to Purchase or Sell	94
No Financing of Purchases	95
Sales by the Company	95
Suitability Requirements	95
Investments by IRAs and Qualified Plans	95
Subscription Process	95
Subscription Escrow Account	96
HOW TO SUBSCRIBE	97
SUPPLEMENTAL SALES MATERIAL	98
LEGAL PROCEEDINGS	98
LEGAL MATTERS	99
EXPERTS	99
ADDITIONAL INFORMATION	99
GLOSSARY OF TERMS	99
INDEX TO FINANCIAL STATEMENTS	F-1
EXHIBIT A - FORM OF SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY	A-1
EXHIBIT B - FIRST AMENDED AND RESTATED OPERATING AGREEMENT	B-1
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

INVESTOR SUITABILITY STANDARDS

An investor should purchase Shares only if the investor has adequate financial means, is able to hold the Shares as a relatively long term investment, and does not anticipate any need for immediate liquidity.

Minimum Suitability Standards - Even though it is the Company’s intention to eventually list the Shares, the Company has established minimum suitability standards for purchases of Shares from the Company due to the fact that the Shares will initially be an unlisted, illiquid investment and there may never be a market for the Shares even if they are listed.  As such, the Company will require that investors have either:

•	a net worth (exclusive of home, furnishings and automobiles) of at least Seventy Thousand Dollars ($70,000.00) plus an annual gross income of at least Seventy Thousand Dollars ($70,000.00); or

•	irrespective of annual gross income, a net worth of Two Hundred Fifty Thousand Dollars ($250,000.00) (determined with the same exclusions).

In the case of sales to fiduciary accounts, it is recommended that such conditions be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of Shares.

Each investor will be required to represent to the Company that:

•	the investor complies with the applicable standards; or

•	the investor is purchasing in a fiduciary capacity for an investor meeting such standards; or

•	the standards are met by a donor who directly or indirectly supplies the funds for the purchase of Shares.

Several states have established suitability requirements that are more stringent than the standards that the Company has established and described above. Shares will be sold only to investors in these states who meet the special suitability standards applicable to those states.

The Company will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. The Company will not accept subscriptions from an investor if the investor is unable to represent in his, her or its subscription agreement that the investor meets such standards.

Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a Shareholder in the limited liability company. The Company will require certain assurances that such standards are met before agreeing to any transfer of the Shares.

An investor should purchase Shares only if the investor has adequate financial means, desires a relatively long term investment, and does not anticipate any need for immediate liquidity.

Suitable Investors - Investment in the Shares involves certain risks and, accordingly, is suitable only for entities or individuals with adequate means. Due to the nature of the properties the Company plans to invest in and the structure of the Company, the Shares may be suitable for:

•	a pension or profit sharing plan;

•	an individual retirement account;

•	a simplified employee pension; and

•
Investors seeking current cash distributions. (It is estimated that the first cash distribution will occur no later than the end of the first full calendar quarter following the release of investors’ funds and/or unrecorded conveyance documents for in-kind contributions from escrow.)

All individuals and entities considering an investment in Shares should consult their own legal and/or financial advisor with respect to whether an investment in Shares is appropriate.

Minimum Purchase Amount - There is a two hundred (200) Share – Two Thousand Dollar ($2,000.00) minimum investment required to purchase Shares from the Company.  The Company must also sell at least $1,000,000 of Shares for cash or in-kind consideration and get the Shares listed on an exchange before December 31, 2011 or the offering will be terminated. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

IRA Investors - Shares may be purchased, transferred, assigned or retained by an Individual Retirement Account (“IRA”) established under Section 408 of  the Internal Revenue Code of 1986, as amended from time to time (“Code”). An investor should be aware, however, that an investment in the Shares will not, in and of itself, create an IRA for the investor and that, in order to create an IRA, the investor must comply with the provisions of Section 408 of the Code.

ERISA Investors - The Company’s investment objectives and policies have been designed to make the Shares suitable investments for employee benefit plans under current law. In this regard, ERISA, provides a comprehensive regulatory scheme for “plan assets.” The Directors will manage the Company so as to assure that an investment in the Shares by an employee benefit plan subject to ERISA or by a plan subject to the prohibited transaction provisions of Section 4975 of the Code or by an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity (a “Benefit Plan Investor”), including tax-qualified pension and 401(k) plans and IRAs, will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the Company so as to make the assets of the Company “plan assets.”  See “RISK FACTORS - Investors Will Have No Certainty That The  Company’s Shares Will Qualify As “Publicly Offered Securities” Under ERISA, Which Could Result In Greater Than Anticipated Tax Liabilities If They Are Not” at page 25 and “INCOME TAX CONSIDERATIONS - Investments in the Company by Qualified Plans and IRAs” at page 79.

The Company will not allow the purchase of Shares with assets of any Benefit Plan Investor if the Company’s Directors (i) have investment discretion with respect to the assets of the Benefit Plan Investor in the Shares, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA and the Code.

Blue Sky Requirements - If the Company qualifies Shares for sale in states which have established suitability standards and minimum purchase requirements different from those the Company has set for the offering in general or for the states described above, such suitability standards and minimum purchase requirements will be set forth in a supplement to this Prospectus.

Subscription Agreement Representations and Warranties - The subscription agreement requires that each investor represent and warrant that:

•	the investor has received the Prospectus;

•	the investor meets the applicable suitability standards set forth in the Prospectus;

•	the investor is aware that the Company may reject the investor’s subscription;

•	the investor is aware that there may never be a public market for the Shares;

•	the investor has been informed by the investor’s investment advisor or broker-dealer of all facts relating to lack of liquidity or marketability;

•	the investor understands the restrictions on transferability;

•
the investor has sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect such trustee’s ability to make timely distributions;

•	the investor has the power, capacity and authority to make the investment; and

•	the investor is making the investment for the investor’s own account or the investor’s family’s or in the investor’s fiduciary capacity and not as an agent for another.

The purpose of the representations and warranties is to ensure that investors fully understand the terms of the Company’s offering, the risks of an investment with the Company and that investors have the capacity to enter into a subscription agreement. The Company intends to rely on the representations and warranties in accepting each subscription. In any claim or action against the Company or the Company’s Directors by an investor or by the Company against the investor, the Company or the Company’s Directors may use the representations and warranties in the investor’s subscription against the investor as a defense or basis for seeking damages from the investor.

Subscription Procedure - In order to subscribe for Shares, an investor must read carefully and execute the “FORM OF SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY” attached as Exhibit A to this Prospectus.  For each Share subscribed, an investor must tender the sum of Ten Dollars ($10.00) per Share.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•
a  “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•
subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus which are not historical facts may be considered forward-looking statements, including statements regarding the Company’s expectations, hopes, intentions, beliefs and strategies regarding the future. Forward-looking statements include statements regarding trends in the real estate market, estimates of future distributions to investors, estimates of the compensation to the Company’s Directors and estimates of the ability to acquire unleveraged real estate. Actual results may be materially different from what is projected by such forward-looking statements. Factors that might cause such a difference include unexpected changes in economic conditions and interest rates, the impact of competition and competitive pricing and downturns in the real estate markets. All forward-looking statements and reasons why results may differ included in the Prospectus are made as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement or reason why actual results may differ.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto.  Investors should carefully consider the information set forth under “RISK FACTORS” beginning on page 13 prior to making a decision to acquire any of the Shares offered hereby.  This Prospectus contains certain forward looking statements which involve risks and uncertainties.  The Company’s actual results could differ materially from the results anticipated in these forward looking statements as a result of certain of the factors set forth in the following Prospectus Summary and elsewhere in this Prospectus.  Capitalized terms not otherwise defined in this summary shall have the meanings set forth in the “GLOSSARY OF TERMS” beginning on page 97.

The Company - The Company was formed as a Missouri limited liability company under the laws of the State of Missouri on December 1, 2009.  The Company is expected to be treated as a partnership for tax purposes.  See “INCOME TAX CONSIDERATIONS - Classification as a “Partnership” beginning on page 58.  This is a “blind pool” offering.  The Company currently does not own any properties and has not yet committed to any acquisitions.  The Company’s principal executive offices are located at 4801 Main, Suite 1000, Kansas City, MO 64112.

The Company’s objective is to provide a stable level of operating cash flow for distribution to Shareholders as well as to increase Shareholder value through prudent management of unleveraged real estate assets and diligent assessment of investments. However, the Company has no operating history and no current cash flow from operations.

The Company is NOT organized and will not operate as a real estate investment trust (“REIT”).  As such, it is not subject to the rules and regulations governing REITs and is not entitled to any benefits exclusively available to REITS.

Before making any decision to invest in the Company, investors should read this entire memorandum, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

The Sponsors And Managers - The sponsor and Original Manager of the Company is 2309 Holdings, LLC, a Missouri limited liability company.  The sole member and manager of 2309 Holdings, LLC is Charles Christian Kirley. Mr. Kirley is a promoter of the Company, and a partner of the Company’s legal counsel, Husch Blackwell LLP in its Kansas City, Missouri office. The Original Manager shall remain in office no later than the date upon which the last of the following events occurs: the Shares are (i) registered with the Commission, (ii) listed on Amex or Nasdaq and (iii) legally available for sale to the public (“the IPO Date”). On the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process), the Original Shareholder will resign and appoint an Independent Board of Directors.

Thereafter, until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the members of the Board of Directors shall be appointed and/or removed by the Original Shareholder in its sole discretion.  Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

After  the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), Directors may be removed, with or without cause, at any time pursuant to the terms of the Company’s operating agreement, which currently provides that after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote of more than seventy-five percent (75%) in interest of the total then issued and outstanding Shares shall be able to remove any Director and elect a replacement therefor. The Company’s operating agreement further provides that if such Shareholders intend to vote to remove a Director, they must provide the Director to be removed with notice thereof at least thirty (30) days prior to such action, which notice shall set forth the date upon which such removal is to become effective.

The Company is manager-managed.  The Directors of the Company (acting as managers within the meaning of the Missouri Limited Liability Company Act) will provide all internal management services.  The Directors will also perform and/or coordinate the performance of strategic and day to day management for the Company with independent third party professionals. The Directors and such independent third-party professionals will provide all accounting and legal services, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services.  Where commercially advantageous, in an attempt to achieve continued stable operations of acquired properties, the Company will seek to engage independent third-party professionals that have a historic involvement with and working knowledge of the various properties acquired by the Company.

Risk Factors - These securities are speculative, may not be suitable for all investors and are subject to certain risks, such as:

•	The Company is a “blind pool” issuer because it does not currently own any properties, and it has not committed to purchase any properties with the proceeds of this offering.

•	The Company has no operating history and no current cash flow from operations.

•	Investors will have no rights to participate in management and will have only limited voting rights.

•	No public market for the Shares exists, and, even if the Shares are listed, none may develop.

•	Investors will be subject to all risks inherent in owning and operating real estate.

•
The Company’s assets may be unavailable for acquisition on terms that will result in profitable operations while they are held, or result in adequate proceeds when the Company’s assets are sold or refinanced.

•
Investors will be subject to the risks associated with any use of leverage to acquire or improve the Company’s assets, operate the Company or otherwise, and in meeting ongoing debt service obligations.

•	There will be risks associated with acquiring and managing the Company’s assets in different locations throughout the United States.

•
There will be significant reliance on the Directors, affiliates and other chosen third-party advisors and professionals to conduct a viable business, with no assurance of performance and limited conflict of interest resolution procedures.

•
An Initial Warrant for five million (5,000,000) Shares has been issued to the Original Shareholder.  The exercise price for the Shares to be sold pursuant to the Initial Warrant is $0.0001 per Share.  EXERCISE OF THE INITIAL WARRANT WILL BE DILUTIVE OF THE EQUITY POSITION OF AND RETURNS PAYABLE TO OTHER SHAREHOLDERS. See - Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders and The Dilutive Effect Of The Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital on page 15.

•	There could be an allocation of taxable income to investors in excess of cash distributions to investors from the Company.

•	There is no guaranty of cash distributions from the Company to investors at any time.

Investors should purchase these securities only if they can afford a complete loss of their investment.  See “RISK FACTORS” beginning at page 13.  Neither the Commission nor any state securities authority has approved or disapproved these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Terms of the Offering - The offering consists of up to five million (5,000,000) Limited Liability Company Shares at Ten Dollars ($10.00) per Share for a maximum offering of Fifty Million Dollars ($50,000,000.00).  There is a two hundred (200) Share – Two Thousand Dollar ($2,000.00) minimum investment required to purchase Shares from the Company.  The Company must also sell at least $1,000,000 of Shares for cash or in-kind consideration and get the Shares listed on an exchange before December 31, 2011 or the offering will be terminated. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income. See “INVESTOR SUITABILITY STANDARDS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.  This offering is self-underwitten, and the Company will use its best efforts to sell the Shares by presenting this Prospectus and any supplemental sales materials identified herein to potential investors and their advisors.  No arrangements have been made or agreements reached with anyone to sell the Company’s securities.  All fees and commissions owed to advisors and/or brokers in connection with the purchase of Shares shall be the sole responsibility of the investor.  The Company will not be responsible for or pay any sales commissions or fees.

  Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.

The Company has obtained an opinion of counsel that: (i) upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement and this Prospectus, the Shares will be validly issued, and fully paid and non assessable limited liability company interests in the Company; and (ii) the Shareholders will not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder of the Company, except that a Shareholder may be obligated to repay any funds wrongfully distributed to it.

Policy with Respect to Leverage - The Company anticipates that its acquisitions will consist entirely of stable, non-leveraged, income generating real estate properties; provided, however, non-recourse debt may be incurred in connection with the acquisition of Company assets if such debt is necessary for timing purposes and will be retired as soon as practicable by the sale of Shares.  All other Company debt shall be solely for the purpose of meeting operating expenses or capital needs associated with the formation of the Company, registration or listing of the Company’s securities (including costs associated with the registration or listing of the Shares) or the operation, maintenance or improvement of the Company’s assets (and then only on a non-recourse basis and on terms that contemplate full payment of all principal and interest in the shortest commercially reasonable period practicable).

The Company does not have a maximum leverage policy.  The Company’s policy is to avoid leverage whenever possible, and when debt is necessary, to retire it as quickly as possible.

If debt is incurred, Company assets will be pledged as collateral to the extent required by the Company’s lenders.  This could include mortgages on properties as well as a pledge of any Government securities or cash items owned by the Company.

Estimated Use of Proceeds - Subject to any legal limits, the funds derived from the sale of Shares will be used in the following priority to (i) repay the $65,000 note from Charles Christian Kirley, which has currently been used to pay expenses incurred in connection with the offering of the Shares, including, without not limited to, attorneys’ fees and accounting fees and reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares or operations, including, without not limited to, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than selling commissions, which will not be paid by the Company) (ii) fund Company operations and/or repay operating debt, (iii) establish any required cash reserves, (iv) acquire what are believed by the Directors to be stable income producing properties and pay associated Acquisition Expenses and (v) if previously incurred for timing purposes in connection with the acquisition of the Company’s assets, retire acquisition debt.  Until utilized for expenditures, all proceeds (including those allocated to cash reserves) will be invested in Government securities and cash items.

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

The table below sets forth potential gross proceeds, expected expenses and the resulting cash available for investment in properties.

	Maximum Offering 5,000,000 Shares at $10 per Share (1)		Minimum Offering 100,000 Shares at $10 per Share

	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$50,000,000	100%	$1,000,000	100%
Leveraged Funds	0	0	0	0
Total Company Funds	$50,000,000	100%	$1,000,000	100%

Less: Offering Expenses (2)	2,000,000	4%	$40,000	4%
Less: Reimbursements for Advances of Operating Expenses (3)	200,000	0.4%	$4,000	0.4%
Less: Retainer for Legal Fees (4)	500,000	1%	$10,000	1%

Initial Amount Available for Investment	$47,300,000	94.6%	$946,000	$94.6%

Less: Cash Reserves (5)	1,000,000	2%	$20,000	2%

Less: Possible Real Estate Brokerage Commissions and Finders Fees to Directors (6)	100,000.2%		2,000.2%

Less: Possible Loan Brokerage Commissions to Directors (7)	20,000.04%		400.04%

Cash Available For Investment (8)	46,180,000	92.36%	923,600	92.36%

(1)           For purposes of this table, the maximum offering amount has been utilized.  There is no assurance that this amount (or any amount) will be realized from the offering.

(2)           Consists of expenses incurred in connection with the formation of the Company and the registration, offering and listing of the Shares, including legal and accounting fees and expenses, printing, mailing and distribution costs, filing fees. To the extent total expenses exceed four percent (4%) of the gross offering proceeds, the Company will be responsible for the payment of such excess amount from cash flow. Some regulatory bodies and many states also limit the Company’s total organization and offering expenses to fifteen percent (15%) of gross offering proceeds. All fees and commissions owed to advisors and/or brokers in connection with the purchase of Shares shall be the sole responsibility of the investor.  The Company will not be responsible for or pay any sales commissions or fees.

The payment of certain expense of the Company have been deferred and will not be payable until after the minimum offering has been achieved. The Company is not required to repay the $65,000 note from Charles Christian Kirley, which has currently been used to pay expenses incurred in connection with the offering of the Shares, until the earlier of (i) the date that the Company achieves minimum unit sales of 1,000,000 of its shares and receives the subscription proceeds therefrom or (ii) December 31, 2012. In addition, $200,000 in contingent legal fees representing certain time expended by Charles Christian Kirley in connection with formation and registration efforts does not have to be paid unless and until the Company has $50,000,000 in assets or net operating income equal to or greater than $750,000 for a period of one year.

(3)           The combined amount of other reimbursements to be paid from offering proceeds for advances of Company operating expenses is expected to be minimal and shall not be allowed to exceed four-tenths percent (0.4%)  of amounts raised.  To the extent total expenses exceed four-tenths percent (0.4%) of the gross offering proceeds, the Company will be responsible for the payment of such excess amount from cash flow. See “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES - Commissions and Other Transaction-Based Payments to Insiders” at page 45.

(4)           The Company’s engagement letter with its legal counsel, Husch Blackwell LLP requires payment of a retainer equal to one percent (1%) of all amounts of capital raised (in cash or in-kind). The terms of the Company’s engagement letter with Husch Blackwell are not limited to this offering. See “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES - Compensation of the Original Manager - Engagement Contract with Husch Blackwell LLP” at page 43.

(5)           The Company plans to maintain an average balance of cash reserves equal to the lesser of two percent (2%) of the gross proceeds of the offering or two percent (2%) of capital actually invested in properties.

(6)           The Company is authorized to pay affiliates real estate brokerage commissions and finders fees at market rates.  No such commissions or finders fees will be in addition to or duplicative of any such amounts paid to independent third party professionals that management has engaged to assist in the origination and negotiation of acquisitions of properties. However, there are no currently existing or anticipated real estate brokerage commissions and finders fees payable.

(7)            The Company is authorized to pay affiliates loan brokerage commissions or finder’s fees at market rates in connection with debt incurred by the Company.  However, there are no currently existing or anticipated loan brokerage commissions payable.

 (8)           These proceeds are to be used to make investments in properties.  See “INVESTMENT OBJECTIVES AND CRITERIA” beginning on page 50. The exact amount of the cash available for investment in properties will depend upon the amount of the offering and reimbursable expenses, the amount of the Working Capital Reserve fund and the use of any leveraged funds for operations or acquisitions.

Compensation of the Directors and their Affiliates - Once appointed, the Company intends to pay its Independent Directors fees for their services as Directors at current market rates. For purposes hereof, “current market rates” means compensation that is within the range received by similarly situated directors with similarly situated companies.  The Company will determine director compensation based on (i) market research about the worth of similar positions in the marketplace, (ii) director contributions and accomplishments, (iii) the availability of willing directors with like skills in the marketplace, (iv) the desire of the Company to attract and retain a particular director for the value they are perceived to add, and (v) the profitability of the Company.

The members of the Board of Directors are required to devote only such time as is necessary to the affairs of the Company.  Compensation for any Director shall be determined by the affirmative vote of a majority of the Directors; provided, however, that any such compensation must be determined in a manner consistent with any investment, reserve, distribution and other criteria established by the Board of Directors from time to time.

Directors may also be permitted to participate in the ownership of the Original Manager, which is the holder of the Initial Warrant.  To the extent that the Initial Warrant is exercised, the owners of the Original Manager will receive returns from the Company based on the number of Shares owned from time to time.  The exercise of the Initial Warrant will also dilute returns to other investors. See - Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders and The Dilutive Effect Of The Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital on pages 15.

The Company will repay the $65,000 note from Charles Christian Kirley the proceeds of which are being used to pay syndication costs.  The Company will also reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares or advances for operating expenses that are not otherwise paid from the proceeds of the $65,000 note.

The Company may pay insiders, including Directors, finder’s fees and/or commissions at market rates in connection with acquisitions of properties or the borrowing of funds.

The Company will pay legal fees to Husch Blackwell LLP, including a retainer equal to 1% of all amounts of capital raised (in cash or in-kind).  The terms of the Company’s engagement letter with Husch Blackwell are not limited to this offering. The sole member-manager of the Original Manager is Charles Christian Kirley.  Mr. Kirley is a partner in Husch Blackwell LLP.

The tables below set forth the fees that the Company’s Directors, affiliates and certain insiders may receive from the offering and sale to the public of five million (5,000,000) Shares at Ten Dollars ($10.00) per Share.  The tables assume that net proceeds will be invested in properties or held in cash reserves.  There can be no assurance that any Shares will be sold or that any amount of proceeds can be invested in properties.

Organizational and Offering Stage
Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Maximum Offering

2309 Holdings, LLC and/or its sole member-manager	Reimbursement of amounts advanced in connection with the registration, offering and listing of the Shares, including legal and accounting fees and expenses	$200,000

2309 Holdings, LLC and/or its sole member-manager	Reimbursement of amounts advanced in connection with Company operations	$100,000 - total not to exceed 0.4% of amounts raised in the offering

Husch Blackwell LLP	Payment of retainer equal to 1% of all capital raised (in cash or in-kind)	$500,000

Operating Stage
Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Maximum Offering

2309 Holdings, LLC and/or its sole member-manager	Reimbursement of amounts advanced in connection with Company operations	$100,000 - total not to exceed 0.4% of amounts raised in the offering

Directors	Real estate brokerage commissions and finders fees	$100,000 maximum

Directors	Loan brokerage commissions	$20,000 maximum

For more information on fees payable to the Directors or their Affiliates, please see “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES” beginning on page 43.

Conflicts of Interest - The Company’s Directors and their Affiliates will experience conflicts of interest in connection with the management of the Company, including the following:

•	The Company’s Directors and their Affiliates have legal and financial obligations with respect to other entities which may be similar to their obligations to the Company.

•	The Company’s Directors and their Affiliates have to allocate their time between the Company and other activities, including other entities with which they are involved.

•	The amount of the compensation, real estate commissions or loan brokerage commissions payable to the Company’s Directors will affect the overall rate of return on the Shares.

•	The fees of the Company’s Directors are not determined based on arms-length negotiations.

•	The same legal counsel, Husch Blackwell LLP, currently represents the Company and some of the Directors and/or their Affiliates from time to time.

•	The Company’s Directors and their Affiliates have the right to conduct other business and to compete with the Company’s business.

•
The Company’s Directors and their chosen advisors and third-party professionals are responsible for arranging substantially all of the acquisitions invested in by the Company, and may favor transactions that enhance fees payable to themselves.

•
The entity that serves as the current Director of the Company is 2309 Holdings, LLC, a Missouri limited liability company whose sole current member and manager is Charles Christian Kirley. Mr. Kirley is a partner of the Company’s legal counsel, Husch Blackwell LLP in its Kansas City, Missouri office.

Prior Performance Summary - The Company has no operating history and no current cash flow from operations.  None of the Company’s Directors or affiliates has ever sponsored any real estate program of any kind, either public or nonpublic.  For a description of the business experience and background of the Company’s Directors, see “MANAGEMENT - Current Director of the Company and Post IPO Date Independent Directors” each beginning on page 32.

Investment Objectives and Criteria - The Company will be in the business of investing in residential, commercial and industrial real estate on an unleveraged basis.  The Company’s objective is to preserve and protect the capital of investors, provide a stable level of operating cash flow for distribution to Shareholders as well as to increase Shareholder value through prudent management of its real estate assets and diligent assessment of investments.  The Company hopes to capitalize on its status as a publicly traded partnership to access capital at a lower cost and to take immediate advantage of what are perceived to be significant opportunities to purchase stable, income producing properties at a price that will allow reasonable returns.  The Company expects to evaluate a number of different opportunities and to pursue the most attractive opportunities based upon its analysis of the risk/return tradeoffs.

The Company presently intends to:

•	Seek investments in real estate properties that have a stable historic, current and projected level of operating cash flow;

•	Increase the Company’s access to capital; and

•	Utilize its access to capital to take advantage of what are perceived to be significant income-based investment opportunities in the real estate sector on an unleveraged basis.

The Company is a perpetual life, income oriented company and, therefore, will continue to own properties as long as it believes ownership helps attain the Company’s objectives.

The Company will attempt to diversify the Company’s portfolio of properties to avoid dependence on any one particular tenant, type of facility, geographic location, tenant industry or tenant employer.  By diversifying its portfolio, the Company hopes to reduce the adverse effect on the Company of a single underperforming investment, a downturn in any particular industry or loss of a local employer.

Income Tax Considerations - The income tax aspects of owning the Shares are varied, quite complex and may not be identical for all investors.  Tax consequences will be a function of all facts and circumstances (i) involved in the acquisition, ownership, operation and sale of the Company’s assets and (ii) surrounding each individual investor.  See “INCOME TAX CONSIDERATIONS” beginning on page 59.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM OWNING SHARES.

Distributions - The Company will pay quarterly distributions of all cash flow from operations that is not spent or reserved to holders of the Shares out of funds legally available therefor on the basis of the closing of the books for each calendar month.  Operating cash flow does not include loan proceeds, offering proceeds or proceeds from the sale of the Company’s assets.

The proceeds from sales of assets or loan proceeds shall not be distributed but shall be allocated to cash reserves, used for operating expenses or reinvested in assets owned by the Company unless the Board of Directors, in its sole discretion, determines otherwise, in which case, capital receipts shall be distributed as soon as practicable to the Shareholders after such determination.

Operating cash flow and capital receipts for each month shall be determined in accordance with the accounting methods determined by the Directors and Accountants and followed by the Company.

The level and timing of distributions will depend on, among other things, the operating cash flow, which will be affected by many factors including earnings of the Company, its financial condition, amounts that the Board decides to pay its members and others, expenses, occupancy levels, capitalization rates used in negotiating acquisitions, any debt obligations, reinvestment policies, reserve policies and such other factors as the Board of

Directors deems relevant.  Distributions to the Shareholders may be subject to preferences on distributions on securities which may be issued by the Company in the future.

These policies are not within the discretion of the Board of Directors and may not be changed from time to time without an amendment of the Company’s operating agreement.  However, in setting the level of expenditures and cash reserves, it is expected that the Board of Directors will have a significant degree of indirect control over the distributions to the Shareholders.  In making these determinations, the Board will take into account, among other things, the Company’s financial performance, need of funds for cash reserves, Directors’ and others’ compensation, capital improvements, tax consequences to Shareholders and new investment opportunities.  See “DESCRIPTION OF SHARES - Distribution Policy” beginning on page 83.

Capital Accounts - A capital account will be established and maintained for each Shareholder.  Each Shareholder’s capital account will be adjusted to reflect allocations of the Company’s net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or of expenses or losses.  For a more detailed explanation of the capital account maintained for each Shareholder, See “INCOME TAX CONSIDERATIONS - ‘At Risk’ Limitations on Losses” at page 62.  A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of a Shareholder’s interest in the Company.

No Redemption of Shares - Shareholders will have no right of redemption in connection with any of the Shares.

No Restrictions on Sale and Transfer of Shares - The Company has placed no restrictions on the sale and transfer of Shares other than as set forth above in the “INVESTOR SUITABILITY STANDARDS” section beginning on page 1.  However, some of the other factors that may prevent an investor from transferring Shares include:

•	No public market exists for the Shares, and one may never develop;

•	Securities law restrictions; and

•	Determinations regarding tax consequences of investments as well as the status of the Company as a partnership for federal income tax purposes.

Summary of Company’s Operating Agreement - An investor’s rights and obligations as a Shareholder of the limited liability company and a Shareholder’s relationship with the Directors of the Company will be governed by the Company’s operating agreement. Please refer to “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT” beginning on page 88 of this Prospectus for more detailed information concerning the terms of the Company’s operating agreement.  A complete copy of the Company’s operating agreement is attached as Exhibit B to this Prospectus. Some of the significant features of the Company’s operating agreement include:

•	Certain provisions of the Company’s operating agreement severely restrict changes in control of the Company’s management.

•
The Original Shareholder has almost absolute control over the members of the Board of Directors until the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00).  Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

•	There are staggered terms for members of the Board of Directors, which may affect the ability of the Shareholders to change control of the Board of Directors.

•
The Initial Warrant can be exercised in full if the Company elects to (A) utilize long term debt to acquire any assets owned by the Company or (B) terminate the agreement with Husch Blackwell LLP for legal services.

•	There are restrictions on the use of long term debt to acquire the Company’s assets, which may make it more difficult to attract qualified management and/or certain investors.

•
Most matters submitted to the Shareholders require the affirmative super-majority vote of 75% of the Shares for approval.  In the event of any such vote, a Shareholder will be bound by the majority vote even if the Shareholder did not vote with the majority.

•	There are no cumulative voting rights with respect to the election of Directors.

•	No Shareholders have any preemptive rights or any rights to convert their Shares into any other securities of the Company.

ERISA Information - The sections of this Prospectus entitled “RISK FACTORS - Investors Will Have No Certainty That The  Company’s Shares Will Qualify As “Publicly Offered Securities” Under ERISA, Which Could Result In Greater Than Anticipated Tax Liabilities If They Are Not” at page 25 and “INCOME TAX CONSIDERATIONS - Investments in the Company by Qualified Plans and IRAs” at page 79 describe the effect the purchase of Shares has on individual retirement accounts (IRAs) and retirement plans subject to ERISA and/or the Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing Shares for a retirement plan or an IRA should read carefully these sections.

Additional Information - The Company is subject to the reporting and informational requirements of the Exchange Act and, in accordance therewith, will file reports, proxy statements and other information with the Commission.  This Prospectus constitutes part of a Registration Statement on Form S 11 filed with the Commission by the Company under the Securities Act.  The reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE., Washington, D.C. 20549.  Copies of this material can be obtained by mail from the Public Reference Section of the Commission at 100 F Street, NE., Washington, D.C. 20549 at prescribed rates.  One may obtain additional information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

The Company intends to distribute annual reports to Shareholders containing audited financial statements and a report thereon by the Company’s independent certified public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each calendar year.

Subscriptions - In order to subscribe for Shares, an investor will be required to deliver one executed copy of the Company’s “FORM OF SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY” attached as Exhibit A.  There is a two hundred (200) Share – Two Thousand Dollar ($2,000.00) minimum investment required to purchase Shares from the Company.  The Company must also sell at least $1,000,000 of Shares for cash or in-kind consideration and get the Shares listed on an exchange before December 31, 2011 or the offering will be terminated. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

RISK FACTORS

An investment in the Shares offered hereby is speculative and involves a high degree of risk, including, but not necessarily limited to, the risk factors described below.  Prior to investing in the Shares, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

This Is A Blind Pool Offering, So Investors Will Not Have The Opportunity To Evaluate The Company’s Investments Before The Company Makes Them - Because the Company has acquired no properties and has not yet committed to any investments as of the date of this Prospectus to which to apply proceeds from this offering, the Company is not able to provide investors with information to evaluate the Company’s investments prior to acquisition. The Company will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of properties. The Company has established policies relating to the creditworthiness of tenants and ability of property managers, but the Company’s Board of Directors will have wide discretion in implementing these policies, and investors will not have the opportunity to evaluate potential tenants or property managers. In light of the Company’s desire to purchase properties that the Company believes present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property.  For a more detailed discussion of the Company’s investment policies, see “INVESTMENT OBJECTIVES AND CRITERIA - Acquisition and Investment Policies” at page 51.

Due To A Lack Of Operating History, Investors Will Not Have The Opportunity To Evaluate The Company’s Prior Performance - The Company and its Directors have no operating history.  An investor should not rely upon general business experience or past performance of other real estate investment programs to predict the Company’s future results. The Company was incorporated on December 1, 2009, and, as of the date of this Prospectus, the Company has acquired no properties.  Moreover, neither the Company nor the Company’s advisors have any established financing sources other than the Company’s offering proceeds. If the Company’s capital resources are insufficient to support the Company’s operations, the Company will not be successful.  An investor should consider the Company’s prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like the Company, in their early stage of development. To be successful in this market, the Company must, among other things: (i) identify and acquire investments that further the Company’s investment strategies; (ii) maintain the Company’s network of contacts and agents; (iii) attract, integrate, motivate and retain qualified personnel to manage the Company’s day-to-day operations; (iv) respond to competition for the Company’s targeted properties as well as for potential investors in the Company; and (v) continue to build and expand the Company’s operations structure to support the Company’s business.  The Company cannot guarantee that it will succeed in achieving any of these goals, and the Company’s failure to do so could cause investors to lose all or a portion of their investment.

Investors Will Have No Certainty Regarding A Market  For The Shares - There will be no established market for the Shares.  If any market develops for the Shares, which is not certain, it may be volatile.  The Company has no obligation or intention to establish a redemption policy for Shares.

Investors Will Have No Certainty That The Shares Can Be Listed - At present, the Company does not satisfy the listing requirements of any major national exchange.  There is no assurance that this will ever occur or that the Company will be accepted for listing on any exchange.

Investors Will Have No Certainty Regarding A Trading Price For The Shares - Even if a market for the Shares develops, it is possible that the Shares will trade at prices substantially below the value of the assets of the Company.  The market price of the Shares may be subject to significant volatility and could substantially decrease as a result of increased selling activity by investors who do not wish to continue to hold their Shares, the interest level of investors in purchasing the Shares, the amount of distributions to be paid by the Company and the acceptance by the securities markets of an unleveraged, publicly traded limited liability company as an investment vehicle.

The Price For Shares For The Shares Was Determined Arbitrarily And May Not Reflect The Actual Value Of The Company - The Company arbitrarily determined the Ten Dollar ($10.00) per Share selling price for this offering. Such price bears no relationship to the Company’s book or asset values. Such price also is not necessarily the amount investors would receive for the Shares if they were able to sell them.

Investors May Not Rely On Contributions From Management To Provide Capital For The Company - There is no obligation on the part of management, any sponsor or third party to make contributions or otherwise infuse money into the Company if it encounters monetary difficulties.  As such, the Company may not be able to meet its obligations if it does not have sufficient cash flow.

Investors Will Have No Certainty Regarding Distributions From The Company - There will be no guaranty that distributions will be made at any level.  Distributions will be affected by many factors including the level of compensation that the Directors decide to pay themselves and others, expenses associated with the properties, the capitalization rates at which the Company’s assets are purchased, vacancy rates and the exercise of the Original Shareholder’s rights under the Initial Warrant.

There Is No Assurance That Any Investment Will Be Recovered On A Dissolution Of The Company - In the event of the Company’s dissolution or termination, the proceeds realized from the liquidation of assets, if any, will be distributed to the Shareholders only after the satisfaction of claims of creditors. Accordingly, an investor’s ability to recover all or any portion of its investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders - The Initial Warrant may be exercised in part when the Company raises capital (one (1) Share for each Two Hundred Forty Dollars ($240.00) raised in cash or in-kind) or in full if the Company elects to (A) utilize long term debt to acquire any assets owned by the Company or (B) terminate the agreement with Husch Blackwell LLP for legal services, which will allow the Original Shareholder to immediately obtain a voting block of up to five million (5,000,000) Shares that the Company can be compelled to register with the Commission and list on an acceptable exchange, which may make it more difficult to attract qualified management and/or certain investors.  ANY EXERCISE OF THE INITIAL WARRANT WILL BE DILUTIVE OF THE EQUITY POSITION OF AND RETURNS PAYABLE TO OTHER SHAREHOLDERS. The amount of decrease in net tangible book value per share attributable to the exercise of the Initial Warrant is $0.40 per share or 4%; and the amount of the immediate dilution from the public offering price that will be absorbed by other purchasers of Shares as a result of exercise of the Initial Warrant is $0.40 per share.

The Dilutive Effect Of The Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital - The Initial Warrant may be exercised in part when the Company raises capital (one (1) Share for each Two Hundred Forty Dollars ($240.00) raised in cash or in-kind). Since the Initial Warrant is for five million (5,000,000) Shares, the dilutive effect of the Initial Warrant is not limited to this offering and will continue until the Company has raised $1,200,000,000 in capital ($240 x 5,000,000). Assuming a continued sales price of $10 per Share, the decrease in net tangible book value per share attributable to the exercise of the Initial Warrant in connection with future offerings shall continue to be $0.40 per share or 4%; and the immediate dilution from the public offering price that will be absorbed by other purchasers of Shares as a result of exercise of the Initial Warrant will continue to be $0.40 per share.

There Is No Assurance That Any Suitable Investments Will Be Located By The Company - The Company’s ability to achieve the Company’s investment objectives and to make distributions to the Company’s Shareholders is dependent upon the performance of the Company’s Directors and their chosen advisors and third-party professionals  in locating suitable investments. The current market for properties that meet the Company’s investment objectives is highly competitive, as is the leasing market for such properties. The more Shares the Company sells in this offering, the greater the Company’s challenge will be to invest all of the net offering proceeds on attractive terms, if at all. The Company cannot be sure that it will be successful in obtaining suitable investments on financially attractive terms. In addition, if the Company is unable to invest the Company’s offering proceeds in properties in a timely manner, the Company will invest the proceeds of this offering in Government securities and cash items or, ultimately, terminate the offering and return funds that have not been invested in properties to investors. In such an event, the Company’s ability to pay distributions to the Company’s Shareholders and the returns to the Company’s Shareholders would be adversely affected.

If Suitable Investments Are Identified, There May Be Delays in Acquiring Those Investments - Even if suitable investments are found, the Company could suffer from delays in acquiring suitable investments. As a public company, the Company is subject to the ongoing reporting requirements under the Exchange Act. Pursuant to the Exchange Act, the Company may be required to file with the Commission financial statements of properties the Company acquires or, in certain cases, financial statements of the tenants of the acquired properties. The Company could suffer delays in the Company’s property acquisitions due to these reporting requirements. Furthermore, where the Company acquires properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, an investor could suffer delays in the receipt of distributions attributable to those particular properties. Delays the Company encounters in the selection, acquisition and development of properties could adversely affect a Shareholder’s returns.

If Suitable Investments Are Identified, There May Be Reporting Requirements That Prevent Acquiring Those Investments - As a public company, the Company is subject to the ongoing reporting requirements under the Exchange Act. Pursuant to the Exchange Act, the Company may be required to file with the Commission financial statements of properties the Company acquires or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, the Company will not be able to acquire the property. As a result, the Company may not be able to acquire certain properties that otherwise would be a suitable investment.

If The Company Is Required To Register Under The  Investment Company Act, The Company Will  Not Be Able To Operate As Anticipated - The Company is not registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), based on exceptions that the Company believes are available to the Company. If the Company became obligated to register as an investment company, the Company would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things: (i) limitations on capital structure; (ii) restrictions on specified investments; (iii) prohibitions on transactions with affiliates; and (iv) compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change the Company’s operations.  In order to be excluded from regulation under the Investment Company Act, the Company intends to engage primarily in the business of buying operating interests in real estate.  The position of the staff of the Commission’s Division of Investment Management generally requires such entities to maintain at least fifty-five percent (55%) of their assets directly in qualifying real estate interests in order to maintain an exception to the Investment Company Act. Generally, directly held fee interests, tenant-in-common interests (“TICs”) and interests in joint ventures that own qualifying assets may constitute qualifying real estate interests under this exception if certain conditions are met.  The Company’s ownership of TICs and real estate joint venture interests, therefore, will be limited by provisions of the Investment Company Act and Commission staff interpretations.  Generally, the Commission’s Division of Investment Management has taken no formal position as to whether TICs should be treated as qualifying assets.  To maintain compliance with the Company’s exception to the Investment Company Act, the Company may be unable to acquire assets the Company would otherwise wish to acquire.  In addition, the Company may have to acquire additional income- or loss-generating assets that the Company might not otherwise have acquired. If the Company became required to register as an investment company but failed to do so, the Company could be prohibited from engaging in the Company’s business and criminal and civil actions could be brought against the Company. In addition, the Company’s contracts could be unenforceable, and a court could appoint a receiver to take control of the Company and liquidate the Company’s business.

A Lack Of Detailed Information At The Time Decisions Must Be Made By The Company May Result In Uninformed Decisions By The Company - To effectively compete for the acquisition of properties, the Company’s Directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of the Company’s analysis and due diligence on property acquisitions. In such cases, the information available to the Company’s Directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and the Company’s Directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that the Company’s Directors will have knowledge of all circumstances that may adversely affect an investment. In addition, the Company’s Directors expect to rely upon independent advisors, consultants and other third-party professionals in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such sources.

The Specific Independent Advisors, Consultants And Other Third-Party Professionals That The Directors May Rely On In Connection With Their Evaluation Of Proposed Investment Properties Have Not Yet Been Identified, Investors Will Not Have The Opportunity To Evaluate The Company’s Choice Of Such Advisors Prior To

Making An Investment - Because the Company has not yet identified or engaged any independent advisors, consultants and other third-party professionals in connection with the evaluation of any proposed investment properties, no specific information concerning any such advisors is available to allow investors to assess capabilities in advance of an investment.  However, as a general practice, the Company anticipates that no advisors will be engage who are not properly qualified and, where required, licensed to perform the functions for which they are engaged.

Competition For Investors May Prevent The Company From Raising Funds - The Company also faces competition for investors from the entire spectrum of income-based investment opportunities.  There can be no assurance that the Company will be able to compete successfully.

There Is No Assurance Concerning The Company’s Ability To Raise Adequate Funds Or Diversify Its Investments - This offering is self-underwitten, and the Company will use its best efforts to sell the Shares by presenting this Prospectus and any supplemental sales materials identified herein to potential investors and their advisors.  No arrangements have been made or agreements reached with anyone to sell the Company’s securities.  All fees and commissions owed to advisors and/or brokers in connection with the purchase of Shares shall be the sole responsibility of the investor.  The Company will not be responsible for or pay any sales commissions or fees.  As a result, the Company cannot assure investors of the amount of proceeds that will be raised in this offering. If the Company is unable to raise substantial funds in this offering, the Company will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which the Company’s investments are located and the types of investments that the Company acquires. In such event, the likelihood of the Company’s profitability being affected by the performance of any one of the Company’s investments will increase. In the event the Company is not able to raise a substantial amount of offering proceeds, the Company will most likely make the Company’s investments through one or more joint ventures with third parties and may only be able to make one investment. If the Company is able to make only one investment, the Company would not achieve any diversification of the Company’s assets. Additionally, the Company is not limited in the number or size of the Company’s investments or the percentage of net proceeds the Company may dedicate to a single investment. An investor’s investment in the Company’s Shares will be subject to greater risk to the extent that the Company lacks a diversified portfolio of investments. In addition, if the Company is unable to raise substantial funds, the Company’s fixed operating expenses, as a percentage of gross income, would be higher, and the Company’s financial condition and ability to pay distributions could be adversely affected.

Competition For Properties From Unrelated Parties May Prevent The Company From Making Investments - The Company faces competition to purchase properties from developers, funds, insurance companies, private individuals, investment companies, REITs and other real estate companies.  There can be no assurance that the Company will be able to compete successfully.

Competition With Affiliates May Reduce Available Properties, Tenants And Purchasers Of Properties - The Original Manager and Directors currently have no Affiliates that are in competition with the Company.  However, future Affiliates of the Directors or Original Manager may have investment policies similar to those of the Company.  Such Affiliates, therefore, may come to be in competition with the Company for properties, purchasers and sellers of properties, tenants and financing.  Future Affiliates of the Directors or Original Manager may sponsor additional publicly traded partnerships or other investment entities, public and/or private or may provide acquisition or management services to third parties, some of which may have the same investment objectives and may be in a position to acquire properties in competition with the Company.

In the event that a potential investment might be suitable for the Company and an Affiliate, the decision as to which entity will make the investment will be made by the Directors.  The Directors will review the investment portfolios of each entity and other factors such as cash flow, the effect of the acquisition on the diversification of each entity’s portfolio, the length of the term of the leases, renewal options, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the various ways in which the potential investment can be structured.  Consideration will be given to joint ownership (e.g., tenancy in common or joint venture arrangement) of a particular property determined to be suitable for the Company and an Affiliate in order to achieve diversification of each entity’s portfolio.  In any joint ownership, the investment by each entity will be on substantially the same economic terms and conditions, and each investment entity may have a right of first refusal to purchase the interest of the other, if a sale of that interest is contemplated.  To the extent that a particular property might be determined to be suitable for more than one investment entity, the investment will be made by the most appropriate investment entity after consideration of the factors identified above.

Property Management By Affiliates May Result Conflicts Of Interest In Dealing With Tenants - It is possible that some of the third-party property managers utilized by the Company may also be or become affiliates of the Company by virtue of ownership or other positions in the Company.  As it is anticipated that these third-party property managers will also own and/or manage other properties in which they have a financial interest, there will be the potential for conflicts of interest in how these property managers deal with prospective, current and delinquent tenants.  They may favor their other interests over the interests of the Company.

Restrictions On Changes in Control May Prevent the Company From Attracting Qualified Management - Certain provisions of the Company’s operating agreement severely restrict changes in control of the Company’s management.  These include provisions which: (i) give the Original Shareholder almost absolute control over the members of the Board of Directors until the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00); (ii) provide for staggered terms for members of the Board of Directors after the aforementioned capitalization has been realized, which may affect the ability of the Shareholders to change control of the Board of Directors; (iii) allow the Initial Warrant to be exercised in full if the Company elects to (A) utilize long term debt to acquire assets owned by the Company or (B) terminate the agreement with Husch Blackwell LLP for legal services, which will allow the Original Shareholder to immediately obtain a voting block of up to five million (5,000,000) Shares that the Company can be compelled to register with the Commission and list on an acceptable exchange; (iv) limit the Company’s ability to issue warrants other than the Initial Warrant; (v) limit the Company’s ability to issue additional classes of stock, which may make it difficult to attract certain investors; and (vi) restrict the use of long term debt to acquire the Company’s assets – all of which may make it more difficult to attract qualified management.  In addition, since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  See “DESCRIPTION OF SHARES” beginning on page 82 and “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES” beginning on page 43.

Restrictions On Changes In Control May Prevent The Company From Attracting Investors - Certain provisions of the Company’s operating agreement severely restrict changes in control of the Company’s management.  These include provisions which: (i) give the Original Shareholder almost absolute control over the members of the Board of Directors until the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00); (ii) provide for staggered terms for members of the Board of Directors after the aforementioned capitalization has been realized, which may affect the ability of the Shareholders to change control of the Board of Directors; (iii) allow the Initial Warrant to be exercised in full if the Company elects to (A) utilize long term debt to acquire assets owned by the Company or (B) terminate the agreement with Husch Blackwell LLP for legal services, which will allow the Original Shareholder to immediately obtain a voting block of up to five million (5,000,000) Shares that the Company can be compelled to register with the Commission and list on an acceptable exchange; (iv) limit the Company’s ability to issue warrants other than the Initial Warrant, which may make it more difficult to attract qualified management; (v) limit the Company’s ability to issue additional classes of stock; and (vi) restrict the use of long term debt to acquire the Company’s assets – all of which may make it more difficult to attract qualified investors.  In addition, since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  See “DESCRIPTION OF SHARES” beginning on page 82and “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES” beginning on page 43

Economic Trends May Negatively Impact The Company’s Performance  - Values of residential, commercial and industrial properties are affected by the general economic trends, overall economic climate, local conditions such as an oversupply of space or reduction in demand for real estate in a given area and competition from other available residential, commercial and industrial space.  The current economic trends in real estate have a number of negative attributes including decreasing values, inability to find necessary financing, increased vacancy rates and over-supply in areas such as condominium units and retail space.  There is no assurance that there will be any improvement in current economic trends in real estate, and the situation may get worse.  Any one or more negative economic trends may have a negative impact on an investment in the Company.

Government Policies May Negatively Impact The Company’s Performance - Real estate values are also affected by such factors as changes in government policy, government regulations and subsidies, changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws.  Any one or more changes in government policy may have a negative impact on an investment in the Company.

The Need To Use Leverage May Negatively Impact The Company’s Performance - While none of the Company’s properties are anticipated to be encumbered by long-term debt, the Company’s operating agreement gives the Directors the right to use seek Shareholder approval to cause the Company to place nonrecourse debt against each Company property for timing purposes in connection with acquisitions and in situations where operating capital is needed to meet operating expenses or capital needs associated with the formation or operation of the Company (including costs associated with the registration or listing of the Shares) and/or the operation, maintenance or improvement of the Company’s assets.  Absent a special determination by the Board of Directors that amounts borrowed are no longer needed for their intended purpose, no such financing proceeds will be distributed to the Shareholders.  Also, with the approval of seventy-five percent (75%) or more of the Shareholders, long-term debt may be incurred in connection with the acquisition of the Company’s assets.  In any such event, the Company will become leveraged and, thereby, incur debt service, which may adversely affect the Company’s ability to make distributions to Shareholders and cause the Company to have risk of default on its obligations.

If the Company incurs substantial debt, it will be subject to the following risks: (i) the Company could lose its interests in properties given as collateral for secured borrowing if the required principal and interest payments are not made when due; (ii) the Company’s cash flow from operations may not be sufficient to retire these obligations upon their maturity, making it necessary for the Company to raise additional debt and/or equity for the Company or dispose of some of the Company’s assets to retire the obligations; and (iii) the Company’s ability to borrow additional funds may be restricted.

Uninsured Losses May Negatively Impact The Company’s Performance - Although the Company will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by lessors, on leased properties, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes and floods) that are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property owned by the Company, the Company and investors could lose both invested capital and anticipated profits from such investment. In addition, insurance may not be available for theft, vandalism, hazardous substances, floods or earthquakes on all real estate owned and losses may result from such causes thereby adversely affecting profitability.

Losses Associated With Casualties May Negatively Impact The Company’s Performance - The Company’s leases may permit the tenant to terminate its lease in the event of a substantial casualty.  Should such an event occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties.  There can be no assurance that any such insurance proceeds will equal the value of the property or the Company’s investment in the property.  Any such lease termination could adversely affect the Company’s income and cash flow.

Losses Associated With Condemnations May Negatively Impact The Company’s Performance - The Company’s leases may permit the tenant to terminate its lease in the event of a taking by eminent domain of a substantial portion of a property.  Should such an event occur, the Company generally will be compensated by a condemnation award.  There can be no assurance that any such condemnation award will equal the value of the property or the Company’s investment in the property.  Any such lease termination could adversely affect the Company’s income and cash flow.

Any Tenant’s Failure To Pay Rent Will Negatively Impact The Company’s Performance - The financial failure or other failure to pay of one or more tenants will cause a reduction of the cash flow of the Company and/or decrease the value of the property leased to such tenants.  If a tenant defaults on its lease payments to the Company, the Company would lose not only the net cash flow from such tenant, but also might use cash generated from other properties to meet expenses, including any mortgage payments on such property in order to maintain ownership and prevent a foreclosure.  The Company could also experience legal expenses and delays in enforcing its rights against tenants.

Termination Of Defaulted Leases May Negatively Impact The Company’s Performance - The financial failure or other failure to pay of one or more tenants could result in the termination of the defaulting tenants’ leases with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the property leased to such tenants.  If a lease is terminated, there can be no assurance that the Company will be able to re lease the property for the same amount of rent previously received or will be able to sell the property without incurring a loss.  The Company could also experience legal expenses and delays in enforcing its rights against tenants.

Special Purpose Leases May Negatively Impact The Company’s Performance - The Company may enter into or acquire Net Leases with tenants for properties that are specially suited to the particular needs of a tenant.  Such a property may require renovations or lease payment concessions in order to re lease it to another tenant upon the expiration or termination of the current lease.  The Company may also have difficulty selling a special purpose property to a party other than the tenant for which the property was designed.

Bankruptcy Proceedings Involving Tenants May Negatively Impact The Company’s Performance - The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings.  Under bankruptcy law, a tenant has the option of continuing or rejecting an unexpired lease.  If the tenant continues its lease with the Company, the tenant must cure all monetary defaults under the lease and provide the Company with adequate assurance of its future performance under the lease.  If the tenant terminates the lease, the Company’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim.  The amount of the claim would be capped at the amount owed for unpaid pre petition lease payments unrelated to the termination plus the greater of one year’s lease payments or fifteen percent (15%) of the remaining lease payments payable under the lease (but not to exceed three years’ lease payments).

Recharacterization Of Net Leases In Bankruptcy As Not “True Leases” Will Negatively Impact The Company’s Performance - Although the Company believes that any Net Lease transaction it enters into will be a “true lease” for purposes of bankruptcy law, depending on the terms of the lease transaction, including the length of the lease and terms providing for the repurchase of a property by the tenant, it is possible that a bankruptcy court could recharacterize a Net Lease transaction as a secured lending transaction.  If a transaction were recharacterized as a secured lending transaction, the Company would not be treated as the owner of the property and could lose certain rights as the owner in the bankruptcy proceeding.

Participation In  Joint Ventures May Negatively Impact The Company’s Performance - The Company may participate in joint ventures.  An investment by the Company in a joint venture which owns properties, rather than a direct investment in such properties, may involve certain risks, including the possibility that the Company’s joint venture partner may become bankrupt, may have economic or business interests or goals which are inconsistent with the business interests or goals of the Company or may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company’s policies or objectives.  Actions by the Company’s joint venture partner might, among other things, result in subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, exposing the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities or having other adverse consequences for the Company.  In a case where the joint venturers each own a fifty percent (50%) interest in a venture, they may not be able to agree on matters relating to the properties owned by the venture.  Although each joint venturer may have a right of first refusal to purchase the other venturer’s interest in a property if a sale is desired, the joint venturer may not have sufficient resources to exercise its right of first refusal.

The Company may from time to time participate jointly with publicly registered investment programs or other entities sponsored by the Directors, the Original Manager or one of their affiliates in investments as tenants in common or in some other joint venture arrangement.  The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy in common, each co tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property.  The Company and Directors may also experience difficulty in enforcing the rights of the Company in a joint venture with an affiliate due to the fiduciary obligation the involved Director may owe to the other partner in such joint venture.

Risks Associated With  Co-Tenancy Arrangements That Otherwise May Not Be Present In Non-Cotenancy Real Estate Investments May Negatively Impact The Company’s Performance - The Company may enter into tenant-in-common or other co-tenancy arrangements with respect to a portion of the properties the Company acquires. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate, including the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with the Company’s business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to the Company’s instructions or requests or contrary to the Company’s policies or objectives;

•
the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under them applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•
the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise diversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender; or

•
the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement.

If The Company Incurs Environmental Liabilities, The Company’s Performance Will Be Negatively Impacted - Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property or may be held liable to governmental entities or to third parties for property or natural resource damage and for investigation, clean up and other costs incurred by such parties in connection with the contamination.  Such laws typically impose clean up responsibility and liability without regard to whether the owner knew of or caused the presence of the contamination, and the liability under such laws has been interpreted to be joint and several, unless the harm is capable of apportionment and there is a reasonable basis for allocation of responsibility.  The Company’s leases will generally provide that the tenant is responsible for compliance with applicable laws and regulations.  This contractual arrangement does not eliminate the Company’s statutory liability or preclude claims against the Company by governmental authorities or individuals or entities who are not parties to such arrangement.  Contractual arrangements in the Company’s leases may provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable.  The cost of an investigation and clean up of site contamination can be substantial, and the fact that the property is or has been contaminated, even if remediated, may adversely affect the value of the property and the owner’s ability to sell or lease the property or to borrow using the property as collateral.  In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs that it incurs in connection with the contamination, and certain state laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party.  Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

Other federal, state and local laws, regulations and ordinances govern the removal or encapsulation of asbestos containing material when such material is either in poor condition or in the event of building remodeling, renovation or demolition.  Still, other federal, state and local laws, regulations and ordinances may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance.  In addition, federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits, licenses or approvals in connection with, the discharge of wastewater and other water pollutants, the emission of air pollutants, the operation of air or water pollution equipment, the generation, storage, transportation, disposal and management of materials classified as hazardous or nonhazardous waste, the use of electrical equipment containing polychlorinated biphenyls, the storage or release of toxic or hazardous chemicals and workplace health and safety.  Noncompliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a property which could affect the financial health of a tenant and its ability to make lease payments.  Furthermore, if there is a violation of such a requirement in connection with the tenant’s operations, it is possible that the Company, as the owner of the property, could be held accountable by governmental authorities for such violation and could be required to correct the violation.  See “INVESTMENT OBJECTIVES AND CRITERIA - Investments in Real Property” at page 52 for a discussion of certain environmental matters relating to the properties and the measures the Company currently undertakes by means of prepurchase site assessments, financial assurances and indemnification provisions and other protective lease terms to address potential liabilities.

Existing Limitations On Director Liability May Limit Investors’ Remedies - The Missouri Limited Liability Company Act permits the limitation of liability for the Directors and officers to Shareholders.  The Company’s operating agreement adopts these limitations and also contains indemnity provisions for Directors and officers, in each case, to the fullest extent permitted by law.  The Company is also obligated to enter into Indemnification Agreements with all Directors (and their individual managers, if applicable). Such indemnification provisions may make management less diligent on behalf of the investor than if such provisions did not exist.  See “MANAGEMENT - “Limitations on Liability of Directors and Officers of the Company”, “Standard of Care” and “Indemnification” each at page 37.

The Company’s Uncertain Compensation Structure Limits Investors’ Ability To Assess Expected Expenses Of The Company - The Company is unable to state with certainty the amounts that will be paid as compensation to the Directors.  Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time. As a result, there is a risk that Shareholders will not have the opportunity to judge ahead of time whether the compensation realized by the Company’s Directors is commensurate with the return generated by the properties.

Compensation To Management Will Reduce Distributable Amounts - The Company’s Directors and their affiliates will perform services for the Company in connection with the offer and sale of the Shares, the selection and acquisition of investments and the administration of the Company and its investments. They will be paid substantial fees for these services that will be determined by a vote of the Directors themselves, which will reduce the amount of cash available for investment in properties or distribution to Shareholders.  In addition, amounts may be paid in the form of commissions or finder’s fees.  Any increase in the commissions or finder’s fees paid will have a direct, adverse effect upon the overall rate of return to investors. This conflict of interest will exist in connection with every payment to the Directors, and investors must rely upon the fiduciary duties of the Directors to protect their interests.

Conflicts Resulting From Time Allocation Could Impair The Company’s Operations - The Company’s Directors and their affiliates have conflicts of interest in allocating their time and/or the time of their personnel between the Company and other activities in which they are involved.  As a result, there will exist conflicts of interest on the part of the Company’s Directors between the Company and the other occupations, programs or investors with which they are affiliated at such time.

Conflicts From Using Same Legal Counsel Could Impair Continuity Of Legal Representation - The same legal counsel currently represents the Company and some of the Directors and/or their affiliates from time to time, and if the interests of the parties become adverse, under the code of professional responsibility, the Company’s legal counsel may be precluded from representing either party.

Cash Reserves May Not Be Adequate - The Company intends to maintain cash reserves to meet obligations, including replacements and operating expenses. The Company believes such reserves are reasonably sufficient for contingencies. If for any reason cash reserves are insufficient, the Company will have to use cash flow, borrow the required funds or liquidate some or all of its assets. In the event the Directors deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to the Company. Such a result might require the Company to liquidate its investments and abandon its activities.

Dependence On Key Personnel Could Impair The Company’s Operations - The Company is dependent on the efforts of the Directors and their chosen advisors and third-party professionals. While the Company believes that the Directors and their chosen advisors and third-party professionals could be replaced from a variety of sources, the loss of the services of any one or more of the Directors and/or and their chosen advisors and third-party professionals could have a temporary or lasting adverse affect on the operations of the Company.

There Are Potential Tax Risks Associated With Income And Loss  Allocations That Could Result In Greater Than Anticipated Tax Liabilities - There is a possibility that: (i) taxable income or gain allocable to a Shareholder will exceed the cash distributed by the Company to the Shareholder, resulting in tax payments being required from individual assets of a Shareholder; (ii) the IRS will not give effect to the allocation of Income and Losses provided by the Company’s operating agreement and reallocate Income and Losses so as to cause a Shareholder taxable income or loss to be different from that reported by the Company.  See “INCOME TAX CONSIDERATIONS” beginning at page 59 for further details with respect to this and other possible tax consequences of the ownership of Shares.

There Are Potential Tax Risks Associated With The Disallowance of Deductions That Could Result In Greater Than Anticipated Tax Liabilities - There is a possibility that the IRS will disallow as current deductions certain payments made for management and other services in connection with the Company’s properties, especially where such payments are made to the Directors, Original Shareholder or their affiliates, and, thereby, increase the Company’s taxable income or decrease the Company’s tax loss.  See “INCOME TAX CONSIDERATIONS” beginning at page 59 for further details with respect to this and other possible tax consequences of the ownership of Shares.

There Are Potential Tax Risks Associated With IRS Challenges To Expense Characterizations That Could Result In Greater Than Anticipated Tax Liabilities - There is a possibility that the IRS will challenge the allocations of acquisition costs of real property between land and depreciable improvements, the characterization and purpose of various payments made to sellers of properties or affiliates of the Directors or the legal characterization of the Company’s interest in a property and, thereby, increase the Company’s taxable income or decrease the Company’s tax loss.  See “INCOME TAX CONSIDERATIONS” beginning at page 59 for further details with respect to this and other possible tax consequences of the ownership of Shares.

There Are Potential Tax Risks Associated With Limits On The Deductibility Of Losses That Could Result In Greater Than Anticipated Tax Liabilities - There is a possibility that application  of the “at risk” rules could limit the deductibility of Company losses, if any.  See “INCOME TAX CONSIDERATIONS” beginning at page 59 for further details with respect to this and other possible tax consequences of the ownership of Shares.

There Is A Risk That IRS Audits Of The Company May Trigger Individual Audits That Could Increase Expenses For Investors And That Could Result In Greater Than Anticipated Tax Liabilities - There is a possibility that an audit of the Company’s information return may result in an audit of an individual tax return.  This could result in an increase in the investor’s expenses and tax liability.  See “INCOME TAX CONSIDERATIONS” beginning at page 59 for further details with respect to this and other possible tax consequences of the ownership of Shares.

There Is A Risk That Certain Investors May Incur Unrelated Business Taxable Income, Which Could Result In Greater Than Anticipated Tax Liabilities - There is a possibility that a tax exempt entity, an IRA or a qualified pension or profit sharing plan (including a Keogh) or stock bonus plan which invests in Shares may receive unrelated business taxable income and could become subject to federal income tax. Unrelated business taxable income is income generated by a tax-exempt entity by means of taxable activities. This income is not related to the main function of the charitable entity. A more detailed explanation of unrelated taxable income is set forth in IRS

Publication 598. See “INCOME TAX CONSIDERATIONS” beginning at page 59 for further details with respect to this and other possible tax consequences of the ownership of Shares.

There Is A Risk That Tax Law And Policy May Change, Which Could Result In Greater Than Anticipated Tax Liabilities - Holders of Shares should be aware that federal income taxation rules are constantly under review by the IRS, resulting in revised interpretations of established concepts.  The IRS pays close attention to the proper application of tax laws to partnerships.  The present federal income tax treatment of an investment in the Company may be modified by legislative or judicial action at any time, and any such action may adversely affect investments and commitments previously made.  In order to achieve compliance with certain changes in federal income tax regulations and legislation, the Company’s operating agreement may be modified from time to time by the Directors without the consent of the Shareholders.  In some circumstances, such revisions could have an adverse impact on some or all of the Shareholders.

There Is A Risk That The Expense Of Reporting Tax Items On Personal Returns Will Exceed Any Benefits Derived From The Company - The Company has been formed as a Missouri limited liability company. For federal tax purposes the Company is taxed as a partnership and is not a taxable entity.  Thus, the Shareholders must report on their own federal income tax returns (and such other returns as may be applicable), their respective shares of all items of income, gain, loss, deduction, credit (if any) and alternative minimum tax preferences or adjustments generated by the Company each year, whether or not any distributions are received from the Company that year.  See “INCOME TAX CONSIDERATIONS - Shareholders, Not Company, Subject to Tax” at page 59.

Investors Will Have No Certainty Regarding The Tax Status Of The Company As A Partnership, Which Could Result In Greater Than Anticipated Tax Liabilities - The Company will not apply for an IRS ruling that it will be classified as a partnership rather than an association taxable as a corporation for federal income tax purposes.  The Company has received the opinion of Husch Blackwell LLP that the Company will be classified as a partnership for federal income tax purposes.  An opinion of counsel is not, however, binding upon the IRS or the courts.  In addition, such opinion is subject to certain conditions.  See “INCOME TAX CONSIDERATIONS - Classification as a “Partnership” at page 58.  The treatment of the Company as a partnership is also dependent upon the present provisions of the Code, the regulations thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change.  The Directors intend to operate the Company so that it will be taxed as a partnership.  If the Company were to be treated as a corporation: (i) the income, deductions and losses of the Company would not pass through to the Shareholders; (ii) the Company would be required to pay federal income taxes on its taxable income, thereby substantially reducing the amount of cash available to be distributed to Shareholders; (iii) state and local taxes could be imposed on the Company; and (iv) any distributions to Shareholders would be taxable to them as dividends to the extent of current and accumulated earnings and profits of the Company.  Finally, the change from treatment as a partnership to treatment as a corporation for federal income tax purposes could be treated as a taxable event in which case Shareholders could have a tax liability without receiving a distribution from the Company.

Investors Will Have No Certainty Regarding Tax Consequences Of Trading Of Shares, Which Could Result In Greater Than Anticipated Tax Liabilities - If the Shares are traded on an established securities market, the Company will be treated as a publicly traded partnership as defined in the Code.  See “INCOME TAX CONSIDERATIONS - Classification as a “Partnership” at page 58.  As a publicly traded partnership, income and loss from the Company allocable to the Shareholders likely will be treated as passive activity income and loss from the Company.  Generally, a passive activity loss from the Company may be used only to offset passive income from the Company.  See “INCOME TAX CONSIDERATIONS - Limitations on Deductibility of Passive Activity Loss Limitations” at page 62.  Additionally, if the Company is a publicly traded partnership and less than ninety percent (90%) of its gross income consists of, among other things, interest, dividends, real property rents, gain from the sale or other disposition of real property (including real property treated as inventory to the Company) and gain or loss from the sale or disposition of a capital asset (or Section 1231 asset), the Company will be treated as a corporation for federal income tax purposes and the adverse effects noted above would apply.  Based on the Company’s intended operations, it is anticipated that the Company will not be treated as a corporation for federal income tax purposes.

Classification Of Investors’ Returns As Passive Activity Income May Limit Investors’ Ability To Currently Deduct Losses Or Claim Federal Income Tax Credits Associated With An Investment, Which Could Result In

Greater Than Anticipated Tax Liabilities - If an investor does not materially participate in Company operations on a regular, continuing and substantial basis, the investor’s interest in the Company will be treated as a passive activity. If an investor is an individual, a closely held corporation or certain other persons and the investor’s interest in the Company is determined to be “passive activity,” the investor’s allocated share of any loss the Company incurs generally will be deductible only against income or gains the investor has earned from passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any Company losses that are passed through to such investor.  In addition, if an investor is passive, the ability to utilize Federal income tax credits attributable to Company activities will be similarly limited.

An IRS Audit Could Result In Adjustments To Company Allocations Of Income, Gain, Loss And Deduction Causing Additional Tax Liability To Shareholders - The IRS may audit Company income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging Company allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities.

Investments In Real Property Located Outside The United States May Negatively Impact The Company’s Performance - The Company does not plan to invest in property located outside the United States.  However, if that were to occur, such investments may be affected by factors peculiar to the laws of the jurisdiction in which such property is located, including but not limited to, land use and zoning laws, environmental laws, laws relating to the foreign ownership of property and laws relating to the ability of foreign individuals or entities to remove profits earned from activities within such country to an individual’s or entity’s country of origin.  These laws may expose the Company to risks that are different from and in addition to those commonly found in the United States.  In addition, such foreign investments could be subject to the risks of adverse market conditions due to changes in national or local economic conditions, currency fluctuation, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

Investors Will Have No Certainty That The  Company’s Shares Will Qualify As “Publicly Offered Securities” Under ERISA, Which Could Result In Greater Than Anticipated Tax Liabilities If They Are Not - The Company has received an opinion of counsel to the effect that based on certain assumptions concerning the public ownership and transferability of the Shares, the Shares should be “publicly offered securities” for purposes of ERISA, and that, consequently, the assets of the Company should not be deemed “plan assets” of an ERISA plan, individual retirement account or other non ERISA plan that invests in the Shares.  If the Company’s assets were deemed to be plan assets of any such plan, then, among other consequences, certain individuals or entities exercising discretion as to the Company’s assets would be fiduciaries under ERISA, transactions involving the Company undertaken at their direction or pursuant to their advice might violate ERISA, and certain transactions that the Company might enter into in the ordinary course of its business might constitute “prohibited transactions” under ERISA and the Code.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional one hundred percent (100%) excise tax if the prohibited transaction is not “corrected.”  Such taxes would be imposed on any disqualified individual or entity who participates in the prohibited transaction.  In addition, certain individuals or entities subject to ERISA, exercising discretion as to the Company’s assets who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach and to make good to the plan any losses incurred by the plan as a result of such transaction or breach.  With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA or his beneficiary would cause the IRA to lose its tax exempt status under Section 408(e)(2) of the Code.

Section 1031 Tenant-in-Common Transactions May Cause The Company To Incur Additional Expenses And Impair Its Performance - The Company may have increased exposure to liabilities from litigation as a result of any participation by the Company in Section 1031 tenant-in-common transactions. Section 1031 tenant-in-common transactions (Section 1031 TIC Transactions) are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Code (1031 Participants). The Company

may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions. In certain Section 1031 TIC Transactions it is anticipated that the Company would receive fees in connection with the Company’s provision of accommodation in support of the transaction and, as such, even though the Company does not sponsor these Section 1031 TIC Transactions, the Company may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants.  Any amounts the Company is required to expend defending any such claims will reduce the amount of funds available for investment by the Company in properties and may reduce the amount of funds available for distribution to the Company’s Shareholders. In addition, disclosure of any such litigation may adversely affect the Company’s ability to raise additional capital in the future through the sale of Shares.

Audits Triggered By Section 1031 Tenant-in-Common Transactions May Cause Increased Tax Liability - The IRS may determine that the sale of tenant-in-common interests is a “prohibited transaction” under the Code, which would cause all of the gain the Company realizes from any such sale to be payable as a tax to the IRS, with none of such gain available for distribution to the Company’s Shareholders. The IRS may conduct an audit of the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange. The Company may be named in or otherwise required to defend against any lawsuits brought by Shareholders or 1031 Participants in connection with Section 1031 TIC Transactions in which the Company directly sells tenant-in-common interests. In addition, as a seller of tenant-in-common interests, the Company will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction. Any alleged failure by the Company to comply with these requirements could expose the Company to risks of litigation. Any amounts the Company is required to expend defending claims brought against the Company will reduce the amount of funds available for the Company to invest in properties and may reduce the amount of funds available for distribution to the Company’s Shareholders. In addition, disclosure of any such litigation may adversely affect the Company’s ability to raise additional capital in the future through the sale of Shares.

Changes In Tax Law Or Policy Related To Section 1031 Tenant-in-Common Transactions May Cause Such Transactions To Lose Value - Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value.

Investors are not to construe this memorandum as constituting legal or tax advice. Before making any decision to invest in the Company, investors should read this entire memorandum, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

An investor should be aware that the Company will assert that the investor consented to the risks and the conflicts of interest described or inherent in this memorandum if the investor brings a claim against the Company or any of its board members, officers, managers, employees, advisors, agents or representatives.

TERMS OF THE OFFERING

The offering consists of up to five million (5,000,000) Limited Liability Company Shares at Ten Dollars ($10.00) per Share for a maximum offering of Fifty Million Dollars ($50,000,000.00).  There is a two hundred (200) Share – Two Thousand Dollar ($2,000.00) minimum investment required to purchase Shares from the Company.  The Company must also sell at least $1,000,000 of Shares for cash or in-kind consideration and get the Shares listed on an exchange before December 31, 2011 or the offering will be terminated. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income. There are minimum  investor suitability standards.  See “INVESTOR SUITABILITY STANDARDS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.  This offering is self-underwitten, and the Company will use its best efforts to sell the Shares by presenting this Prospectus and any supplemental sales materials identified herein to potential investors and their advisors.  No arrangements have been made or agreements reached with anyone to sell the Company’s securities. All fees and commissions owed to advisors and/or brokers in connection with the purchase of Shares shall be the sole responsibility of the investor.  The Company will not be responsible for or pay any sales commissions or fees. Unless terminated on

December 31, 2011 for failure to sell $1,000,000 of Shares or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.

The Company has obtained an opinion of counsel that: (i) upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement and this Prospectus, the Shares will be validly issued, and fully paid and non assessable limited liability company interests in the Company and (ii) the Shareholders will not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder of the Company, except that a Shareholder may be obligated to repay any funds wrongfully distributed to it.

Subject to any legal limits, the funds derived from the sale of Shares will be used in the following priority to (i) repay the $65,000 note from Charles Christian Kirley, which has currently been used to pay expenses incurred in connection with the offering of the Shares, including, without not limited to, attorneys’ fees and accounting fees and reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares or operations, including, without not limited to, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than selling commissions, which will not be paid by the Company) (ii) fund Company operations and/or repay operating debt, (iii) establish any required cash reserves, (iv) acquire what are believed by the Directors to be stable income producing properties and pay associated Acquisition Expenses and (v) if previously incurred for timing purposes in connection with the acquisition of Company assets, retire acquisition debt.  Until utilized for expenditures, all proceeds (including those allocated to cash reserves) will be invested in Government securities and cash items.

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

The Company will pay quarterly distributions of all cash flow from operations that is not spent or reserved to holders of the Shares out of funds legally available therefor on the basis of the closing of the books for each calendar month.

Capital receipts shall not be distributed but shall be allocated to cash reserves or reinvested in assets owned by the Company unless the Board of Directors, in its sole discretion, determines otherwise, in which case, Capital receipts shall be distributed as soon as practicable after such determination to the Shareholders.

Operating cash flow and capital receipts for each month shall be determined in accordance with the accounting methods followed by the Company.

The level and timing of distributions will depend on, among other things, the operating cash flow, which will be affected by many factors including earnings of the Company, its financial condition, amounts that the Board decides to pay its members and others, expenses, occupancy levels, capitalization rates used in negotiating acquisitions, any debt obligations, reinvestment policies, reserve policies and such other factors as the Board of Directors deems relevant.  Distributions to the Shareholders may be subject to preferences on distributions on securities which may be issued by the Company in the future.  These policies are not within the discretion of the Board of Directors and may not be changed from time to time without an amendment of the Company’s operating agreement.

However, in setting the level of expenditures and cash reserves, it is expected that the Board of Directors will have a significant degree of indirect control over the distributions to the Shareholders.  In making these determinations, the Board will take into account, among other things, the Company’s financial performance, need of funds for cash reserves, Directors’ and others’ compensation, capital improvements, tax consequences to Shareholders and new investment opportunities.  See “DESCRIPTION OF SHARES - Distribution Policy” at page 83.

Upon the liquidation of the Company, the Shareholders will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, payment of expenses and any liquidation preferences on any Shares that may then be outstanding.  Therefore, Shareholders will be entitled to a distribution based proportionately on their ownership of the Company.

No holders of any Shares have any preemptive rights or any rights to convert their Shares into any other securities of the Company.

The Company’s operating agreement of the Company authorize the Board of Directors (subject to approval of a super-majority seventy-five percent (75%) Shareholder vote) to provide for the issuance of Shares in other classes or series, to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series.  The Company believes that the conditional ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs which might arise if the requisite percentage of Shareholders approve.  Although the Board of Directors has no intention at the present time of doing so, it could seek to issue a class or series that could, depending on the terms of such class or series, impede a merger, tender offer or other transaction that some of the Shareholders might believe to be in their best interests or in which the Shareholders might receive a premium for their Shares over the then current market price of such Shares.

Shares received by individuals or entities who may be deemed to be affiliates of the Company may be sold by those individuals or entities only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration under the Securities Act, or in transactions that are exempt from registration under the Securities Act.  Rule 144 provides, in general, that those Shares may be sold by the affiliate only if (i) the number of Shares sold within any three month period does not exceed the greater of one percent of the total number of outstanding Shares or the average weekly trading volume of the Shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission and (ii) the Shares are sold in transactions directly with a “market maker” or in “brokers’ transactions” within the meaning of Rule 144 under the Securities Act.

USE OF PROCEEDS

Subject to any legal limits, the funds derived from the sale of Shares will be used in the following priority to (i) repay the $65,000 note from Charles Christian Kirley and reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares or operations, (ii) fund Company operations and/or repay operating debt, (iii) establish any required cash reserves, (iv) acquire what are believed by the Directors to be stable income producing properties and pay associated Acquisition Expenses and (v) if previously incurred for timing purposes in connection with the acquisition of Company assets, retire acquisition debt.  Until utilized for expenditures, all proceeds (including those allocated to cash reserves) will be invested in Government securities and cash items.

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

The table below sets forth potential gross proceeds, expected expenses and the resulting cash available for investment in properties.  Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

	Maximum Offering 5,000,000 Shares at $10 per Share (1)		Minimum Offering 100,000 Shares at $10 per Share

	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$50,000,000	100%	$1,000,000	100%
Leveraged Funds	0	0	0	0
Total Company Funds	$50,000,000	100%	$1,000,000	100%

Less: Offering Expenses (2)	2,000,000	4%	$40,000	4%
Less: Reimbursements for Advances of Operating Expenses (3)	200,000	0.4%	$4,000	0.4%
Less: Retainer for Legal Fees (4)	500,000	1%	$10,000	1%

Initial Amount Available for Investment	$47,300,000	94.6%	$946,000	$94.6%

Less: Cash Reserves (5)	1,000,000	2%	$20,000	2%

Less: Possible Real Estate Brokerage Commissions and Finders Fees to Directors (6)	100,000.2%		2,000.2%

Less: Possible Loan Brokerage Commissions to Directors (7)	20,000.04%		400.04%

Cash Available For Investment (8)	46,180,000	92.36%	923,600	92.36%

(1)           For purposes of this table, the maximum offering amount has been utilized.  There is no assurance that this amount (or any amount) will be realized from the offering.

(2)           Consists of expenses incurred in connection with the formation of the Company and the registration, offering and listing of the Shares, including legal and accounting fees and expenses, printing, mailing and distribution costs, and filing fees. To the extent total expenses exceed four percent (4%) of the gross offering proceeds, the Company will be responsible for the payment of such excess amount from cash flow. Some regulatory bodies and many states also limit the Company’s total organization and offering expenses to fifteen percent (15%) of gross offering proceeds. All fees and commissions owed to advisors and/or brokers in connection with the purchase of Shares shall be the sole responsibility of the investor.  The Company will not be responsible for or pay any sales commissions or fees.

The payment of certain expense of the Company have been deferred and will not be payable until after the minimum offering has been achieved. The Company is not required to repay the $65,000 note from Charles Christian Kirley, which has currently been used to pay expenses incurred in connection with the offering of the Shares, until the earlier of (i) the date that the Company achieves minimum unit sales of 1,000,000 of its shares and receives the subscription proceeds therefrom or (ii) December 31, 2012. In addition, $200,000 in contingent legal fees representing certain time expended by Charles Christian Kirley in connection with formation and registration efforts does not have to be paid unless and until the Company has $50,000,000 in assets or net operating income equal to or greater than $750,000 for a period of one year.

In comparing the $40,000 estimate of expenses to be paid from minimum offering proceeds with the $2,000,000 estimate of expenses to be paid from proceeds of the entire offering, there are a number of factors to be considered.  While the Company has already expended an amount equal to $33,120.63 on legal fees, $8,571.69 for accounting fees and $3,565.00 for registration fees (for a total of $45,272.32), none of those amounts have to be considered in connection with the minimum offering expense estimate. This is so because all of those amounts have been paid with proceeds from the $65.000 note mentioned above and will be reimbursed with proceeds from the maximum offering if all conditions are met. But for this deferral, the estimated expense amounts attributable to the minimum offering period would be larger. In addition to the deferral, the expense estimate for the minimum offering period is only $40,000 because there are certain expense categories that the Company anticipates it can keep to a minimum during the minimum offering period.  These include: further registration fees, printing expenses, legal fees, advertising and sales expenses, sales literature and educational meetings. It is estimated that these expenses can be kept under $7,000 during the minimum offering period. The anticipated areas of expenditure that cannot be avoided include: regular accounting expenses, accounting expenses in connection with required audits of potential acquisitions and amounts spent for due diligence associated with potential acquisitions. These expenses are included in the $40,000 estimate and are anticipated to be paid from minimum offering proceeds.  While a portion of the approximately $20,000 of loan proceeds that remain may be used for some of these expenses, it is anticipated that most of the remaining loan proceeds will be reserved for operating expenses and contingencies.

(3)           The combined amount of other reimbursements to be paid from offering proceeds for advances of Company operating expenses is expected to be minimal and shall not be allowed to exceed four-tenths percent (0.4%) of amounts raised.  To the extent total expenses exceed four-tenths percent (0.4%) of the gross offering proceeds, the Company will be responsible for the payment of such excess amount from cash flow. See “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES - Commissions and Other Transaction-Based Payments to Insiders” at page 43.

(4)           The Company’s engagement letter with its legal counsel, Husch Blackwell LLP requires payment of a retainer equal to one percent (1%) of all amounts of capital raised (in cash or in-kind). The terms of the Company’s engagement letter with Husch Blackwell are not limited to this offering.  See “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES - Compensation of the Original Manager - Engagement Contract with Husch Blackwell LLP” at page 43.

(5)           The Company plans to maintain an average balance of cash reserves equal to the lesser of two percent (2%) of the gross proceeds of the offering or two percent (2%) of capital actually invested in properties.

(6)           The Company is authorized to pay affiliates real estate brokerage commissions and finders fees at market rates.  No such commissions or finders fees will be in addition to or duplicative of any such amounts paid to independent third party professionals that management has engaged to assist in the origination and negotiation of acquisitions of properties. However, there are no currently existing or anticipated real estate brokerage commissions and finders fees payable.

 (7)            The Company is authorized to pay affiliates loan brokerage commissions or finder’s fees at market rates in connection with debt incurred by the Company..  However, there are no currently existing or anticipated loan brokerage commissions payable.

 (8)           These proceeds are to be used to make investments in properties.  See “INVESTMENT OBJECTIVES AND CRITERIA” beginning on page 50. The exact amount of the cash available for investment in properties will depend upon the amount of the offering and reimbursable expenses, the amount of the Working Capital Reserve fund and the use of any leveraged funds for operations or acquisitions.

CAPITALIZATION OF THE COMPANY

If the Company sells the maximum number of Shares and assuming that the expenses in the aggregate amount to Two Million Seven Hundred Million Dollars ($2,700,000.00) the Company’s capitalization would be Forty-Seven Million Three Hundred Thousand Dollars ($47,300,000.00).

If the Company sells the minimum number of Shares and assuming that the expenses in the aggregate amount to Fifty-Four Thousand Dollars ($54,000.00) the Company’s capitalization would be Nine Hundred Forty-Six Thousand Dollars ($946,000.00).

The following audited balance sheet for December 31, 2010 sets forth the actual capitalization of the Company as of that date:

Audited: 12-31-2011
Assets
Total Cash	$20,143.73
Investments	0.00
Loans	0.00
Prepaid Expenses	83.95
Other Assets	0.00
Total Assets	$20,227.68
Liabilities
Accounts Payable	1,533.75
Accrued Interest	221.44
Borrowings	65,000.00
Other Liabilities	0.00
Total Liabilities	$66,755.19
Shareholder Equity
Capital Contributions ($500 net of syndication costs)	($37,734.38)
Retained Earnings (Loss)	(8,793.13)
Shareholder Deficit	(46,527.51)

Total Liabilities and Shareholder Deficit	$20,227.68

CAPITAL CONTRIBUTION OF THE DIRECTORS

The Directors are not required to contribute to the capital of the Company.  Directors and their affiliates may, but are not obligated to purchase Shares; provided, however, other than purchases by the Original Manager pursuant to the Initial Warrant, all such purchases must be on the same terms and conditions as any other investor.

MANAGEMENT

The Company is manager managed.  The Directors of the Company (in their capacity as managers within the meaning of the Missouri Limited Liability Company Act) will provide all internal management services.  The Directors will also perform and/or coordinate the performance of strategic and day to day management for the Company with their chosen advisors and independent third party professionals. The Directors and such independent third party professionals will provide all accounting and legal services, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services.

Other than professional services such as legal and accounting, it is anticipated that the only area where substantial reliance will be placed on a nonaffiliated advisors and independent third party professionals will be in the area of property management.  It is anticipated that all other advisors and independent third party professionals will serve information gathering and delivery functions upon which the Directors will base operating decisions.

Where commercially advantageous, in order to achieve continued stable operations of acquired properties, the Company will seek to engage independent third-party professionals that have a historic involvement with and working knowledge of the various properties acquired by the Company.  It is anticipated that relevant prior experience of any advisor or independent third party professionals to be engaged in connection with a property will be disclosed in conjunction with financial statements for such property.  As no properties have yet been identified, neither have any associated property managers been identified.

Other than the choice of Husch Blackwell LLP as its legal counsel and Mayer Hoffman McCann, PC as its auditor, no other advisors and independent third party professionals have been selected by the Company.

Current Director of the Company - The entity that serves as the current Director of the Company is 2309 Holdings, LLC, a Missouri limited liability company whose sole current member and manager is Charles Christian Kirley.

2309 Holdings, LLC was formed on December 1, 2009 for the sole purpose of being the Original Shareholder and Original Manager of the Company and to hold the Initial Warrant.  The sole member and manager of 2309 Holdings, LLC is Charles Christian Kirley. Mr. Kirley is a partner of Husch Blackwell LLP in its Kansas City, Missouri office.  He received a BSBA in Finance from the University of Missouri in 1973 and a JD from the University of Missouri in 1977.  Mr. Kirley is 60.

For over thirty years continuing up to the current date, Mr. Kirley’s practice has focused on real estate related areas including acquisitions, sales, operations, management. construction loans, permanent loans and various offerings of real estate related securities by clients.  As a result of Mr. Kirley’s years of experience related to the real estate industry, he has developed significant expertise in connection with the valuation, acquisition, operation, management and disposition of real estate properties and related transactions.  This expertise will allow him to provide the services necessary to help organize the Company and take it to the point where the Independent Directors are appointed.

Mr. Kirley does not serve as a director of any other public company and, other than matters handled for clients, has not had any involvement in legal proceedings in the past ten years.

The individuals who will be appointed to serve as the Independent Directors of the Company no later than the IPO Date are Susan Smith, Richard Inghram, Roy Morrill, John H. Parker and Ed Place.

There are no arrangements, agreements or family relationships between the Original Manager and any of the above-named people.  None of the above-named people serves as a director of any other public company.  None of the above-named people has had any involvement in legal proceedings in the past ten years.

Post IPO Date Independent Directors - The following is a biographical summary of the experience of the to-be-appointed Independent Directors of the Company:

- Susan Smith is a graduate of the University of Missouri with a BS degree in finance in 1981 and an MBA from the University of Missouri at Kansas City in 1998.  Ms. Smith originally worked for Principal in Des Moines, Iowa before moving to Kansas City where she worked in various positions within the commercial real estate finance industry.  For the past several years, she has been involved with securitization of commercial real estate mortgages.

From 2008 to present, Ms. Smith has provided valuation advisory services on commercial real estate assets to a CMBS Special Servicer, Centerline Capital Group, through her company, Susan M. Smith Advisory Services, LLC.  Ms. Smith also currently serves on the Finance Advisory Board of the University of Missouri and is a

member of the Appraisal Institute and KC CREW (Kansas City Commercial Real Estate Women).  She is currently the Past President of the Kansas City CCIM (Certified Commercial Investment Member) chapter.

From 2002 to 2008, Ms. Smith held a number of positions with Centerline Capital Group.  As a contractor in 2002-2007 (named as director of due diligence in 2006), she conducted loan due diligence for B-Piece investments.  In 2008, prior to starting her own company, Ms Smith acted as Centerline’s Senior Vice President-Commercial Real Estate conducting appraisal review for assets in special servicing.  Ms. Smith is 51.

As a result of Ms. Smith’s experience, she has developed significant expertise in connection with the valuation and operation of real estate properties.  This expertise will allow her to provide the Board with important insight into the Company’s challenges, opportunities, and operations.

- Richard Inghram founded Inghram & Co. in 1998 and has been the president of that Company form its inception to the present date.  Inghram & Co. is an Overland Park, Kansas based commercial real estate consulting company providing client advisory services including construction, permanent and private placement financing, financial feasibility analysis, acquisition, development, construction management and property disposition. Mr. Inghram has over thirty (30) years of experience in the real estate business and is an active investor in multifamily and development real estate properties. Mr. Inghram is 53.

Mr. Inghram’s expertise developed from many years of experience in the real estate business will allow him to provide the Board with invaluable insight into the operational matters of the Company and the identification of potential properties.

- Roy Morrill is the current Executive Director of Butterfield Youth Services in Marshall, Missouri.  He accepted that position in November of 2010.  On December 31, 2007, Mr. Morrill retired from his position as Executive Director of Big Brothers Big Sisters of Greater Kansas City.  He served in that position for thirty-one (31) years and helped build one of the most successful Big Brothers Big Sisters chapters in the country.  Mr. Morrill is also currently a licensed real estate broker for the Reece Nichols Company in Kansas City, Missouri.  Mr. Morrill has a Masters Degree in Business from Rockhurst University in Kansas City, Missouri and a Bachelors Degree In English and History from Bradley University in Peoria, Illinois.  Mr. Morrill is 69.

Mr. Morrill’s experience has given him a unique perspective concerning not only proper fundraising activities but also the protection of the best interests of the children serviced by his agencies.  It is anticipated that these core attributes and skills will translate well into serving and protecting the interests of the Company and its investors.

- John H. Parker has been involved in financing commercial real estate for over thirty-five (35) years. For the past twenty years, Mr. Parker has been President and CEO of Triad Capital Advisors, Inc., which is currently a Q10 Capital, LLC member company (“Triad”) and is responsible for the overall operations of Triad, which he co-founded in January of 1990. In addition to its headquarters in Kansas City, Missouri, Triad has a branch office St. Louis, Missouri and an affiliated office in Cincinnati, Ohio under separate ownership. The Company contractually represents over thirty (30) institutional lenders for which it services a loan portfolio of about One Billion Eight Hundred Million Dollars ($1,800,000,000.00). Triad has arranged in excess of Five Billion ($5,000,000,000.00) of mortgage and equity transactions for its clients. During his career, he has arranged financing for commercial and multi-family properties located in nearly thirty (30) States and in Canada. His personal production includes nearly one thousand (1,000) transactions totaling over Two Billion Dollars ($2,000,000,000.00). He has arranged financing for industrial and warehouse properties ranging up to five hundred thousand (500,000) square feet from coast to coast, hotels from Los Angeles to Washington, D.C., office buildings and multi-family projects in many major markets, and numerous retail projects including regional malls. John’s largest single financing was the famous Country Club Plaza in Kansas City, which is comprised of fourteen (14) contiguous blocks of retail, office and multi-family.

Prior to forming Triad, Mr. Parker served for nine (9) years as Vice President and Manager of the Kansas City office of FBS Mortgage Corporation, as Financial Vice President for a national developer and as Executive Vice President for a regional mortgage banking firm.  Mr. Parker graduated from the University of Cincinnati in 1967 with an MS in Mathematical Statistics. He received his BS in Mathematics from the University of Missouri in

1967. He has completed the MBA of America’s School of Mortgage Banking and has served as President of the Greater Kansas City Commercial Mortgage Bankers.  Mr. Parker is 67.

As a result of Mr. Parker’s years of experience in the industry, he has developed significant expertise in connection with the operation and valuation of real estate properties and related transactions.  This expertise will allow him to provide the Board with important insight into the Company’s operations.

- Ed Place is currently the President of Lead Capital, LLC (operational successor to The Capital Corporation) located in Lenexa, Kansas. He has occupied this position since May of 2009.  Lead Capital is a boutique investment banking and consulting firm focused on mergers, acquisitions and divestitures of mid-sized businesses and financial institutions. The firm also offers an ‘Office of the CFO’ to provide part-time, interim or project-based CFO-level financial expertise to businesses.

Prior to his current position, from April 2007 to May 2009, Mr. Place was the Chief Financial Officer of Citizens Bank & Trust, Chillicothe, Missouri.  He was appointed to the CFO position after serving two years as a board member.  As CFO he lead the finance, IT, treasury operations and real estate functions of this $1.3 billion community bank with twenty-seven (27) branches in Missouri and Kansas.

Prior to his position with Citizens Bank & Trust, from 1987 to April 2007, Mr, Place was with Hallmark Cards where he served in  a range of business and finance leadership roles in both U.S. and international businesses.

 Mr. Place has an MBA from the Executive Fellows Program at Rockhurst College in Kansas City, Missouri and a B.S. double major in Accounting and Psychology from William Jewell College, Liberty, Missouri.  Mr. Place is 50.

Mr. Place’s expertise developed in connection with the valuation and operation of real estate properties, including related financing and risk management matters, will allow him to provide the Board with important insight into the Company’s business and financial operations.

Officers - The Company currently has no officers.  Although, officers are authorized by the Company’s operating agreement, the Company currently has no plans to have any officers.

Source of Services - As the Company’s goal is to provide stable distributions of operating cash flow that reflect an acceptable market return to the Company’s investors, the Company also does not anticipate having any employees, or associated compensation expense, for internal management services other than compensation paid to the Directors until the amount of property owned reaches an appropriate level and/or the Directors are not able to provide or find satisfactory independent third-party professionals to provide all needed third-party services.  The Directors will also perform and/or coordinate the performance of strategic and day to day management for the Company with independent third party professionals. The Directors and such independent third-party professionals will provide all accounting and legal services, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services.  Where commercially advantageous, in order to achieve continued stable operations of acquired properties, the Company will seek to engage independent third-party professionals that have a historic involvement with and working knowledge of the various properties acquired by the Company.

Terms of Directors of the Company - The current Director shall remain in office no later than the IPO Date.   On the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process), the current Director shall resign and appoint the Independent Directors to the Board of Directors who are identified above.

Thereafter, until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the members of the Board of Directors shall be appointed and/or removed by the Original Shareholder in its sole discretion.  Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

After  the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), Directors may be removed and replaced, with or without cause at any time pursuant to the terms of the Company’s operating agreement, which currently provides that after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), by the vote of more than seventy-five percent (75%) in interest of the total then issued and outstanding Shares shall be able to remove any Director and elect a replacement therefor.  If such Shareholders intend to vote to remove a Director, they shall provide the Director to be removed with notice thereof at least thirty (30) days prior to such action, which notice shall set forth the date upon which such removal is to become effective.

Each appointed Director shall serve (i) for a one (1) year term unless sooner removed by the Original Shareholder, or (ii) after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), for the remainder of the period of his or her term.  The last Board of Directors that is appointed by the Original Shareholder, and, thereafter, at all times that there are three (3) or more Directors that are elected by all of the Shareholders, the Board of Directors shall be divided into three (3) classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board of Directors permits, with the term of office of one (1) class expiring each year (with the first such class expiration to occur at the first applicable annual meeting of Shareholders).

The Original Shareholder shall have sole power to make such determinations as to its last appointed Board of Directors, and thereafter, the Board of Directors shall have sole power to make such determinations.

At the first applicable annual meeting of the Shareholders where all of the Shareholders are to vote for Directors, only the Directors of the first class shall be elected by the Shareholders, and such people shall hold office thereafter for a term expiring at the third succeeding annual meeting.  At the next annual meeting of Shareholders, only the Directors of the second class shall be elected by the Shareholders, and such people shall hold office thereafter for a term expiring at the third succeeding annual meeting.  At the third succeeding annual meeting of Shareholders, only the Directors of the third class shall be elected by the Shareholders, and such people shall hold office thereafter for a term expiring at the third succeeding annual meeting.  At each subsequent annual meeting of Shareholders thereafter, the successors to any class of Directors whose term shall then expire shall be elected by the Shareholders to hold office for a term expiring at the third succeeding annual meeting.

If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased by the Board of Directors, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled (A) by the Original Shareholder until such time as the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00) and (B) thereafter, by a majority of the Directors then in office, although less than a quorum.  A Director appointed or elected to fill a vacancy or a newly created position on the Board shall hold office until his or her successor has been appointed or elected and qualified or until his or her earlier death, resignation or removal.  In the event that a vacancy on the Board of Directors is filled, the replacement shall assume the term of his/her predecessor.

The Company’s operating agreement provides that the number of Directors of the Company will be fixed Board of Directors but shall have at least the number of Independent Directors required by law or the listing requirements of any exchange upon which the Company’s Shares may be listed.  Accordingly, even after the Shareholders are able to elect Directors, the Board of Directors could temporarily prevent any Shareholder from enlarging the Board of Directors and filling the new Directorships with such holders’ own nominees.

The Board of Directors shall have such regularly scheduled or special meetings as the Board of Directors shall deem necessary or convenient from time to time.  The Board of Directors expects to hold meetings at least quarterly and may take action on behalf of the Company by unanimous written consent without a meeting.  Directors may participate in meetings by conference telephone or similar communications equipment by means of which all people participating in the meeting can hear each other.

Committees of the Board of Directors of the Company - The Board of Directors may, from time to time, establish committees of the Board of Directors to exercise such powers and authorities of the Board of Directors and to perform such other functions, as the Board of Directors may from time to time determine by resolution.  Such committees shall initially include the Audit Committee.  The Audit Committee shall be composed of two (2) or more Directors, and such Directors shall be Independent Directors.  The Chairman of the Board shall appoint the chairman of each committee, and the Board of Directors shall appoint the remaining members of the committee.

The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non audit fees and review the adequacy of the Company’s internal accounting controls.  Directors Smith (Chairman), Morrill and Place will serve on the Audit Committee effective upon their appointment.

It is the Company’s belief that Director Place qualifies as a “financial expert” under current Commission guidelines. This belief is based on Director Place’s:

•	Ability to understand financial statements and generally accepted accounting principles.

•	Ability to assess their application in connection with accounting for estimates, accruals and reserves.

•	Experience “preparing, auditing, analyzing or evaluating financial statements” that are comparable in scope and complexity to those of the Company.

•	Familiarity with internal controls and financial reporting procedures.

•	Understanding of audit committee functions.

Shareholdings by Insiders - The Original Manager owns one (1) Share and the Initial Warrant.

Management Decisions - Prior to the appointment of the Independent Directors, the primary responsibility for the selection of properties, other investments and the negotiation for such investments will reside in the Original Manager in conjunction its third-party advisors.

After the appointment of the Independent Directors, the primary responsibility for the selection of properties, other investments and the negotiation for such investments will reside in the full independent Board of Directors in conjunction its third-party advisors.  Each potential Company investment will be submitted for review to the full Board.

The Board of Directors, in conjunction its third-party advisors and independent third-party professionals, will provide both strategic and day to day management for the Company, including acquisition services, research, investment analysis, asset management, capital funding services, disposition of assets and administrative services.  Through the Board of Directors and its third-party advisors and independent third-party professionals, the Company will function as a fully integrated operating company.

Acquisition Process - The Directors, along with their independent third party professionals, will have the primary responsibility for the origination and negotiation of acquisitions of properties.  These individuals will identify potential acquisitions and conduct negotiations with sellers and any major tenants.  If needed and allowed under the Company’s operating agreement, the Directors, along with their independent third party professionals, will have the primary responsibility to structure and negotiate the terms of any financing the Company may use to acquire a property or meet capital needs.

The Company’s practices will include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition.

As a transaction is structured, it will be evaluated by the full Board of Directors with respect to its compliance with all Company investment criteria including the credit worthiness of individual tenants and the tenant mix, the history and economic stability of the property, the economic outlook for the area and any significant industries in the area of a potential acquisition, and other characteristics important to the long term value of the property and the capability of the tenants to meet lease obligations.  The review by the full Board of Directors will also include the expected financial returns to be generated by each potential acquisition.

The Company will not invest in a transaction unless it is approved by a majority of the Board of Directors.

The Company believes that the review process involving the full Board gives it the potential to achieve its objectives of: (1) yielding a steady rate of return from investments, (2) preserving Shareholder capital, and (3) generating and distributing cash flow from operations to Shareholders.  The Company bases this belief on the substantial experience and perspective that the Directors have in evaluating the blend of credit worthiness, operations, real estate and lease terms that it is believed will have an impact on the achievement of these objectives.

Asset Management - The Company believes that effective management of the Company’s assets is essential to maintain and enhance property values.  Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re leasing and increasing the leased percentage of properties, avoiding debt, selling properties and knowledge of the bankruptcy process.  The Company believes that the Directors in conjunction with the knowledgeable and experienced professionals engaged by the Directors will be well qualified in these areas of asset management.  Where commercially advantageous, in order to achieve continued stable operations of acquired properties, the Company will seek to engage independent third-party professionals that have a historic involvement with and working knowledge of the various properties acquired by the Company.

The Directors in conjunction with the third-party professionals engaged by the Directors will monitor, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of the Company’s properties.  Such monitoring includes receiving assurances that each tenant has timely performed all obligations under its lease.  The Directors will obtain reviews of financial statements for material tenants and will cause property managers to undertake regular physical inspections of the condition and maintenance of the Company’s properties.  The Directors will also monitor and review the projected stability of the tenant mix and revenues associated with each Company Asset.  Based on the results of such reviews and inspections, the Directors will take such actions (including sales of properties) and cause cash reserves to be adjusted as required.

It is possible that some of the third-party property managers utilized by the Company may also be or become affiliates of the Company by virtue of ownership or other positions in the Company.  As it is anticipated that these third-party property managers will also own and/or manage other properties in which they have a financial interest, there will be the potential for conflicts of interest in how these property managers deal with prospective, current and delinquent tenants.  They may favor their other interests over the interests of the Company.

Limitations on Liability of Directors and Officers of the Company - Pursuant to the Company’s operating agreement, no Directors or officers of the Company will be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by such Director or officer, except in the case of fraudulent or illegal conduct of such person.

Standard of Care - The Directors of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its Shareholders a duty of care and a duty of loyalty.  However, under the so called “business judgment rule,” which could apply by analogy to the Directors of the Company, the Directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position will use under similar circumstances.  In the event any legal action was brought against the Directors of the Company, they may be able to assert defenses based on the business judgment rule.  If the Company were to have officers, the foregoing would apply equally to such officers.

Indemnification - According to the Company’s operating agreement, all Directors and officers of the Company are entitled to indemnification from the Company to the fullest extent permitted by law for any loss, damage or claim (including any reasonable attorney’s fees incurred by such person in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such person, provided that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally.

The indemnification provided by the Company’s operating agreement is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person.  Any repeal or modification of the indemnification provisions contained in the Company’s operating agreement will not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

The Company has entered into indemnification agreements with each of its Directors (and their managers and directors, if applicable).  The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by Missouri law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  The Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the Company’s Directors and officers’ liability insurance.  Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Company’s operating agreement, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or controlling individuals or entities the Company pursuant to any provisions described in this Prospectus, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling individuals or entities of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Directors and Officers Insurance - According to the Company’s operating agreement, the Company may, if the Directors of the Company deem it appropriate in their sole discretion, obtain insurance for the benefit of the Company’s Directors and officers, relating to the liability of such individuals.  The Directors and officers liability insurance would insure (i) the officers and Directors of the Company from any claim arising out of an alleged wrongful act by such individuals while acting as Directors and officers of the Company and (ii) the Company to the extent that it has indemnified the Directors and officers for such loss.

Security Ownership of Certain Beneficial Owners and Management - As of the date hereof, the Original Manager, (2309 Holdings, LLC) owns one (1) Share and the Initial Warrant.  Charles Christian Kirley is currently the sole owner of the Original Manager. As such, Charles Christian Kirley currently beneficially owns one (1) Share in the Company and the Initial Warrant. In the future, other Directors and other individuals or entities that have, in the sole discretion of the manager of the Original Manager (which is currently Charles Christian Kirley), contributed in a significant manner to the formation and/or success of the Company, may participate in beneficial ownership of Company Shares by virtue of being allowed to become a member of Original Manager.

If the Initial Warrant is exercised in full and Charles Christian Kirley remains the sole owner of the Original Manager, Mr. Kirley will beneficially own 5,000,000 Shares in the Company.

The current beneficial ownership of the Company is as follows:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Common Stock	Charles Christian Kirley 4801 Main, Suite 1000 Kansas City, MO 64112	One Share (With the contingent right pursuant to the Initial	100%
	(beneficial owner by virtue of being the current sole owner of Original Manager, 2309 Holdings, LLC, which is the current sole owner of the Company)	Warrant to acquire an additional share for each $240 of equity capital raised by the Company, which if exercised in full could result in the beneficial ownership of 5,000,000 Shares ) (1)

(1) The exercise of the Initial Warrant is tied (i) to the success of Company management in raising capital for the business of the Company, and the holder of the Initial Warrant shall be authorized to exercise the Initial Warrant and purchase one (1) Share for each Two Hundred Forty Dollars ($240.00) of equity capital raised by the Company (including the fair market value of contributions in-kind) from time to time, (ii) to any event whereby the Company becomes authorized to engage in leveraged acquisitions and incur debt for the acquisition of Company assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, or (iii) the termination by the Company of the agreement with Husch Blackwell LLP for legal services, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant and immediately obtain a voting block of up to five million (5,000,000) Shares that the Company can be compelled to register with the Commission and list on an acceptable exchange. Depending on the level of the Company’s capitalization and/or the outstanding number of Shares at the time, this may result in a change in control to the Original Manager.

Employees - The Company currently has no employees.  The Company does not anticipate having any employees until the amount of property owned reaches an appropriate level and/or the Directors are not able to provide or find satisfactory independent third-party professionals to provide all needed third-party services.

Summary of Policies – The following is a summary of the Company’s policies with respect to each of the types of activities listed, along with an indication of (i) whether such policy may be changed by management without a vote of the Shareholders and (ii) the extent to which the Company proposes to engage in such activities in the future.  As the Company has no operating history it has not engaged in any of the following activities during the past three years.

(a) To issue senior securities.  Section 3.01 of the Company’s operating agreement provides that unless otherwise approved by (i) the Original Shareholder (until the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), at which point the Originating Shareholder’s approval shall not be required) and (ii) seventy-five percent (75%) or more of the Shareholders, the Company shall have the authority to issue only one (1) class of fully participating, voting Shares. As such, absent the required vote, the Company will not issue any senior securities.

(b) To borrow money.  Section 2.07(b) of the Company’s operating agreement provides that the Company may borrow money, but only in limited circumstances.  Unless such debt is necessary for timing purposes and will be retired as soon as practicable by the sale of Shares, without approval of (i) the Original Shareholder (until the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), at which point the Originating Shareholder’s approval shall not be required) and (ii) seventy-five percent (75%) or more of the Shareholders, no debt shall be incurred in connection with the acquisition of Company assets, and all other debt shall be solely for the purpose of meeting operating expenses or capital needs associated with the formation or operation of the Company (including costs associated with the registration or listing of the Shares) and/or the operation,  maintenance or improvement of Company assets (and then only on a non-recourse basis and on terms that contemplate full payment of all principal and interest in the shortest commercially reasonable period practicable).  As such, absent the required vote, the Company will not borrow any funds that do not meet the foregoing criteria.

(c) To make loans to other persons.  Except for the “deemed” loans to Shareholders in connection with required withholding pursuant to Section  5.04 of the Company’s operating agreement, the Company’s powers do not include and there is no policy to make loans or other persons now or in the future.  As such, absent a modification of the operating agreement that is approved by the Shareholders, the Company will not make any loans to other persons.

(d) To invest in the securities of other issuers for the purpose of exercising control.  The Company’s powers do not include and there is no policy to invest in the securities of other issuers for the purpose of exercising control now or in the future.  As such, absent a modification of the operating agreement that is approved by the Shareholders, the Company will not invest in the securities of other issuers for the purpose of exercising control.

(e) To underwrite securities of other issuers.  The Company’s powers do not include and there is no policy to underwrite securities of other issuers now or in the future.  As such, absent a modification of the operating agreement that is approved by the Shareholders, the Company will not underwrite securities of other issuers.

(f) To engage in the purchase and sale (or turnover) of investments.  The Company’s powers do not include and there is no policy to engage in the purchase and sale (or turnover) of investments now or in the future.  As such, absent a modification of the operating agreement that is approved by the Shareholders, the Company will not engage in the purchase and sale (or turnover) of investments.

(g) To offer securities in exchange for property.  The Company is specifically empowered pursuant to Section 3.01(e) of its operating agreement to offer securities in exchange for property.  It is the Company’s intent to do this now and in the next three years to the extent that such exchange can be made on a fair market value basis.  Absent a modification of the operating agreement that is approved by the Shareholders,  management may change or continue with this policy in its discretion.

(h) To repurchase or otherwise reacquire its shares or other securities.  The Company’s powers do not include and there is no policy to repurchase or otherwise reacquire its shares or other securities now or in the future.  As such, absent a modification of the operating agreement that is approved by the Shareholders, the Company will not engage in the repurchase or otherwise reacquire its shares or other securities.

(i) To make annual or other reports to security holders, indicating the nature and scope of such reports and whether they will contain financial statements certified by independent public accountants.  It is the Company’s current policy, and is anticipated to remain so for the next three years, to distribute annual reports to Shareholders containing audited financial statements and a report thereon by the Company’s independent certified public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each calendar year.  It is also the Company’s current policy, and is anticipated to remain so for the next three years, (i) to cause the Company’s income tax returns to be prepared and timely filed with the appropriate authorities, (ii) to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations and (iii) provide any Shareholder with a copy of any of any such reports upon request without expense to him.  Absent a modification of the operating agreement that is approved by the Shareholders, management may change or continue with this policy in its discretion.

ORGANIZATIONAL CHART

ORGANIZATIONAL CHART

Prior to IPO Date

Bigelow Income Properties, LLC
2309 Holdings, LLC
Sole Member/Manager of
Bigelow Income Properties, LLC
Charles Christian Kirley
Sole Member/Manager of
2309 Holdings, LLC

Subsequent to IPO Date

Bigelow Income Properties, LLC
Susan Smith
Director/Manager
Ed Place
Director/Manager
Roy Morrill
Director/Manager
John H. Parker
Director/Manager
Richard Inghram
Director/Manager

COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES

Amounts Payable by the Company - The following is a description of the fees payable by the Company to the Directors in connection with the services to be provided by the Directors.

Management Fee - There will be no separate management fee paid to any of the Directors for their services as Managers.

Compensation of the Original Manager - The Company will repay the $65,000 note from Charles Christian Kirley and reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares or operations.  It is not anticipated that the Original Manager or its sole member-manager, Charles Christian Kirley, will receive any other compensation or anything else of value other than the Initial Warrant.  However, the law firm of Mr. Kirley (the sole current member and manager of Original Manager), Husch Blackwell LLP, is expected to benefit monetarily from an existing legal engagement contract with the Company.

An Initial Warrant for five million (5,000,000) Shares has been issued to the Original Shareholder.  The exercise price for the Shares to be sold pursuant to the Initial Warrant is $0.0001 per Share.

EXERCISE OF THE INITIAL WARRANT WILL BE DILUTIVE OF THE EQUITY POSITION OF AND RETURNS PAYABLE TO OTHER SHAREHOLDERS.

a.  Assuming the sale of all 5,000,000 Shares for $50,000,000, and the exercise of all available rights under the Initial Warrant for 208,333 Shares for $20.83, the net tangible book values per share before and after the exercise of rights under the Initial Warrant are as follows:

                 Before exercise - $10.00       After exercise – $9.60

b.  The amount of the decrease in such net tangible book value per share attributable to the cash payments made by the exercise of the Initial Warrant is $0.40 per share or 4%; and

c.  The amount of the immediate dilution from the public offering price which will be absorbed by the purchaser under the Initial Warrant is $0.40 per share.

In addition, see - Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders and The Dilutive Effect Of The Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital on page 15.

FACTORS CONSIDERED IN DETERMINING THE INITIAL WARRANT PRICE PER SHARE

The various factors considered in determining the $.0001 per Share price under the Initial Warrant are as follows: (i) it is the amount contemplated by Section 3.01(f) of the Company’s operating agreement, (ii) it reflected a proportionate cost to book value based on the Company’s total authorized shares and balance sheet at the time the Initial Warrant was issued ($500/5,208,330=$.0001) and (iii) management believed it represented the fair market value of the shares at the time the Initial Warrant was issued.

- Engagement Contract with Husch Blackwell LLP - The Company has entered into a ten (10) year contract for legal services with Husch Blackwell LLP.  Such contract will cause Husch Blackwell LLP to perform all of the Company’s legal requirements in consideration of (i) a retainer amount equal to one percent (1%) of all capital raised by the Company (including the fair market value of contributions in-kind) as and when received from Shareholders other than the Original Shareholder, and (ii) hourly compensation at Husch Blackwell LLP’s standard B rates (or equivalent) as may be in effect from time to time.  Husch Blackwell LLP’s standard B rates currently range from $330 per hour to $500 dollars per hour for partners, $200 per hour to $300 dollars per hour for associates and $110 per hour to $210 dollars per hour for paralegals.  These rates are subject to adjustment in January of each year. On a calendar year basis, hourly billings will be offset against any retainer amounts paid during that calendar year.  Any amounts that are not offset shall be paid promptly when due without regard to retainers paid in prior or subsequent calendar years.  Any retainer amounts that are not offset during the course of any calendar year shall be deemed earned on the last day of each calendar year.

Compensation of the Independent Board of Directors - Once appointed, the Company intends to pay its Independent Directors market rate fees for their services as Directors.  The members of the Board of Directors are required to devote only such time as is necessary to the affairs of the Company.  Compensation for any Director shall be determined by the affirmative vote of a majority of the Directors; provided, however, that any such compensation must be determined in a manner consistent with any investment, reserve, distribution and other criteria established by the Board of Directors from time to time.  Upon submission of appropriate documentation, the Company shall reimburse Directors for all reasonable costs and expenses incurred by each Director in the performance of his/her duties as a Director of the Company.

Compensation of Officers, Employees and Agents - Compensation for any officer, employee or agent shall be determined by the affirmative vote of a majority of the Directors; provided, however, that any such compensation must be determined in a manner consistent with any investment, reserve, distribution and other criteria established by the Board of Directors from time to time.  Upon submission of appropriate documentation, the Company shall reimburse any officers, employees or agents for all reasonable costs and expenses incurred by each officer, agent and employee in the performance of his/her duties as an officer of the Company.

The Company may also employ or otherwise engage property managers, contractors, advisors, agents, attorneys, accountants and consultants, and pay reasonable, market rate compensation for such services.

Incentive Participation by Directors and Others in Original Manager - It is anticipated that membership in the Original Manager along with the associated rights to participate in benefits derived from the Shares purchased pursuant to the Initial Warrant will be used as an incentive/reward for certain Directors and will be useful in attracting and retaining qualified Independent Directors.

Other than consideration of whether or not a Director contributed in a significant manner to the formation and/or success of the Company, there are no specific criteria or formulas anticipated for the award of an opportunity to participate in the Original Manager.  In making this assessment, a number of facts and circumstances will be considered such as: (i) time actually spent by a director in actually attending to Company business and affairs, (ii) input and assistance of a director in connection with the registration and/or listing process, (iii) participation of a director in establishing investment criteria and the identification of actual investments, (iv) input of directors in connection with successful marketing efforts or the identification of individuals and entities that actually become investors in the Company and (v) the ability (or inability) of the Company to compensate its directors for their services at a level consistent with other directors who are similarly situated.

If it is determined that a director will be given the opportunity to participate in the Original Manager, such director will be advised of that fact and given the opportunity to contribute a stated dollar amount to the capital of the Original Manager that will give such director a predetermined percentage interest in Original Manager.  Due to the low capitalization of Original Manager, the amount of these contributions will be monetarily inconsequential.  Once a director becomes a member of Original Manager, the benefits of that interest will be tied to (i) the number of Shares acquired by Original Manager pursuant to the Initial Warrant and (ii) the economic performance, if any, of such Shares.

The right to become a member of the Original Manager is currently within the sole discretion of the manager of the Original Manager, Charles Christian Kirley.

EXERCISE OF THE INITIAL WARRANT WILL BE DILUTIVE OF THE EQUITY POSITION OF AND RETURNS PAYABLE TO OTHER SHAREHOLDERS. See - Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders and The Dilutive Effect Of The Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital on page 15.

Commissions and Other Transaction-Based Payments to Insiders - The Company is authorized to transact business with any individual or entity (including Directors or Shareholders) on an arm’s length, commercially reasonable, market rate basis.  The Company is authorized to pay commissions and/or other commercially reasonable compensation to any individual or entity (including Directors or Shareholders) in connection with acquisitions of the Company’s assets or any other business transactions entered into by the Company.  The amounts, terms and conditions of any agreements, payments or other business relationships with Company insiders shall be determined on a case-by-case basis by a majority of the disinterested Directors.

The tables below set forth the fees that the Company’s Directors, affiliates and certain insiders may receive from the offering and sale to the public of five thousand (5,000,000) Shares at Ten Dollars ($10.00) per Share.  The tables assume that net proceeds will be invested in properties or held in cash reserves.

There can be no assurance that any Shares will be sold or that any amount of proceeds can be invested in properties.

Organizational and Offering Stage
Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Maximum Offering

2309 Holdings, LLC and/or its sole member-manager	Reimbursement of amounts advanced in connection with the registration, offering and listing of the Shares, including legal and accounting fees and expenses	$200,000

2309 Holdings, LLC and/or its sole member-manager	Reimbursement of amounts advanced in connection with Company operations	$100,000 - total not to exceed 0.4% of amounts raised in the offering

Husch Blackwell LLP	Payment of retainer equal to 1% of all capital raised (in cash or in-kind)	$500,000

Operating Stage
Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Maximum Offering

2309 Holdings, LLC and/or its sole member-manager	Reimbursement of amounts advanced in connection with Company operations	$100,000 - total not to exceed 0.4% of amounts raised in the offering

Directors	Real estate brokerage commissions and finders fees	$100,000 maximum

Directors	Loan brokerage commissions	$20,000 maximum

The tables below set forth the fees that the Company’s property managers who are also affiliates may receive in connection with Company owned properties.  It is anticipated that certain of such individuals may become affiliates by virtue of ownership or other positions with the Company.

The tables below set forth the fees that the Company expects to pay independent property managers during the operational stage.  No such fees are anticipated in connection with the organizational and offering stage and will not be paid from offering proceeds.  The compensation to be paid to these affiliated parties for services will be no greater than current market rate for such services, and is anticipated to be a fixed percentage tied to the performance of the property involved.

The table assumes that net proceeds from the offering will be invested in properties that produce gross revenues.  There can be no assurance that any Shares will be sold, that any amount of proceeds can be invested in properties or that any properties acquired will generate any revenues.

Operating Stage
Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable per $1,000,000 of Gross Revenues

Affiliated Property Manager	property management fee based on a market rate, fixed percentage of gross operating revenues	$45,000 (1)

(1)           The Company anticipates that the market rate for property management fees will be from 4% to 5%.

FEES AND COMPENSATION ARRANGEMENTS WITH NONAFFILIATES

Where commercially advantageous, in order to achieve continued stable operations of acquired properties, the Company will seek to engage independent third-party professionals that have a historic involvement with and working knowledge of the various properties acquired by the Company.  While no such engagements have been made, it is anticipated that most will be in the form of property management agreements that will take affect at the time of the acquisition of the property in question.  The compensation to be paid to these nonaffiliated parties for services will be no greater than current market rate for such services, and is anticipated to be a fixed percentage tied to the performance of the property involved.

The tables below set forth the fees that the Company expects to pay independent property managers during the operational stage.  No such fees are anticipated in connection with the organizational and offering stage and will not be paid from offering proceeds.

The table assumes that net proceeds from the offering will be invested in properties that produce gross revenues.  There can be no assurance that any Shares will be sold, that any amount of proceeds can be invested in properties or that any properties acquired will generate any revenues.

Operating Stage
Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable per $1,000,000 of Gross Revenues

Nonaffiliated Property Manager	property management fee based on a market rate, fixed percentage of gross operating revenues	$45,000 (1)

(1)           The Company anticipates that the market rate for property management fees will be from 4% to 5%.

CONFLICTS OF INTEREST

There are various conflicts of interest arising out of the Company’s relationship with the Company’s Directors and their affiliates. These conflicts include conflicts related to the arrangements pursuant to which the Company’s Directors will be compensated by the Company. Because the Company has been organized and are operated by the Company’s Directors, these conflicts will not be resolved through arms length negotiations but through the exercise of the Company’s Directors’ judgment consistent with their fiduciary responsibility to each Shareholder and the Company’s investment objectives and policies.

The Company’s Directors are, and will be, subject to public reporting requirements for prior public programs and for this program. Additionally, the Company’s operating policies impose upon the Company’s Directors, an obligation to disclose and keep Shareholders apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest. See “FIDUCIARY RESPONSIBILITY OF THE COMPANY’S DIRECTORS” beginning on page 48 and “INVESTMENT OBJECTIVES AND CRITERIA” beginning on page 50.

These conflicts include, but are not limited to, the following:

Conflicts Arising as a Result of The Company’s Directors’ Legal and Financial Obligations to Other Enterprises - The Company’s Directors and their affiliates are currently involved with other enterprises and occupations, some of which may have investment objectives similar to those of the Company.  The Company’s Directors and such affiliates have legal and financial obligations with respect to these other occupations and enterprises that are similar to their obligations with respect to the Company. Additionally, they may have contingent liability for the obligations in connection with such other activities.

The level of compensation payable to the Company’s Directors or their affiliates in connection with the organization and operation of their other pursuits may exceed that payable in connection with the Company’s organization and operation.  However, the Company’s Directors and their affiliates do not intend to offer for sale, interests in any other public programs with investment objectives similar to the Company’s, before substantially all proceeds of this offering are invested or committed.

Conflicts Arising From The Company’s Directors’ Allocation of Time Between Us and Other Activities - The Company’s Directors and their affiliates have conflicts of interest in allocating their time and the time of their personnel between the Company and other activities in which they are involved. However, the Company’s Directors believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to the Company and to the other enterprises and ventures in which they are involved.  There may exist conflicts of interest on the part of the Company’s Directors between the Company and the enterprises with which they are affiliated regarding acquisitions. In such event, the Company’s Directors will decide which acquisitions are appropriate for action by the Company or by such other enterprise after consideration of all relevant factors, including:

•	the size of the acquisition;
•	portfolio diversification;
•	amount of uninvested funds; and
•	the length of time that excess funds have remained uninvested.

The Company’s Directors believe that they have sufficient time, financial and legal resources to meet and discharge their obligations to the Company as well as the other enterprises and occupations with which they are involved. In the event that a conflict were to arise, however, the Company’s Directors will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot financial and legal resources on a pro rata basis among the competing interests in a fair and equitable manner; (iii) in the event such an allotment would materially adversely affect the operations of any of the affected enterprises, the Company’s Directors will use their best efforts to apply available resources to those enterprises so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

All Amounts Paid to Directors by the Company Will Affect the Rate of Return Payable to Investors – All amounts paid to the Company’s management will reduce amounts available for distribution to investors and will thereby reduce investors’ rates of return. None of the compensation payable to the Company’s Directors has been or will be determined by arms length negotiations. The Company’s Directors and their affiliates may receive real estate brokerage commissions or finders fees upon the acquisition or sale of a property and loan brokerage commissions or finder’s fees in connection with debt incurred by the Company.  The Company may also retain the services of other firms to perform brokerage services and other activities in connection with the Company’s acquisitions or borrowing that are described in this Prospectus, and any such other firms may also be affiliated with one or more of the Company’s Directors.

Choice of Acquisitions and Loans by Directors - The Directors will determine all acquisitions and loans the Company will undertake. Certain Directors also determine and arrange acquisitions and loans for their own account or in connection with other enterprises or occupations in which they are engaged. There may be a conflict of interest between the Company and such other activities. A Shareholder must rely on the Directors to honor their fiduciary duty to protect the Company’s interests in making and choosing acquisitions and loans.

Potential Conflicts if The Company Sells Company Assets to a Director or Its Affiliates - The Company may not sell any Company Asset to a Director unless: (i) the Company does not have sufficient offering proceeds available to retain the Company Asset; (ii) the Director pays the Company an amount of cash equal to the fair market value of the asset in question; (iii) the Director assumes all of the Company’s obligations and liabilities incurred in connection with holding the asset in question; and (iv) the sale occurs not later than ninety (90) days following the termination date of the offering. While the above conditions are intended to minimize the conflicts of interest which may arise if the Company sells assets owned by the Company to a Director or its affiliate, such sale will not be the result of arms length negotiations and could result in a conflict of interest between the Company and the Director or affiliate that is purchasing the asset in question.

Potential Conflicts if The Company Purchases Company Assets From a Director or Its Affiliates - The Company may not purchase an asset in which a Director or its affiliate has an interest unless (i) the Director or its affiliate recuses itself form consideration of the acquisition, (ii) the asset is purchased from the Director or affiliate for a price no greater than its fair market value and (iii) such asset meets all of the Company’s investment criteria. While the above conditions are intended to minimize the conflicts of interest which may arise if the Company purchased assets from a Director or its affiliate, such purchase will not be the result of arms length negotiations and could result in a conflict of interest between the Company and the Director or affiliate that is selling the asset.

Lack of Separate Legal Representation - Husch Blackwell LLP acts as counsel to the Company and some of the Directors and their affiliates. It is anticipated that such representation will continue in the future. Husch Blackwell LLP does not represent any individual investor or Shareholder. The Company’s operating agreement contemplates representation of the Company by such law firm.  Such firm will not represent or be representing, any or all of the Shareholders in any respect. Such law firm, however, is obligated under the applicable code of professional responsibility not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by Husch Blackwell LLP, with respect to the Company’s Directors and/or the Company and the Shareholders, then the Company, at the Company’s expense, will retain independent counsel, who has not previously represented the Company or the Company’s Directors to represent the interests of the Shareholders solely with respect to the issue of a conflict regarding the services performed by Husch Blackwell LLP.

FIDUCIARY RESPONSIBILITY OF THE COMPANY’S DIRECTORS

The Company’s Directors are accountable to the Company as fiduciaries. As such, they are under a fiduciary duty to exercise good faith and integrity in conducting the Company’s affairs. They must conduct such affairs in the Company’s best interest. As set forth in the Company’s operating agreement, the Company’s Directors have fiduciary responsibility for the safekeeping and use of all of the Company’s funds and assets and the Company’s Directors will not use, or permit another to use the Company’s funds or assets in any manner except for the Company’s exclusive benefit. Members may not contract away the fiduciary duty owned to them by the Company’s Directors under common law. The Company’s Directors will not allow the Company’s funds to be commingled with its funds or the funds of any other individual or entity.

Present State of the Law - Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that as a Shareholder of the limited liability company a Shareholder has the right, subject to the provisions of applicable procedural rules and statutes, to:

•	bring individual actions on the Shareholder’s own behalf;

•	bring company class actions to enforce rights of all Shareholders similarly situated; and

•	bring company derivative actions to enforce rights of the Company if the Company’s Directors fail to bring suit.

A Shareholder may bring actions under federal or state securities laws, either individually or as part of a class of Shareholders, if the Directors have violated these laws in connection with the offer and sale of Shares.

This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to Shareholders for breaches of fiduciary duty by the Company’s Directors, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. It is meant to be informative only and is not intended to be legal advice. If a Shareholder has questions concerning the duties of the Company’s Directors or believes that a breach of fiduciary duty by a Director has occurred, the Shareholder should consult the Shareholder’s own counsel.

Exculpation - Under the Company’s operating agreement and Missouri limited liability company law, the Company’s Directors and their affiliates will not be liable to the Company or to Shareholders for errors in judgment or other actions or omission, so long as they determined in good faith that the conduct was in the Company’s best interests and the loss or liability did not result from the gross negligence or willful misconduct of the Director or affiliate. As a result, Shareholders have a more limited right of action than they would have had absent the exculpation in the Company’s operating agreement or in states with statutes different than Missouri.

Indemnification - The Company’s operating agreement provides that the Company will indemnify the Company’s Directors and their affiliates for liabilities and related expenses (including attorneys’ fees) they may incur for actions or omissions on the Company’s behalf, or in connection with the Company’s business, except for acts constituting fraud, willful misconduct or gross negligence. The Company may not indemnify a Director or its affiliates for any liability or loss, unless the Company’s Directors have determined, in good faith, that the conduct causing the liability or loss was in the Company’s best interest and the indemnified party was acting on behalf of or performing services for the Company.

The Company will not indemnify a Director, any of its affiliates performing services for the Company, or any investor advisor for any liabilities incurred by them arising from an alleged violation of federal and state securities laws unless:

•	there has been a successful adjudication on the merits of the alleged securities law violation;

•	such claims have been dismissed with prejudice on the merits by a court of law; and

•
the settlement and indemnification is specifically approved by the court of law which has been advised as to the current positions of the Commission and the applicable state authority, as to indemnification for violations of securities law

Any such indemnification will be recoverable only out of the Company’s assets and not from the Shareholders. A successful claim for such indemnification would deplete the Company’s assets by the amount paid.

Under the indemnification agreements with the Directors (and their individual managers), the Company must advance funds to a Director or its affiliates for legal expenses and other costs incurred as a result of any legal action if:

•	it relates to acts or omissions involving the performance of duties or services on the Company’s behalf;

•	it is initiated by a third party who is not a Shareholder, or the legal action is initiated by a Shareholder and a court of law specifically approves the advancement; and

•	the Director or its affiliates undertake to repay the advanced funds if it is not entitled to indemnification.

Section 14 of the Securities Act provides that:

‘Any condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of this title or of the rules and regulations of the Commission shall be void.’

If any of indemnification provisions is alleged or found to be broad enough to cover liability arising under the Securities Act, the effect of Section 14 must be noted.

PRIOR PERFORMANCE SUMMARY

The Company has no operating history and no current cash flow from operations.  None of the Company’s Directors or affiliates has ever sponsored any real estate program of any kind, either public or nonpublic.  For a description of the business experience and background of the Company’s Directors, see “MANAGEMENT - Current Director of the Company and Post IPO Date Independent Directors” each beginning on page 32.

INVESTMENT OBJECTIVES AND CRITERIA

General - The Company’s objective is to preserve and protect the capital of investors, provide a stable level of operating cash flow for distribution to Shareholders as well as to increase Shareholder value through prudent management of its real estate assets and diligent assessment of investments. The Company’s management has extensive experience financing and investing in numerous types of properties. Thus, the Company may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other properties. These properties will be existing, income-producing properties. The Company will focus on acquiring properties that management believes have a stable historical and projected operating history.  In addition, to the extent that the Company’s advisors and Board of Directors determines that it is advantageous, the Company also may make or invest in joint ventures and/or Section 1031 tenant-in-common interests. The Company believes that economic circumstances as of the date of this Prospectus present opportunities to make such real estate-related investments at acceptable rates of return. The Company expects to make the Company’s investments in or in respect of real estate assets located in the United States.  The Company will consider investments in other countries if economically justified, but foreign investment is not a primary objective. The Company may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition of properties with third parties or affiliates of the Company’s management.

The Company’s policy will be to acquire properties primarily for income purposes and not for capital gains purposes.

The Company’s primary investment objectives are:

•	to seek investments in real estate properties that have a stable historic, current and projected level of operating cash flow;

•	to preserve, protect and return Shareholders’ capital contributions;

•	to grow operating cash flow whenever possible such that more cash is available for distributions to Shareholders; and

•	to enable Shareholders to realize a return of their investment by creating a registered security that can be listed on an exchange that has the potential to develop a market.

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

The Company cannot assure Shareholders that the Company the Company will attain its investment objectives or that the Company’s capital will not decrease. Pursuant to the Company’s operative document and indemnification agreements the Company’s management will be indemnified for claims relating to any failure to succeed in achieving these objectives to the fullest extent allowed by law.

Until the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the Company may not change the investment objectives and limitations concerning unleveraged acquisitions except upon approval of the Original Shareholder and Shareholders holding a super-majority of 75% of the Shares. Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to control investment objectives and limitations concerning unleveraged acquisitions unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

After the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the investment objectives and limitations concerning unleveraged acquisitions may be changed upon the approval of Shareholders holding a super-majority of seventy-five percent (75%) of the Shares.

The Company’s Independent Directors will review the Company’s investment criteria on a regular basis to determine whether the Company’s policies are in the best interests of the Company’s Shareholders. Each such determination will be set forth in the minutes of the Company’s Board of Directors.

Decisions relating to the purchase or sale of the Company’s investments will be made by the Board of Directors. See “MANAGEMENT - Current Director of the Company and Post IPO Date Independent Directors” each beginning on page 32 for a description of the background and experience of the Company’s Directors.

Acquisition and Investment Policies - Because the Company’s intended approach to acquiring and operating unleveraged real estate on a long term basis may involve less risk than comparable real estate programs that have a targeted holding period for investments and/or employ more aggressive investment and/or leveraging strategies, the Company believes that it will have lower projected rates of return than many other real estate programs. Prior to acquiring an asset, the Company’s Directors and third-party advisors will perform an individual analysis of the asset to determine whether it meets the Company’s investment criteria, including the likely stability of operating cash flow. The Company’s Directors and third-party advisors will use the information derived from the analysis in determining whether the asset is an appropriate investment for the Company. The Company ultimately intends to invest in a wide variety of commercial properties, including, without limitation, office, industrial, retail, hospitality, recreation and leisure, single-tenant, multifamily and other properties.  However, the initial focus will be multifamily properties. Initially, these properties will be existing properties with established operating cash flow.

The Company intends to hold its assets for as long as management believes that operating cash flow will remain stable. The Company will dispose of properties if there are believed to be better opportunities for investment or if it is believed that operating cash flow may become unstable. Though the Company will regularly evaluate each of the Company’s assets for capital appreciation, the Company may continue to hold properties if the reason for increased value is tied to increased operating cash flow. Further, economic or market conditions may influence the Company to sell the Company’s investments if the funds can be put to better use for the Company’s investors. As a result of the Company’s flexibility to invest in a variety of types of real estate rather than in specific limited asset types and the Company’s intent to target assets with stable operating cash flow, the Company believes that its investments have the potential to provide an acceptable rate of return and will be a viable alternative for some investors to real estate programs that invest in a limited range of asset types, have a shorter targeted holding period, utilize leverage to a greater degree and/or employ more aggressive investment strategies.

In cases where the Company’s Board of Directors determines that it is advantageous to the Company to make investments in which the Company’s Directors do not have substantial experience, it is the Company’s Director’s intention to employ individuals or entities, engage consultants or partner with third parties that have, in the Company’s Director’s opinion, the relevant expertise necessary to assist the Company’s Board of Directors in its consideration, making and administration of such investments.  Where commercially advantageous, in order to achieve continued stable operations of acquired properties, the Company will seek to engage independent third-party professionals that have a historic involvement with and working knowledge of the various properties acquired by the Company.

Other than interim investments in Government securities and cash items while the Company is seeking properties in which to invest, the Company has no intention to invest in real estate mortgages and/or securities of or interests in individuals or entities engaged in real estate activities.  Interim investments in Government securities and cash items will be limited to short term, liquid Government securities backed by the full faith and credit of the United States Government and/or cash items at a federally insured commercial bank or other depository selected by the Company’s Directors.  The criteria for investing un such securities or cash items will be (i) protection of investors’ funds, (ii) satisfaction of liquidity needs and (iii) available returns.

The Company also has no intention of engaging in development activities or acquiring properties that require other than routine cyclical renovation and improvement that can be funded with cash reserves.

Investments in Real Property - In executing the Company’s investment strategy with respect to investments in real property, the Company intends to pursue what it believes to be the best opportunities available at any particular time.  The discussions of particular types of properties below (such as multifamily properties) are for example purposes only and are not intended to limit the scope of the Company’s potential acquisitions.

The Company may acquire properties with lower than historical tenant occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, the Company may invest in properties that the Company believes are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and the Company intends to renew leases or replace existing tenants at the properties for improved returns. The Company may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that the Company can achieve better success with the properties. Many of the markets where the Company will acquire properties may have high growth potential in real estate lease rates and sale prices. To the extent feasible, the Company will invest in a diversified portfolio of properties in terms of geography, type of property and industry of the Company’s tenants that will satisfy the Company’s investment objectives of stable operating cash flow, preserving the Shareholders’ capital and realizing capital appreciation upon the ultimate sale of the Company’s properties. In making investment decisions for the Company, the Company’s Directors and third-party advisors will consider relevant real estate property and financial factors, including the location of the property, its suitability for other uses, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations. Except with respect to unimproved or non-incoming producing property, the Company is not limited in the number or size of properties the Company may acquire or the percentage of net proceeds of this offering that the Company may invest in a single property. The number and mix of properties the Company acquires will depend upon real estate and market conditions and other circumstances existing at the time the Company acquires its properties and the amount of proceeds the Company raises in this offering. The Company will not invest any of its assets in unimproved properties or non-income producing properties.  The Company may make commitments to invest in properties subject to certain lease-up criteria being met prior to closing. The Company’s investment in real estate generally will take the form of holding fee title. The Company will normally acquire such interests directly or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the Company’s Directors and/or third-party advisors. See “Joint Venture Investments” below.

In addition, the Company may purchase properties and lease them back to the sellers of such properties. Although the Company will use the Company’s best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that the Company will be treated as the owner of the property for federal income tax purposes, the Company cannot assure Shareholders that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “INCOME TAX CONSIDERATIONS - Sale-Leaseback Transactions” at page 72.

The Company may acquire multifamily properties for rental operations as apartment buildings. In all cases, these multifamily communities will meet the Company’s investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Location, condition, design and amenities are key characteristics for apartment communities. The Company will focus on major metropolitan areas and other markets and submarkets that are deemed likely to withstand or benefit from ongoing population shifts and/or that are poised for stable operations in the foreseeable future. The terms and conditions of any apartment lease that the Company enters into with its tenants or leases acquired in place may vary substantially from those the Company describes in this Prospectus. However, the Company expects that a majority of the Company’s leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for the Company’s apartment communities will be required to submit a credit application.

Though the Company intends to diversify the Company’s portfolio by geographic location, the Company expects to focus on markets with stable operating histories. As a result, the Company’s actual investments may result in concentrations in a limited number of geographic regions. The Company expects to make its investments in real estate assets located primarily in the United States. Investment in areas outside of the United States may be subject to risks different than those impacting properties in the United States. See “RISK FACTORS” beginning on page 13.

The Company’s obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Company’s counsel;

•	auditable financial statements covering recent operations of properties having operating histories; and

•	title and liability insurance policies.

The Company will not purchase any property unless and until the Company obtains what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. Where warranted, further assessments are performed by third party environmental consulting and engineering firms. With respect to international investments, the Company will seek to obtain an environmental assessment that is customary in the location where the property is being  acquired.

Additionally, the Company will generally structure its commercial leases and, to the extent appropriate, its residential leases to require the tenant to assume all responsibility for environmental compliance or environmental remediation and to provide that non compliance with environmental laws will be deemed a lease default.  In certain instances, the Company may also require a cash reserve, a letter of credit or a guarantee from the tenant, the parent company or a third party to assure funding of remediation.  The value of these protections depends upon the financial strength of the entity or individual providing the protection.

Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset.  The Company may from time to time compensate third party brokers or finders in connection with the Company’s acquisitions. Generally, the purchase price that the Company will pay for any property will be based on the fair market value of the property as determined by a majority of the Company’s Independent Directors. In the cases where a majority of the Company’s Independent Directors require and in all cases in which the transaction is with any of the Company’s Directors, the Company will obtain an appraisal of fair market value by an independent expert selected by the Company’s Independent Directors. Generally, however, the Company will rely on the Company’s own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. The Company may enter into arrangements with the seller of a property whereby the seller agrees that, if prior to closing, the property does not generate a specified cash flow, the Company will not be obligated to close. In determining whether to purchase a particular property, the Company may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing properties, the Company will be subject to risks generally incident to the ownership of real estate. See “RISK FACTORS - beginning at page 13.

All of the foregoing investment objectives and criteria are subject to potential frustration as a result of the Company’s inability to compete. The Company faces competition to purchase properties from developers, funds, insurance companies, private individuals, investment companies, REITs and other real estate companies.  The Company also faces competition for investors from the entire spectrum of income-based investment opportunities.  The Company believes that its unleveraged business model, its investment criteria, the experience of its management and its ability to analyze investment opportunities will allow it to compete effectively, however, there can be no assurance that the Company will be able to compete successfully.

Acquisition Criteria - In analyzing potential acquisitions, the Company and its advisors will review and structure many aspects of a transaction, including the existing tenants, tenant mix, the real estate and its management, to determine whether a potential acquisition fits the Company’s acquisition and capitalization rate  profiles and can be structured to satisfy the Company’s distribution criteria.  The aspects of proposed transactions that will be reviewed and structured by the Directors include the following:

•
Tenant Evaluation.  The Company will evaluate the credit worthiness and payment history of each material tenant as well as the tenant mix.  The Company will seek under-utilized properties it believes are occupied by an economically diverse group of credit-worthy tenants who, along with new tenants, will provide stable or improving cash flows.  The Directors may also seek to enhance the likelihood of a rent obligations being satisfied by way of financial enhancements such as letters of credit or a guarantees of lease obligations.

•
Lease with Increasing Rents.  The Company will have a preference for properties with clauses in leases that provide for increases in rent over the term of the leases.  The Company will avoid leases that provide for contractual reductions in rents at any time.

•
Properties Important to Tenants.  The Company, will favor properties with locations or uses that are essential or important to the tenants/tenant mix.  The Company believes that such properties provide better protection in the event of economic downturns or bankruptcy, because leases on properties essential or important to the tenants/tenant mix are less likely to be abandoned or rejected in a bankruptcy.  In like manner, if the property must be re leased, it is anticipated that the process will be less difficult and more profitable.

•
Lease Provisions that Enhance and Protect Value.  The Company will favor properties with leases that include provisions in that require the Company’s consent to certain tenant activity or require a tenant to satisfy certain operating or income tests.  These provisions may include, for example, operational and financial covenants of tenants, prohibitions on a change in control of entity tenants and indemnification from tenants against environmental and other contingent liabilities.  Having these provisions in leases will enable the Company to better protect its investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to the Company or could reduce the value of the Company’s properties.

•
Diversification.  The Company will attempt to diversify the Company’s portfolio of properties to avoid dependence on any one particular tenant, type of facility, geographic location, tenant industry or tenant employer.  By diversifying its portfolio, the Company reduces the adverse effect on the Company of a single underperforming investment, a downturn in any particular industry or loss of a local employer.

Terms of Leases and Tenant Creditworthiness - The terms and conditions of any lease that the Company enters into with its tenants or leases acquired in place may vary substantially from those the Company describes in this Prospectus. The Company will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, the Company expects to enter into standard commercial leases. These may include standard multi-tenant commercial leases, Triple Net Leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under Triple Net Leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue. The Company expects its standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. The Company expects its Triple Net Leases will be for initial terms of ten years or more, although it may have lease terms that differ in certain circumstances.

The Company intends to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. The Company will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data the Company deems relevant.

The Company anticipates that tenant improvements required to be funded by the Company in connection with newly acquired properties will be funded from the Company’s offering proceeds. At such time as one of the Company’s tenants does not renew its lease or otherwise vacates its space in one of the Company’s buildings, it is likely that, in order to attract new tenants, the Company will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. The Company expects to fund such tenant improvements either through cash reserves established for the Company’s properties or from available cash. See “RISK FACTORS – beginning at page 13.

Joint Venture Investments - Although it is not the Company’s primary focus, the Company may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as affiliates for the acquisition of properties for the purpose of diversifying the Company’s portfolio of assets. The Company may also enter into joint ventures, partnerships, cotenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of owning and operating properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of the Company’s Shareholders, by leveraging the Company’s acquisition, development  and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify the Company’s access to equity capital; (3) “leverage” invested capital without borrowing to promote the Company’s brand and increase market share; and (4) obtain the participation of sophisticated partners in the Company’s real estate decisions. The Company may only invest in joint ventures if a majority of the Company’s Independent Directors approve the transaction as fair, competitive and commercially reasonable. In the event that the co-venturer elects to sell property held in any such joint venture, however, the Company may not have sufficient funds to exercise any right of first refusal that the Company may have. In the event that any joint venture with an entity affiliated with the Company’s management or advisors holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with management, advisors or affiliates will result in certain conflicts of interest. See “RISK FACTORS - Participation In  Joint Ventures May Negatively Impact The Company’s Performance ” at page 20.

Section 1031 Tenant-in-Common Transactions - 1031 Participants wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. The Company refers to these transactions as Section 1031 TIC Transactions. Typically, in such a transaction, a designated entity will purchase a property directly from a seller. The designated entity then will sell to the 1031 Participants its portion of such purchase as tenant-in-common interests in the property. The price paid by the 1031 Participants for such interests will be higher than that paid by the designate entity or by the Company. One or more of the Company’s future acquisitions may be made in similar transactions. Section 1031 TIC Transactions provide opportunities for the Company to become co-investors in properties at the sponsor’s cost, in contrast to the higher prices paid to the designated entity by third-party 1031 Participants for comparable tenant-in-common interests. Participation in these transactions may permit the Company to (1) invest proceeds of the Company’s offering earlier than the Company might otherwise be able to do if the Company was required to acquire the entire property, (2) obtain increased portfolio diversification by applying the Company’s capital in lesser amounts over a greater number of properties, (3) acquire interests in properties that the Company would be unable to acquire using only the Company’s own capital resources, and (4) have opportunities to increase the Company’s interests in the related properties pursuant to certain purchase options granted to the Company as a result of the Company’s affiliation with the sponsor of the Section 1031 TIC Transaction. See “RISK FACTORS - “Section 1031 Tenant-in-Common Transactions May Cause The Company To Incur Additional Expenses And Impair Its Performance” at page 25.

Borrowing Policies - Although debt would be a means of providing additional funds for the acquisition of properties and the diversification of the Company’s portfolio, the Company believes the additional risks associated with borrowing outweigh the advantages.  As such, it will be the Company’s policy to acquire properties on an unleveraged basis and otherwise avoid debt whenever possible.

Disposition Policies - As each of the Company’s investments reach what the Company believes to be the end of its useful life as a stable income producing property or its optimum value during its expected life, the Company will consider disposing of the investment and may do so for the purpose of either distributing the Capital receipts to the Company’s Shareholders or investing the proceeds in other assets that the Company believes may produce a higher overall future return to the Company’s investors. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the stability or value of the property or other investment is anticipated to decline substantially, whether the Company could apply the proceeds from the sale of the asset to make other investments consistent with the Company’s investment objectives, whether disposition of the asset would allow the Company to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact the Company’s tax status. The Company’s ability to dispose of property during the first few  years following its acquisition is not restricted by the Company’s tax status. When the

Company determines to sell a particular property or other investment, the Company will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. The Company cannot assure Shareholders that this objective will be realized.

The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. With respect to apartment communities, the selling price will be determined in large part by the amount of rent payable by the residents. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Disclosure Policies with Respect to Future Probable Acquisitions - As of the date of this Prospectus, the Company has acquired no properties. The Company’s Directors will regularly evaluate various potential investments and engage in discussions and negotiations with sellers and potential tenants regarding the purchase and lease of properties. At such time while this offering is ongoing, if the Company believes that a reasonable probability exists that the Company will acquire a specific property or other asset, where the Company’s total investment in the property or asset, as of the date of acquisition, will be equal to or greater than ten percent (10%) of the Company’s total assets as of the date of the Company’s last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of the Company’s last balance sheet, this Prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. The Company expects that this reasonable probability will normally occur upon the satisfaction or expiration of major contingencies in the applicable purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this Prospectus will describe any improvements proposed to be constructed thereon and other information that the Company considers appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this Prospectus, if appropriate.

YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations - The Company’s controlling documents place limitations on the Company with respect to the manner in which the Company may invest the Company’s funds or issue securities. These limitations cannot be changed unless the Company’s operating agreement is amended.  The Company’s operating agreement may be amended, modified or supplemented only by the vote of the Original Shareholder plus seventy-five percent (75%) or more in interest of the other then outstanding Shares; provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote of the Original Shareholder shall not be required.  Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to prevent amendments to the Company’s operating agreement unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

Unless the Company’s operating agreement is amended, the Company will not:

•
incur debt in connection with acquisitions; provided, however, non-recourse debt may be incurred in connection with the acquisition of the Company’s assets if such debt is necessary for timing purposes and will be retired as soon as practicable by the sale of Shares;

•	invest in anything other than income producing real estate or interests in income producing real estate; or

•	issue any options or warrants other than the Initial Warrant.

In addition, the Company’s operating agreement addresses other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” The Company’s investment policies also include restrictions on roll-up transactions, which are described under “DESCRIPTION OF SHARES” below.

Investment Limitations to Avoid Registration as an Investment Company - The Company does not intend to register under the Investment Company Act of 1940, as amended. In order to be excluded from regulation under the Investment Company Act, the Company intends to engage primarily in the business of buying interests in real estate. The Company’s management and advisors will continually review the Company’s investment activity to attempt to ensure that the Company will not be regulated as an investment company. Among other things, the Company’s management and advisors will attempt to monitor the proportion of the Company’s portfolio that is placed in various investments. The position of the staff of the Commission’s Division of Investment Management generally requires such entities to maintain at least fifty-five percent (55%) of the Company’s assets directly in qualifying real estate interests in order for the Company to maintain the Company’s exception to the Investment Company Act. Generally, TICs and interests in joint ventures that own qualifying assets may constitute qualifying real estate interests under this exception if certain conditions are met. The Company’s ownership of TICs and real estate joint venture interests, therefore, will be limited by provisions of the Investment Company Act and Commission staff interpretations. Generally, the Commission’s Division of Investment Management has taken no formal position as to whether TICs should be treated as qualifying assets. To maintain compliance with the Company’s exception to the Investment Company Act, the Company may be unable to sell assets the Company would otherwise want to sell and may need to sell assets the Company would otherwise wish to retain. In addition, the Company may have to acquire additional income- or loss-generating assets that the Company might not otherwise have acquired. If the Company became required to register as an investment company but failed to do so, the Company could be prohibited from engaging in the Company’s business and criminal and civil actions could be brought against the Company. In addition, the Company’s contracts could be unenforceable, and a court could appoint a receiver to take control of the Company and liquidate the Company’s business.

Change in Investment Objectives and Limitations - The Company’s operating agreement requires that the Company’s investment, reserve, distribution and other criteria shall be established by the Board of Directors from time to time in its sole discretion subject to the requirement that such criteria be consistent with the purposes of the Company. Each determination and the basis therefore shall be set forth in the minutes of the Board of Directors. The methods of implementing the Company’s investment policies also may vary as new investment techniques are developed. The methods of implementing the Company’s investment objectives and policies, except as otherwise provided in the Company’s operating agreement, may be altered by a majority of the Company’s Directors, including a majority of the Independent Directors, without the approval of the Company’s Shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Overview - The Company is a start-up, has no operating history, is currently very thinly capitalized and has no current cash flow from operations.  As a publicly traded entity, the Company anticipates, with no assurances whatsoever, that it will be able to attract adequate capital to pursue its objectives.

Liquidity and Capital Resources - With its very limited initial capital contributions, the Company will have only de minimus capital resources unless and until it can sell Shares.  The Company expects to meet certain start-up costs and long term liquidity requirements, such as capital improvements, by utilizing and/or reserving adequate amounts of offering proceeds and/or operating revenues (which do not currently exist and may never be achieved) to cover such expenses or, if so required, by way of the issuance of additional equity securities.  If all other sources of revenues are inadequate to cover such expenses, the Company is authorized to obtain secured and/or unsecured non-recourse financing; provided, however, such debt must be solely for the purpose of meeting operating expenses or capital needs associated with the formation or operation of the Company (including costs associated with the registration or listing of the Shares) and/or the operation,  maintenance or improvement of the Company’s assets (and then only on terms that contemplate full payment of all principal and interest in the shortest commercially reasonable period practicable).  Since all of its property is projected to be unencumbered by acquisition debt, the Company believes that it will have borrowing capacity that can be used to fund any critical capital needs.  However, as the Company currently owns no properties and has no revenues, there is no assurance that the Company will ever be able to obtain any debt financing.

Expenses Incurred and Reimbursement Obligations - The Company has incurred syndication costs in the approximate amount of $239,317.73. Of this amount, $39,317.73 has been paid as follows: accounting fees, $5,000; SEC filing fee, $3,565; wire fee, $15; and legal fees, $30,737.73.

The foregoing amounts have currently been paid from the proceeds of a $65,000 note dated January 30, 2010 (“Note”) which evidences advances made to the Company by Charles Christian Kirley. Interest accrues on the Note at the Applicable Federal Rate in effect from time to time for instruments with an equivalent term. The Company is required to repay the Note on the earlier of (i) the date that the Company achieves minimum sales of 1,000,000 of its shares and receives the subscription proceeds therefrom or (ii) December 31, 2012. The proceeds of the Note can be used solely to fund the Company’s organizational and offering expenses or repayment of amounts due under the Note.

Other than the $500 equity contribution by 2309 Holdings, LLC in connection with the acquisition of 1 Share of the Company’s stock, the Company has not received any funds or advances from any other source.

The remaining $200,000 noted above represents contingent legal fees for time expended by Charles Christian Kirley in connection with the Company’s syndication efforts.  This amount is required to be paid when and if the Company has $50,000,000 in assets or net operating income equal to or greater than $750,000 for a period of one year.

All syndication costs are charged directly to shareholder equity. All amounts advanced in connection with the formation or operation of the Company and/or the registration, listing and offering of the Shares are subject to reimbursement.

Results of Operations - All cash flow from operations that is not spent or reserved will be distributed no less often than quarterly to holders of Issued Shares; provided, however, there will be no guaranty that distributions will be made at any level.  Distributions will be affected by many factors including the level of compensation that the Directors decide to pay themselves and any officers or employees of the Company, expenses associated with the properties, the capitalization rates at which the Company’s assets are purchased, vacancy rates and the exercise of the Original Shareholder’s rights under the Initial Warrant.

Proceeds of Sales - Proceeds from any property dispositions on an ongoing basis may be distributed to Shareholders or reinvested to stabilize or increase the portfolio’s rate of return.  In addition, the Company will have the option of raising additional equity capital in an attempt to expand the portfolio, increase returns and increase stability of revenues.

The Company (or its representatives) from time to time may make or may have made certain forward looking statements, whether orally or in writing, including, without limitation, statements in this Prospectus and otherwise, regarding the business plan of the Company, the anticipation of acquiring the Company’s assets on a non-leveraged basis, estimates of future cash flows of the Company, estimates of capitalization rates to be utilized by the Company in negotiating acquisitions of the Company’s assets, the types of investments to be made by the Company and hypothetical distribution and returns to Shareholders.  Such statements are qualified in their entirety by reference to, and are accompanied by, the factors disclosed under the heading “RISK FACTORS” beginning on page 13.  Such factors could cause actual results to differ materially from those projected in such forward looking statements.  Accordingly, forward looking statements should not be relied upon as a prediction of actual results.

INCOME TAX CONSIDERATIONS

General Considerations - The following is a discussion of the material federal income tax considerations that may be relevant to a prospective Shareholder.  It is impractical to set forth in this Prospectus all aspects of federal, state and local tax law which may impact upon a Shareholder’s participation in the Company

The following discussion is generally directed to the federal income tax treatment of a U.S. resident individual Shareholder subject to regular federal income tax. This does not discuss all of the aspects of federal income taxation that may be relevant to a prospective Shareholder in light of his or her particular circumstances or to shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.  Separate sections herein describe in summary form the federal tax treatment of certain other classes of potential Shareholders including IRAs, Keoghs, corporate pension and profit sharing trusts and other tax exempt entities. There is no discussion of the federal tax treatment of non resident aliens and foreign corporations.  The discussion herein of the particular tax concerns of these classes of potential Shareholders is only a general summary.

The following discussion of federal income tax matters is based upon the Internal Revenue Code of 1986, as amended to date (the “Code”), the regulations promulgated or proposed thereunder, the position of the Internal Revenue Service (the “Service”) set forth in its published revenue rulings, revenue procedures and other announcements and court decisions as in effect on the date of this Prospectus.  No assurance can be given that future legislative or administrative actions or court decisions will not result in changes in the law which would result in significant modification to the following discussion.  Any such legislative or administrative action or decision may or may not be retroactively applied with respect to transactions completed prior to the effective date of such action.  No rulings have been or will be requested from the IRS or any other taxing authority concerning any of the tax matters described in this Prospectus.

THIS DISCUSSION IS NOT INTENDED TO BE LEGAL ADVICE AND INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES ARISING FROM OWNING SHARES.

Classification as a “Partnership” - We have received an opinion of Husch Blackwell LLP, our counsel, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of our managers, we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented to counsel by our managers or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to them. Any alteration of the facts may adversely affect the opinion rendered. In addition, the Company will not apply for an IRS ruling that it will be classified as a partnership rather than an association taxable as a corporation for federal income tax purposes, and the opinion of counsel described above is not binding on the IRS or the courts.

The federal income tax consequences described herein of owning Shares in the Company are dependent upon the classification of the Company as a partnership for federal income tax purposes rather than as an association taxable as a corporation. For federal tax purposes, a limited liability company, like the Company, is treated as a partnership and its Shareholders are treated as partners if certain conditions are satisfied. The Company intends to satisfy those conditions.  As described below, certain of the conditions are dependent upon the Company’s operations and the nature of its income.  No assurance can be given to a prospective investor that the Company will continue to satisfy the income requirements or that IRS will not change the tax classification of the Company.

The Directors intend to operate the Company so that it will be taxed as a partnership, but if for any reason, the Company is treated for federal income tax purposes as an association taxable as a corporation in any taxable year (i) the income, deductions and losses of the Company would not pass through to the Shareholders; (ii) the Company would be required to pay federal income taxes on its taxable income at rates up to a current thirty-five percent (35%) maximum rate, thereby substantially reducing the amount of cash available for distribution to the Shareholders; (iii) state and local taxes also could be imposed on the Company; and (iv) any distributions to the Shareholders would be treated as taxable dividends to the extent of the current and accumulated earnings and profits of the Company.  In addition, the change in the Company’s status for tax purposes in certain circumstances could be treated as a taxable event, in which case the Shareholders could have a tax liability under circumstances in which they would not receive any cash distributions.  To the extent the dividends constitute qualified dividend income, Shareholders generally will be able to pay Federal income tax on such income at reduced Federal income tax rates for dividend income reportable prior to 2011.

In general, under the Treasury Regulation entity classification provisions, a noncorporate domestic entity with two (2) or more owners will be treated as a partnership for federal income tax purposes unless the entity affirmatively elects to be treated as a corporation.  The Company will not elect to be treated as a corporation.

Code Section 7704(a) provides that a publicly traded partnership generally is treated as a corporation for federal income tax purposes, irrespective of the application of the classification rules discussed above.  A publicly traded partnership is defined as any partnership if (1) the interests in such partnership are traded on an established securities market or (2) the interests in such partnership are readily tradable on a secondary market (or the substantial equivalent thereof).  If operated as anticipated, the Company will be deemed a publicly traded partnership.

For federal income tax purposes, a publicly traded partnership is treated as a corporation unless ninety percent (90%) or more of its gross income for each tax year of its existence is “qualifying income.” Qualifying income, in relevant part, includes rents from real property, gain from the sale or other disposition of real property, gain from the sale or disposition of a capital asset or depreciable property held for more than one year, real property held for more than one year used in the trade or business that is not inventory, all interest and dividends and gain from the sale or other disposition of stock, securities or foreign currencies, or other income, including but not limited to, gains from options, futures or forward contacts derived with respect to the business of investing in such stock, securities or currencies.  Rent from real property is generally defined with reference to rent from real property under the real estate investment trust provisions.

The properties to be owned by the Company are anticipated to produce income that will be qualifying income for the Company and the Company intends to operate the properties consistent with the requirements for qualifying income for a publicly traded partnership.  Because the Company anticipates that at least ninety percent (90%) of its gross income will be qualifying income, the Company anticipates that it will be taxable for federal income tax purpose as a partnership and not as a corporation.

Shareholders, Not Company, Subject to Tax - The Company is required to report to the IRS each item of its income, gain, loss, deduction and items of tax preference, if any.  The Company will file a federal partnership income tax return of income but the Company will not itself be subject to any federal income taxes.  See “Classification as a “Partnership” above and “State and Local Taxes” below.

Each Shareholder will report on his personal income tax return his distributive share of each item of the Company’s income, gain, loss, deduction, credit and tax preference.  Each Shareholder will be taxed on his pro rata share of the Company’s taxable income, whether or not he has received or will receive any cash distributions from the Company.  A Shareholder’s share of the taxable income of the Company and the income tax payable by such Shareholder with respect to such taxable income may exceed the cash actually distributed to him.

Taxable Year and Method of Accounting - The Company will have a calendar year taxable year under Section 706 of the Code.  The taxable year of the Company is important to a Shareholder because the Company’s deductions, income and other items of tax significance must be taken into account in computing its taxable income for its taxable year within, or with which, the Company’s taxable year ends.  If the Company adopts the accrual method of accounting, income will be taken into account for the year in which all events have occurred which fix the right to receive it and the amount is determinable with reasonable accuracy, rather than the time of receipt.  Thus, a Shareholder and the other Shareholders may have income tax liability resulting from the Company’s accrual of income in one tax year that it does not receive in cash until the next tax year.  Expenses are deducted for the year in which all events have occurred that determine the fact of the liability, the amount is determinable with reasonable accuracy and the economic performance test is satisfied.  Under Section 461(h) of the Code, if the liability of a taxpayer arises out of the providing of services or property to the taxpayer by another individual or entity, economic performance occurs as the services or property, respectively, are provided.  If the liability of the taxpayer arises out of the use of the property by the taxpayer, economic performance occurs as the property is used.

Individual Tax Returns - A Shareholder’s personal federal, state and local income tax returns are its responsibility.  The Company will provide each Shareholder with the tax information applicable to its investment in the Company necessary to prepare its income tax returns, including tax information related to properties acquired indirectly by the Company or through its investments in entities formed under joint venture agreements.

“Basis” Limitation on Losses - A Shareholder may not deduct on its income tax returns its allocable share of the Company’s losses to the extent that such losses exceed the Shareholder’s “basis” in its Shares. Excess losses which may not be deducted as a result of this limitation are carried forward indefinitely and may be deducted to the extent that, at the end of any subsequent year, the Shareholder’s basis in its Shares exceeds zero.

Generally, a Shareholder’s “basis” in its Shares is, initially, equal to the price paid for such Shares plus the Shareholder’s share of the Company’s liabilities.  Such basis is increased by the Shareholder’s allocable share of the Company’s taxable income and decreased (but not below zero) by the Shareholder’s allocable share of the Company’s tax losses and by the amount of any distributions of cash or property to the Shareholder by the Company.

As stated above, a Shareholder’s basis in its Shares also includes the Shareholder’s share of Company liabilities.  For purposes of determining basis, an increase in a Shareholder’s share of Company liabilities is treated as a contribution of money by such Shareholder to the Company and a decrease in the Shareholder’s share of Company liabilities is treated as a distribution of money to the Shareholder.

“At Risk” Limitation on Losses - Section 465 of the Code limits certain taxpayers’ losses from certain activities to the amount they are “at risk” in the activities.  Taxpayers subject to the “at risk” rules are individuals, an S corporation and certain closely held corporations.  The activities subject to the “at risk” limitations are all activities except the holding of real estate.  A Partner subject to the “at risk” rules will not be permitted to deduct in any year losses arising from his Interest in the Partnership to the extent the losses exceed the amount he is considered to have “at risk” in the Partnership at the close of that year.

A taxpayer is considered to be “at risk” in any activity to the extent of his cash contribution to the activity, his basis in other property contributed to the activity and his personal liability for repayments of amounts borrowed for use in the activity.  In the case of certain real estate investments, a person will be treated as at risk with respect to certain qualified nonrecourse financings. With respect to amounts borrowed for use in the activity, the taxpayer is not considered to be “at risk” even if he is personally liable for repayment if the borrowing was from a person who has an “interest” in the activity other than an interest as a creditor.  Even if a taxpayer is personally liable for repayment of amounts borrowed for use in the activity, and even if the amount borrowed is borrowed from a person whose only interest in the activity is an interest as a creditor, a taxpayer will not be considered “at risk” in the activity to the extent his investment in the activity is protected against loss through guarantees, stop loss agreements, or other similar arrangements.

Each Shareholder will be at risk initially for the amount of his capital contribution.  A Shareholder’s amount “at risk” will be increased by his income from the Company and will be decreased by his losses from the Company and distributions to him.  If a Shareholder’s amount “at risk” decreases to zero, he can take no further losses until he has an “at risk” amount to cover the losses.  A Shareholder is subject to a recapture of losses previously allowed to the extent that his amount “at risk” is reduced below zero (limited to loss amounts previously allowed to the Shareholder over any amounts previously recaptured).  The potential recapture effects of distributions of Company debts, if any, are uncertain, and the ultimate interpretation of the new recapture mechanism may have adverse affects upon a Shareholder.

Limitations on Deductibility of Passive Activity Losses - Code Section 469 limits the ability of certain investors to deduct passive activity losses in excess of such investor’s passive activity income in any given year.  Code Section 469’s limitations only apply to individuals, estates, trusts, personal service corporations and C corporations in which five or fewer individuals own more than fifty percent (50%) of the stock of such corporation.  In determining whether five or fewer individuals own more than fifty percent (50%) of a corporation, the Code applies certain attribution rules so that stock owned by a corporation, partnership or trust might be reattributed proportionally to its respective shareholders, partners or beneficiaries.  Generally, losses from passive activities may be deducted only against passive activity income, and may not be used against non passive activity income such as salary or portfolio income. However, if a taxpayer disposes of all of his interest in a passive activity in a fully taxable transaction, the taxpayer is allowed to deduct any suspended passive activity losses attributable to such disposed activity.  Unused passive activity losses may be carried forward indefinitely.

Passive income, gain, losses and credits from a publicly traded partnership, such as the Company, may only be applied against other items of income, gain and loss from that publicly traded partnership.  Any unused passive activity losses and credits are treated as suspended losses and credits and can be carried forward and treated as deductions and credits from passive activities in the next taxable year.  Suspended losses and credits attributable to passive trade or business activities are allowed in full upon a fully taxable disposition of the taxpayer’s entire interest in the activity to an unrelated party.  Suspended passive activity losses of a publicly traded partnership, such as the Company, are allowed only upon a disposition of all of a Shareholder’s interest in the publicly traded partnership.  If an interest in a passive activity is transferred by reason of death, the amount of suspended passive activity losses that may be deducted are reduced to the extent of any step up in the basis of the interest in the passive activity which occurs at the time.  A gift of an interest in a passive activity does not trigger recognition of suspended passive activity losses, but permits the donee to increase his basis in the interest by the amount of those losses up to the fair market value of such interest.  See “Limitations on Deductions” below.  However, suspended passive activity losses from the Company can offset passive income from the Company.

Limitations on Deductions - To the extent that the Company has interest expense, the deductibility of interest expense may be subject to the “investment interest expense” limitations of Section 163(d) of the Code.  Investment interest expense is interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.  The deduction for investment interest expense is limited to net investment income; i.e., the excess of investment income over investment expenses.  Excess investment interest expense that is disallowed is not lost permanently but may be carried forward to succeeding years subject to the Section 163(d) limitation.  Net capital gain (i.e., net long-term capital gain over net short-term capital loss) on property held for investment and qualified dividends is only included in investment income to the extent the taxpayer elects to subject some or all of such gain to taxation at ordinary income tax rates.  If some or all of the Company’s operations do not constitute a trade or business for purposes of Section 163(d) of the Code, then the Section 163(d) limitations will apply at the partner level with regard to the Company’s interest expense.  Whether all or any portion of the Company’s operations constitutes a trade or business is a question of fact.  The Company cannot predict to what extent its operations will constitute a trade or business.  Further, even if the Company’s operations constitute a trade or business, the position may possibly be taken that the investment interest expense, while subject to the Section 163(d) limitation, is not an itemized deduction.

Section 265(a)(2) of the Code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations.  The IRS has announced that such purpose will be deemed to exist with respect to indebtedness incurred to finance a “portfolio investment,” and that a limited liability company interest will be regarded as a “portfolio investment.”  Therefore, if the Company holds tax-exempt obligations, the IRS might take the position that all or part of the interest paid by a Shareholder in connection with the purchase of the Shareholder’s Shares should be viewed as incurred to enable such Shareholder to continue carrying tax-exempt obligations, and that such Shareholder should not be allowed to deduct all or a portion of such interest.

Under Section 67 of the Code, for non-corporate Shareholders certain miscellaneous itemized deductions are allowable only to the extent they exceed a “floor” amount equal to 2% of adjusted gross income.  If, or to the extent that, the Company’s operations do not constitute a trade or business within the meaning of Section 162 and other provisions of the Code, a non-corporate Shareholder’s distributive share of the Company’s investment expenses, other than investment interest expense, would be deductible only as miscellaneous itemized deductions, subject to the two percent (2%) floor.  In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of specified amounts to deduct certain itemized deductions.  Under such provision, investment expenses in excess of two percent (2%) of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions not including investment interest expense) exceed the lesser of (i) three percent (3%) of the excess of the individual’s adjusted gross income over the specified amount or (ii) eighty percent (80%) of the amount of such itemized deductions otherwise allowable for the taxable year (the “3% limitation”).  The three percent (3%) limitation is being phased out through 2010, at which point the limitation goes back into effect.  Moreover, investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

Capital losses generally may be deducted only to the extent of capital gains, except for non-corporate taxpayers who are allowed to deduct Three Thousand Dollars ($3,000) of excess capital losses per year against ordinary income.  Corporate taxpayers may carry back unused capital losses for three years and may carry forward such losses for five years; non-corporate taxpayers may not carry back unused capital losses but may carry forward unused capital losses indefinitely.  See “Treatment of Gain or Loss on Disposition of Shares” below.

Deductibility of Fees and Other Expenses - All expenditures of the Company must constitute ordinary and necessary business expenses in order to be deductible, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., interest and certain taxes).  In addition, all expenditures for personal services must be reasonable in amount and, in order to be deductible, must represent payment for services actually rendered during the current taxable year rather than in future years.

The reasonable, ordinary and necessary business expenses of the Company, including reasonable compensation for personal services actually rendered, are deductible in the year paid or incurred. The Company’s business expenses, including the operating expenses of the Company’s properties and the Company’s share of the business expenses of entities formed under joint venture agreements, including the operating expenses of their properties, and the fees paid by the Company to the Directors and their affiliates for their services related to the Company and its properties, will not be currently deductible, however, to the extent it is determined by the IRS or the courts that they are:

•	in excess of reasonable compensation;

•
properly characterized as organization or syndication fees (e.g., sales commissions or non-deductible organization expenses) or other capital costs such as the purchase price of the properties, including land acquisition and possibly renovation costs, construction costs of buildings, repayments of the principal amounts on borrowings and other items that are either non-deductible or must be capitalized and depreciated or amortized over time; or

•	not “ordinary and necessary” business expenses.

See “Start-Up Expenditures” below.

The Company believes that the amounts of any specific fees and expenses to be paid by the Company to the Directors or their affiliates for their services to or on behalf of the Company are reasonable and believe that it will claim such amounts in the proper year for which such deductions for these fees or expenses should be claimed.  If the IRS audits the Company’s federal information income tax returns, or Shareholder’s personal federal income tax returns, deductions claimed for payments by the Company to the Directors or their affiliates for their services relating to the Company’s properties may be scrutinized by the IRS to a greater extent than would deductions claimed for payments to an unrelated party, and the amount of the profit realized by the Directors or their affiliates could be challenged by the IRS as unreasonable and disallowed as a deductible expense of the Company. See “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES” beginning on page 43.

The Company also may pay acquisition fees to the Directors, and/or their affiliates or others in connection with the acquisition of properties.  The Company intends to add acquisition fees paid to the basis of the property acquired.  Also, the Company’s operating agreement permits the Company to pay a fee to the Directors or their affiliates in connection with the sale of the Company’s assets.  The Company intends to treat these expenses as expenses of sale of the property involved, thereby decreasing any gain or increasing any loss recognized thereupon.

Start-Up Expenditures - Expenses connected with the issuance and sale of the Company’s Shares, such as certain organization and offering fees and expenses, legal and accounting fees, and printing costs incurred by the Company in connection with this offering, are not deductible.  However, pursuant to Section 195 of the Code, expenses incident to the creation of the Company as a partnership may be amortized over a period of not less than one hundred eighty (180) months.  The determination of whether an item is a start up expenditure is based on the facts and circumstances in each case.

The Company may seek to deduct certain expenses incurred by it prior to the commencement of any rental activity.  The IRS may disallow any such deductions as not having been incurred in connection with an existing trade or business of the Company.  If the IRS were successful in such disallowance, such disallowed expenses would be available as deductions only through amortization over the applicable start up expenditure period (to the extent a proper election is in place and such expenses qualify as start up expenditures).

Construction Expenses - The Company may incur expenditures in connection with the construction of improvements on real property, some of which must be capitalized for federal income tax purposes. The Code provides that interest and real estate taxes incurred during the construction period of improved real property which would otherwise be deductible must be added the basis of the property and recovered through depreciation deductions.  See “Depreciation of Properties” below.

Allocations of Income and Losses - According to Code Section 701, a partnership under federal income tax law is not itself subject to federal income taxation.  Instead, each of its partners must report its allocable share of the partnership income and is liable for federal income tax on such income in its individual or separate capacity.  The character of any such item to a partner will be the same as it is to the partnership.  Thus, each Shareholder of the Company will be taxed on its distributive share of partnership income even though the equivalent amount of cash may not be distributed to the Shareholder.

Code Section 704(a) provides that a partner’s distributive share of all income, gain, loss, deduction or credit shall be determined by the partnership agreement.  However, Code Section 704(b) provides that if the allocation under the partnership agreement does not have “substantial economic effect,” the allocation shall be determined in accordance with the partner’s “interest in the partnership.”  The Service has promulgated regulations interpreting Code Section 704(b) (the “704(b) Regulations”) which set standards for ascertaining whether allocations of partnership items have substantial economic effect.

The 704(b) Regulations contain a two part test for determining whether an allocation has substantial economic effect.  First, it must be determined whether an allocation has economic effect.  If so, a second determination must then be made as to whether the economic effect is substantial.  Under the 704(b) Regulations, allocations of partnership income, gain, loss, deduction or credit will have “economic effect” only if throughout the full term of the partnership:

(a)	the partnership determines and maintains the partners’ capital accounts in accordance with the 704(b) Regulations;

(b)
upon the partnership’s liquidation (or the liquidation of a partner’s interest in the partnership), liquidating distributions are required to be made in accordance with the positive capital account balances of the partners; and

(c)
any partner with a deficit in his capital account following the liquidation of his interest in the partnership must be unconditionally obligated to restore the amount of the deficit balance to the partnership, which amount shall be paid to creditors of the partnership or distributed to other partners in accordance with their positive capital account balances (a “deficit capital account makeup provision”).

If the partnership agreement does not provide for a deficit capital account makeup provision, the 704(b) Regulations provide for an alternative economic effect safe harbor.  Under this alternative economic effect test, allocations to a partner will be respected even though the partnership agreement does not impose a deficit capital account makeup provision if items (a) and (b) above are satisfied and the partnership agreement contains a “qualified income offset” provision.  Under a qualified income offset provision, a partner may not be allocated losses or deductions which result in the partner having a negative capital account and, if such partner unexpectedly receives an adjustment or allocation of loss or deduction or a distribution which results in, or increases, a deficit capital account, such partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.  If these three tests are satisfied, the allocation will be considered to have economic effect.

Allocations which do not otherwise have economic effect under the rules stated above shall nevertheless have economic effect if the partnership agreement provides for the same results to the partners as would occur if the partnership was liquidated as of the end of the taxable year and the three requirements first listed above had been satisfied (the “capital account equivalence test”).  Consequently, even if allocations in the partnership agreement are eventually determined not to have substantial economic effect, such allocations will be deemed to have substantial economic effect if the capital account equivalence test is met.

Under the 704(b) Regulations capital account maintenance rules, the partnership is to maintain a capital account for each partner, which generally is to be increased by (1) the amount of money and the fair market value of the property contributed by the partner, and (2) the allocations of partnership income or gain (or items thereof), and decreased by (3) the amount of money and the fair market value of property distributed to the partner, and (4) the allocations of partnership deductions or losses (or items thereof).

The second determination which must be made is whether the economic effect is “substantial.”  The economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences.  A shift in income tax consequences which is disproportionately large in relation to the shift in economic consequences will result in an allocation which does not have substantial economic effect.  This determination is made at the beginning of the partnership’s tax year when there must have been a strong likelihood of such a disproportionate shift occurring.

The allocations of losses or deductions to partners attributable to nonrecourse debt (“nonrecourse allocations”) cannot have substantial economic effect because the creditor, rather than the partners, bears the economic risk of such losses. Therefore, the 704(b) Regulations require that nonrecourse deductions be allocated in accordance with the partner’s interest in the partnership.  The 704(b) Regulations provide the following safe harbor rule: nonrecourse allocations are deemed to be made in accordance with partners’ interests in the partnership if (1) partners with deficit capital accounts have an unconditional obligation to restore their capital account deficit or (2) agree to a qualified income offset provision, and the following criteria are satisfied:

(a)	the two conditions set out above with regard to the maintenance of capital accounts and the provision for liquidating distributions in accordance with positive capital account balances are satisfied;

(b)
the partnership agreement provides that nonrecourse allocations are made in a manner that is reasonably consistent with allocations which have substantial economic effect of some other significant partnership item attributable to partnership property securing the nonrecourse liabilities;

(c)	the partnership agreement contains a minimum gain chargeback provision; and

(d)	all other material allocations and capital account adjustments under the partnership agreement satisfy the 704(b) regulation.

If an allocation does not qualify under this safe harbor, then the allocation must be made in accordance with the partners’ overall economic interests in the partnership.

Nonrecourse allocations are defined as the net increase in partnership “minimum gain” for each taxable year, reduced (but not below zero) by the aggregate distributions of proceeds of a nonrecourse liability made during the year that are allocable to an increase in partnership minimum gain.  Minimum gain is the difference between the amount of a nonrecourse liability securing a property and the adjusted basis of such property. A minimum gain chargeback provision generally requires that in any year in which there is a net decrease in partnership minimum gain, each partner must be allocated items of partnership income and gain equal to that partner’s share of the net decrease in minimum gain.  The 704(b) Regulations also provide that a partner’s share of minimum gain is treated as if the partner is obligated to restore such amount to its capital account. The 704(b) Regulations provide that debt held or guaranteed by any partner (or related party) will not be treated as nonrecourse debt.  Accordingly, losses and deductions attributable to such debt must be allocated to the partner holding or guaranteeing the debt (or held or guaranteed party).

The Company’s operating agreement generally provides for the maintenance of capital accounts in accordance with the requirements of the 704(b) Regulations.  Liquidation proceeds are distributed in accordance with positive capital account balances and the Company’s operating agreement generally limits the allocation of losses to the members to the extent of such members’ positive capital account balances (subject to the application of the nonrecourse debt allocation provisions).  In addition, the allocations will affect substantially all the dollar amounts to be received by the Shareholders from the Company independent of income tax consequences.  Thus, the Company believes that the allocations under the Company’s operating agreement should satisfy the requirements for substantial economic effect.

The Company believes that the allocation of income and loss under the Company’s operating agreement complies with the 704(b) Regulations.  If its allocations do not have substantial economic effect, the IRS would apply the capital account equivalence test, which the Company believes is the same allocation as under the substantial economic effect portion of the 704(b) Regulations.

Adjustment to Capital Accounts - A capital account will be established and maintained for each Shareholder. Capital accounts will be credited with the net amount of a Shareholder’s capital contribution paid to and retained by the Company. This is intended to ensure that all Shareholders, regardless of the means through which they invest in the Shares, receive equal treatment with respect to their capital accounts. It also takes into account the fact that the Shareholder, rather than the Company, is responsible for directly paying any brokerage commissions to broker-dealers or fees to registered investment advisors.  Each Shareholder’s capital account will be adjusted to reflect allocations of the Company’s net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or expenses and losses.

In order to comply with the 704(b) Regulations, the Company’s operating agreement provides that the Shareholder’s capital accounts will be adjusted to reflect unrealized appreciation or diminution in the value of Company property (a “Revaluation”) at the time of a capital contribution (other than a de minimis amount) or a distribution of property which results in a shift in the investors’ percentage interests in the Company or the distribution by the Company to a partner of more than a de minimis amount of property.

Where a fair market value adjustment has been made, the capital accounts of the Company must be maintained on a book basis instead of a tax basis.  Under such rules, allocations of items of income, gain, loss and depreciation are made on a book basis (i.e., on the basis of the adjusted values).  The allocation of such items for tax purposes is based upon the book allocation of such items, adjusted to reflect the difference in book and tax basis.  This could result in allocations of items of income, gain, loss and deduction for federal income tax purposes among the Shareholders not being in accordance with the general allocation provisions.  In addition, an effect of this, in part, may be to increase or decrease the capital accounts of certain Shareholders, which will affect the distribution of liquidation proceeds among the Shareholders.

No assurance exists that the IRS will not challenge the allocations provided in the Company’s operating agreement on the grounds that they lack substantial economic effect and are not in accordance with the interests of the Shareholders in the Company.  If such a challenge was successful, items of income, gain, loss and deduction of the Company would be reallocated for federal income tax purposes to Shareholders in accordance with a determination of their respective interests in the Company.  It is possible that such a reallocation would be less favorable to certain Shareholders, resulting in a reduction in the amount of net loss or an increase in the amount of net income allocated to such Shareholders.

Tax Consequences of Contribution of Property - Generally, a prospective investor will not recognize any gain or loss on the contribution of property to the Company in exchange for Shares.  However, if the contributed property is subject to debt, under certain circumstances, the contributing partner may have to recognize gain on the contribution.  First, the contributing partner has to recognize gain if and to the extent that the transfer of the property subject to the liability (or the partnership’s assumption of the liability) results in the contributing partner receiving a deemed cash distribution in excess of such contributing partner’s basis in the partnership.  See “Treatment of Cash Distributions from the Company” below.  In addition, if the contribution (taking into account the partnership taking the property subject to the debt or assuming the debt) is more appropriately treated as a sale or exchange under the disguised sale provisions, the contributing partner may recognize gain with respect to the deemed disguised sale.

The federal income tax consequences of a contribution of property to the Company by an investor are dependent on the facts and circumstances relating to the property (for example, the amount of debt to which it is subject and when the debt was incurred).  As a result, any discussion herein is not intended as a substitute for careful planning and a prospective investor who is contemplating contributing property to the Company should look to, and rely on, his professional tax advisors with respect to the tax consequences of such a transaction.

Treatment of Cash Distributions from the Company - Generally, a cash distribution from the Company to a Shareholder in excess of the adjusted basis of a Shareholder’s Shares immediately before the distribution is treated as gain from the sale or exchange of such Shares to the extent of the excess.  This could occur, for example, if the Company distributes a portion of the Company’s net proceeds from a refinancing of a property, because the net proceeds from a refinancing do not generate a corresponding amount of income that would increase adjusted basis in Shares.  See “Basis” Limitation on Losses” above.  Also, no loss can be recognized by Shareholders on these types of distributions, and no gain or loss is recognized by the Company on these types of distributions.  Other distributions of cash and liquidating distributions from the Company may result in taxable gain or loss to the Shareholders.  For these purposes, the reduction of a Shareholder’s portion of the Company’s debt is treated as a cash distribution.  Any gain recognized on an actual or deemed cash distribution to Shareholders by the Company in excess of their adjusted basis in their Shares will generally be treated as capital gain, except to the extent that such amount is attributable to such Shareholder’s portion of the Company’s “unrealized receivables” or “substantially appreciated inventory,” as those terms are defined in Section 751 of the Code, in which case such gain is treated as ordinary income.  See “Basis’ Limitation on Losses” above and “Treatment of Gain or Loss on Disposition of Shares” below.

Treatment of Gain or Loss on Disposition of Shares - Gain or loss on the sale of Shares will be the difference between the amount realized by a Shareholder from the sale and a Shareholder’s adjusted basis in the Shares a Shareholder sold or had redeemed.  In computing such gain or loss, the reduction of the Shareholder’s share of Company liabilities is treated as additional amount realized.  Also, assuming that a Shareholder held its Shares for more than twelve months, a Shareholder’s gain or loss on the sale generally would be treated as long-term capital gain or loss except to the extent Section 751 of the Code applies to the Company’s properties and other assets (i.e., “Section 751 assets”).  However, a Shareholder’s share of the Company’s deemed gain, if any, assuming that all of the Company’s properties were sold immediately before a Shareholder sold its Shares, would be subject to tax at a maximum tax rate of twenty-five percent (25%) to the extent of a Shareholder’s previous cost recovery deductions with respect to the properties (other than gain attributable to tangible personal property, all of which is subject to tax at ordinary income tax rates).  See “Treatment of Gain or Loss on Sale of Property” below, for a discussion of federal capital gains tax rates and real estate gain subject to tax at a maximum rate of twenty-five percent (25%).  If a Shareholder held its Shares for twelve months or less, a Shareholder’s gain or loss generally would be short-term gain or loss.  Also, under Section 751 of the Code, any portion of the amount realized by a Shareholder from a sale or other taxable disposition of its Shares that is attributable to a Shareholder’s share of the Company’s Section 751 assets (i.e., “unrealized receivables” or “substantially appreciated inventory”) will be treated as ordinary income or loss.  For this purpose, “unrealized receivables” includes not only accounts receivable, but also such items as the amount of depreciation recapture (e.g., cost recovery deductions claimed on tangible personal property used in connection with the properties and certain land improvements, as well as amortization deductions allowable for certain intangible assets acquired by the Company with the properties) that would result from the sale of a property.  See “Depreciation of Properties” and “Treatment of Gain or Loss on Sale of Property” below.  Different tax rules will apply, however, if the Company redeems all of a Shareholder’s Shares and a Shareholder is thus no longer a Shareholder in the Company.

In addition, if the Company was found to be a “dealer” with respect to a property for federal income tax purposes, the property would be treated as an “inventory item” which may have “substantially appreciated in value”

within the meaning of Section 751(d) of the Code as of the date of the sale or other taxable disposition of a Shareholder’s Shares.  In that event, a Shareholder would be required to treat any gain a Shareholder realizes on the sale or other taxable disposition of a Shareholder’s Shares as ordinary income in an amount equal to a Shareholder’s share of the appreciation in value of the Company’s “inventory.”  However, the Company will use its best efforts to conduct the business of the Company, and any entity formed under a joint venture agreement, so that at any time the Company and those entities will not be deemed by the IRS to be a “dealer” with respect to any property.

Also, a Shareholder’s share of the liabilities incurred by the Company with respect to the properties as of the date of the sale or exchange of a Shareholder’s Shares must be included in the amount realized by a Shareholder.  Therefore, the gain recognized by a Shareholder may result in a tax liability greater than the cash proceeds, if any, received by a Shareholder from the disposition.  In addition to treating a Shareholder’s gain as passive gain from a passive activity, a portion of any gain recognized by a Shareholder on the sale or other taxable disposition of a Shareholder’s Shares will be characterized as portfolio income under Section 469 of the Code to the extent the gain is attributable to portfolio income, e.g., interest on investment of working capital of the Company.

The installment method of reporting income or gain is not available for a sale or exchange of Shares because the Code prohibits use of the “installment method” to report gain on the sale or exchange of publicly traded property.  See “Installment Sales” and “Depreciation Recapture” below.

In addition, if a Shareholder sells or exchanges all or part of its Shares, a Shareholder is required by Section 6050K of the Code to notify the Company of the sale within thirty (30) days, or by January 15 of the following year, if earlier.  After receiving the notice, the Company must file a return with the IRS stating the name and address of a Shareholder and the transferee of the Shares and any other information as may be required by the IRS, including a Shareholder’s share of the Company’s Section 751 assets as described above.  The Company also must provide a Shareholder a written statement showing the information set forth on the return it filed with the IRS.

If a Shareholder dies, sells or exchanges all of its Shares, the taxable year of the Company will close with respect to such Shareholder, but not the remaining Shareholders, on the date of death, or the date of the sale or exchange, with a proration of partnership items for the Company’s taxable year.  If a Shareholder sells less than all of its Shares, the Company’s taxable year will not terminate with respect to such Shareholder, but such Shareholder’s proportionate share of the Company’s items of income, gain, loss and deduction will be determined by taking into account its varying interests in the Company during the taxable year.  Deductions generally may not be allocated to an investor acquiring Shares from a selling Shareholder for a period before the purchaser’s admission to the Company.

The IRS has ruled that a partner must maintain an aggregate adjusted tax basis in his aggregate partnership interest (consisting of all interests acquired in separate transactions).  On the sale of a portion of such aggregate interest, a partner would be required to allocate, on the basis of the relative fair market values of such interests on the date of sale, his aggregate tax basis between the portion of the interest sold and the portion of the interest retained.  This requirement, if applicable to the Company, effectively would preclude a Shareholder owning Shares that were acquired at different prices on different dates from controlling the timing of the recognition of the inherent gain or loss in his Shares by selecting the specific Shares that he would sell.

The ruling does not address whether this aggregation requirement, if applicable, results in the tacking of the holding period of older Shares on the holding period of more recently acquired Shares.  Because the application of this ruling in the context of a publicly traded partnership, such as the Company, is not clear, an investor acquiring Shares and considering the subsequent purchase of additional Shares should consult his, her or its professional tax advisor as to the possible tax consequences of the ruling.

When a Shareholder subject to the passive activity loss limitations disposes of his entire interest in a fully taxable disposition to an unrelated party, his suspended passive activity losses, if any, from the partnership will be deductible.  If a Shareholder subject to the passive activity loss limitations disposes of less than his entire interest in his respective partnership or disposes of his interests in a transaction which is not fully taxable, any suspended passive activity will remain suspended.  See “Limitations on Deductibility of Passive Activity Losses” above.

Shareholders are urged to seek advice based on their particular circumstances from an independent tax advisor before they sell, redeem or otherwise dispose of any of their Shares in the Company.

Issuance of Additional Shares - The Company may issue new Shares to finance the acquisition of additional properties or for other purposes.  On any issuance of additional Shares, the capital accounts of the existing Shareholders will be adjusted to reflect a revaluation of the Company’s properties (based on their then fair market value, net of liabilities, to which they are then subject).  Any resulting unrealized gain or loss will be allocated among the existing Shareholders and subsequent allocations of taxable income, gain, loss and deduction will be made in accordance with the Regulations.  See “Allocations of Income and Losses” and “Adjustments to Capital Accounts” above.

The issuance of additional Shares also could result in a decrease in a Shareholder’s share of Company debt.  Any such reduction would be treated as a distribution of cash.  See “Treatment of Cash Distributions from the Company” above.

Treatment of Gain or Loss on Sale of Property - The Company will recognize gain or loss in the event of the sale or other taxable disposition of a property measured by the difference between the amount realized by the Company in the transaction and its adjusted basis in the property.  The amount realized will include the cash and fair market value of other property received from the purchaser, plus the face amount of any liabilities that are assumed by the purchaser or any liabilities to which the transferred property is subject.  Generally, if a property is a capital asset in the hands of the Company and has been held by the Company for more than twelve months, any profit or loss realized by the Company on the sale or exchange of the property will be treated as capital gain or loss under the Code.

The maximum tax rates on a noncorporate taxpayer’s adjusted net capital gain on the sale of assets held more than a year were reduced in 2003 from twenty percent (20%) (or ten percent (10%) to the extent the gain would have been taxed at a ten percent (10%) or fifteen percent (15%) rate if it had been ordinary income), to fifteen percent (15%) and zero percent (0%), respectively, for most capital assets, until January 1, 2011.  The new capital gain rates also apply for purposes of the alternative minimum tax.  Section 55(b)(3).  See “Alternative Minimum Tax” below.  However, the former tax rates are scheduled to be reinstated January 1, 2011, as though the 2003 rate reductions had never been enacted.  “Adjusted net capital gain” means net capital gain, less certain types of net capital gain that are taxed a maximum rate of twenty-eight percent (28%) (such as gain on the sale of most collectibles and gain on the sale of certain small business stock); or a maximum rate of twenty-five percent (25%) (gain attributable to real estate depreciation).  “Net capital gain” means the excess of net long-term gain (excess of long-term gains over long-term losses) over net short-term loss (excess of short-term gains over short-term losses).

Also, all of the Company’s gain, if any, on the sale of furniture, equipment or any other tangible personal property sold with a property will be treated as ordinary income to the extent of MACRS cost recovery deductions previously claimed on the property by the Company and the  Shareholders.  In addition, capital gain attributable to depreciation or amortization of certain land improvements and intangible assets related to the property sold is taxed at ordinary income rates.  See “Depreciation of Properties” below and “Treatment of Gain or Loss on Disposition of Shares” above.  Under Section 1211(b) of the Code, the annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of Three Thousand Dollars ($3,000), which is reduced to One Thousand Five Hundred Dollars ($1,500) for married individuals filing separate returns, or the excess of capital losses over capital gains.

As discussed above, capital gain, if any, on the taxable sale of a property, other than gain attributable to the sale of tangible personal property used with the property, as discussed above, generally will be taxed at a maximum rate of twenty-five percent (25%) to the extent of real estate cost recovery deductions previously taken on the property.  See “Depreciation of Properties” below, and “Treatment of Gain or Loss on Disposition of Shares” above.  Also, a Shareholder’s share of the net capital gain from the sale of the property will be reduced, but not below zero, by the amount that a Shareholder elects to take into account as investment income under Section 163(d)(4)(B))(iii) of the Code.

However, if the Company, or any joint venture in which the Company is involved, is deemed a “dealer” under the Code, so that its property is not treated under the Code as a capital asset or a Section 1231 asset, as discussed below, any gain or loss recognized by the Company on the sale of the property will be treated as ordinary income or loss.  Also, any gain would be treated as potentially taxable unrelated business taxable income (“UBTI”) to any tax-exempt Shareholders in the Company.  Section 1231 assets generally are certain assets used in a trade or business that were held for more than twelve months before they were disposed of.  A “dealer” generally is defined as a individual or entity who holds property primarily for sale to customers in the ordinary course of business.  As a general rule, the ownership and operation of properties by the Company as described in this Prospectus are not the types of activities that would cause an individual or entity to be considered a “dealer” under the Code.  Also, the Company will use its best efforts to conduct the business of the Company, and any joint venture in which it participates, so that at any time the Company and those entities will not be deemed by the IRS to be a “dealer” with respect to any property.  However, because the question of whether or not the Company is acting as a “dealer” is a question of fact that must be determined at the time each Company Asset is sold, the Company’s determination is subject to potential challenge by the IRS.

Also, if a property securing a mortgage, deed of trust or other debt instrument issued by the Company to its finance most of the property’s purchase price was foreclosed on following a default by the Company, the Company would realize gain to the extent of its share of the excess of the outstanding mortgage over the Company’s adjusted tax basis in its share of the property, even if it realizes an economic loss due to the foreclosure.  Such gain or loss recognized by the Company as a result of a foreclosure on a property would be passed through from the Company to the Shareholders.  Thus, the Shareholders could be required to pay income taxes with respect to their share of the Company’s gain, even though the Shareholders would receive no cash distributions from the Company as a result of the foreclosure.  In addition, if the Company, or any joint venture in which it participates, defaults on any borrowing secured by a property owned by it and surrenders the property in order to satisfy the outstanding indebtedness, this would be treated as a sale or exchange of the property for federal income tax purposes on which gain or loss would be recognized by the Company in the amount of the difference between the Company’s share of the amount of indebtedness that is canceled or deemed satisfied by the transfer and the Company’s basis in the property transferred.  The characterization of the Company’s this gain or loss as a capital gain or loss, rather than as ordinary income or loss, would depend on whether the property was a capital asset or a Section 1231 asset, as discussed below, and whether or not the Company was determined to be a “dealer” of the property, as discussed above.  In this event, the Shareholders would be required to recognize their allocable share of any gain realized by the Company on the surrender of the property, even though the Shareholders would receive no cash distribution from the Company as a result of the surrender of the property.

If assets of the Company that are sold or involuntarily converted are Section 1231 assets, Shareholders would combine their shares of the Company’s gains or losses attributable to those assets with any other Section 1231 gains or losses realized by the Shareholders in that year.  Net Section 1231 gains or losses, if any, would be taxed either as capital gains or as ordinary losses, as the case may be.  Generally, net Section 1231 gains are recaptured as ordinary income to the extent of net Section 1231 losses in the five preceding taxable years.

Installment Sales - If the Company receives purchase money obligations as part of the consideration for the sale of a Company Asset, the sale generally will be treated as an installment sale for federal income tax purposes unless the Company elects to recognize the entire gain in the year of the sale.  Under the installment method, a taxpayer generally must recognize income for any taxable year from the sale in an amount equal to the proportion of the payments received in that year which the gross profit from the sale bears to the sales price, less certain indebtedness assumed by the buyer, if any.  Notwithstanding that general rule, any gain subject to recapture as ordinary income must be recognized in the year of the sale.  In addition, under Code Section 453A, the Shareholders must pay interest to the IRS on any deferred federal taxes owed on installment payments that are deferred on the sale if the total amount of all deferred installment payments held by the Company (or the particular Shareholder, taking into account such Shareholder’s portion of the Company’s installment obligations) that are outstanding at the end of the taxable year in which the sale occurs exceeds Five Million Dollars ($5,000,000).  The availability of the installment method to the Company on the sale of the properties will depend primarily on whether the Company, or any joint venture in which the Company participates if it is the owner of the property being sold, is deemed to be a dealer at the time of the sale, since under Code Section 453(b)(2) an installment sale cannot include any “dealer disposition” (as defined in Code Section 453(1)) of real or personal property.  See the discussion of “dealers,” above.  Unless the sale qualifies as an installment sale, the Company’s sales proceeds on the date of the sale generally would include the fair market value of the purchase money obligations.  Thus, its gain on the sale could exceed the cash proceeds, if any, the Company receives on the date of the sale.  In that event, it is possible that the income taxes payable by the Shareholders with regard to their shares of the Company’s gain could exceed the cash proceeds, if any, received by the Shareholders from the Company in the taxable year in which the sale is made.

No additional gain from the Company’s sale of a property will be recognized by Shareholders on the Company’s distribution of sales proceeds to Shareholders, except to the extent that the amount distributed exceeds a Shareholder’s adjusted basis in its Shares immediately before the distribution.  See “Basis’ Limitation on Losses” and “Treatment of Cash Distributions from the Company” above.

Installment Sales - Imputed Interest - If a sale or exchange of the Company’s real or personal property requires a payment or payments to be made in more than one tax year, the Code allows any gain recognized to be reported on the installment method.” The Code provides that interest is payable on the applicable percentage of tax deferred in connection with installment sales of all non dealer property the sale price of which exceeds One Hundred Fifty Thousand Dollars ($150,000). Such interest is payable when the aggregate face amounts of installment obligations held by a taxpayer which are issued during the taxable year exceed Five Million Dollars ($5,000,000) and until any such installment obligation is satisfied. A Shareholder will be treated as owning a proportionate share of any Company installment obligation, and the Five Million Dollar ($5,000,000) threshold is measured at the Shareholder level. Interest must be paid on the deferred tax at the rate applicable to underpayments of tax in effect for the month with which the taxpayer’s taxable year ends.

The Code provides that a “dealer” may not report dealer gains on the installment method. A “dealer” is a taxpayer who holds real property for sale to customers in the ordinary course of the taxpayer’s trade or business. The Company does not anticipate that it will be a dealer in real property. Therefore, a Shareholder who is not a dealer in real property should be eligible to report any gain from an installment sale by the Company of property on the installment method.

Additionally, the Code provides that if an installment obligation arising from the disposition of non dealer property is pledged as security for any indebtedness, the net proceeds of such secured indebtedness shall be treated as a payment with respect to the installment obligation.

If, upon an installment sale of property, the Company were to receive a rate of interest on any installment obligation from the buyer which is below the rate provided by law, the sales terms would be recharacterized in a manner which would increase ordinary income to the Company, while decreasing in a corresponding manner, first, any long term capital gains and, second, any depreciation recapture. Such interest income would be recognized by the Company according to the original issue discount rules.  See “Accrual of Original Issue Discount” below. Because the terms of sale of properties will be determined in part by then current market conditions and negotiations with potential buyers, no assurance can be given that interest income will not be imputed on installment sales.

Sale-Leaseback Transactions - Some of the Company’s investments may be in the form of sale leaseback transactions wherein the Company either (i) purchased or will purchase property free of encumbrances and net lease such property back to the seller or (ii) purchase property subject to an existing Net Lease. If a sale leaseback transaction were recharacterized as a financing arrangement, the Company would not be entitled to depreciation deductions with respect to the property, and the lease payments received by the Company and, in certain circumstances, any gain on the sale of such property could be treated, at least in part, as interest income. Such a recharacterization could increase a Shareholder’s share of ordinary income and decrease such Shareholder’s share of capital gain. The Company will attempt to structure any Net Lease transaction to be recognized as a leasing arrangement for federal income tax purposes and not treated as a financing arrangement or conditional sale.

Code Section 467 applies to rental agreements under which the aggregate rent is Two Hundred Fifty Thousand Dollars ($250,000.00) or more and the rents either increase or decrease over the lease term or are prepaid or deferred. For lease backs or long term agreements entered into for tax avoidance purposes (“disqualified lease backs or long term agreements”), the fixed rent for each period is a “constant rent amount,” which is the amount that, if payable at the end of each rental period, would have a present value equal to the present value of all amounts payable under the lease.  An agreement is disqualified only if rents increase or decrease and tax avoidance is the principal purpose for the increasing or decreasing pattern of the rents.  Whether a tax avoidance purpose is a principal reason for increasing or decreasing rent is usually decided from all relevant facts and circumstances.  The rent for each period is a “proportional rental amount” if a lease is not a disqualified lease back or long term agreement, but the rent is deferred or prepaid and the lease does not provide for “adequate interest” on the deferred or prepaid amounts.  Interest is generally inadequate unless it is provided at a rate at least one hundred ten percent (110%) of the applicable federal rate (AFR) when the lease is made.

The Company may engage in long term sale lease back transactions; however, based on current law and interpretations thereof, the Company does not believe that a typical transaction of this nature would be found to have a tax avoidance purpose. Also, the Company does not anticipate having any significant deferred or prepaid rent.

Depreciation of Properties - The Company will be entitled to cost recovery deductions for its properties, provided that the purchase price of the properties (including any portion of the purchase price paid with the proceeds of qualified nonrecourse financing) does not exceed the fair market value of the property.  These deductions generally will be determined under the Modified Accelerated Cost Recovery System (“MACRS”) over the time periods set forth in Section 168 of the Code.

Any multifamily residential rental buildings owned by the Company will be depreciated on a straight-line basis over a twenty-seven and one-half (27.5) year period as long as eighty percent (80%) or more of the gross rental income of the buildings for the taxable year is rental income from dwelling units (the “80% dwelling unit test”).  In this regard, a “residential” building, or a portion thereof, may have commercial uses other than use as a multifamily residential rental property.  However, the Company will not acquire any residential property if the rental income expected to be derived from commercial uses other use as than rental dwelling units of the property would exceed ten percent (10%) of the total rental income expected to be derived from the property, including rental income from dwelling units.  Thus, eighty-percent (80%) or more of the Company’s gross rental income from those properties will still be rental income from dwelling units, and the Company’s depreciation deductions with respect to its residential properties generally will not be affected by any incidental commercial uses other than use of the properties as rental dwelling units.  However, it is possible that commercial uses of a property will be conducted in a separate building included in a multi-building property that will not meet the 80% dwelling unit test described above, even though the property as a whole would meet the 80% dwelling unit test.  In such cases, the Company’s acquisition and development expenses for that building, but not the rest of the property, would be depreciated by the Company using the straight-line method over a period of thirty-nine (39) years instead of seventy-seven and one-half (27.5) years.

Certain improvements to the properties, other than the buildings, may be required to be depreciated under the one hundred fifty percent (150%) declining balance method over a fifteen (15) year period.  Any tangible personal property acquired by the Company that is used with a property will be depreciated under the 200% declining balance method over a 3, 5, 7 or 10 year cost recovery period, depending on the particular property’s class life.  To the extent the Company acquires and places in service during 2010 any qualified depreciable assets which are (a) subject to Section 263A uniform capitalization rules, (b) has a production period greater than one year and a cost exceeding One Million Dollars ($1,000,000.00), or (c) has a MARCS recovery period of at least ten (10) years, the Company will be entitled to an additional first year depreciation deduction of fifty percent (50%) (“bonus depreciation”) of its adjusted basis in its depreciable assets.  However, only pre-January 1, 2010 expenditures may be taken into account for bonus depreciation on this extension of the placed-in-service deadline.  Although, cost recovery deductions usually are calculated differently for purposes of the alternative minimum tax, there is no alternative minimum tax adjustment for the entire recovery period of the Company’s depreciable assets, if any, which qualify for bonus depreciation.  See “Alternative Minimum Tax” below.  Also, the Company’s cost recovery deductions for tangible personal property placed in service with the properties will be affected by provisions of the Code that determine when property is deemed to be placed in service or disposed of in a taxable year, and provisions of the Code concerning a short taxable year of the Company.  In addition, the Company’s acquisition expenses allocable to intangible assets acquired with the properties generally must be amortized over a fifteen (15) year term, and certain financing expenses incurred by the Company to help fund the Purchase Price of the properties must be amortized over the term of the loan.

Under Section 1012 of the Code, the Company’s cost recovery deductions generally will be based on its adjusted basis in its properties.  The Company’s adjusted basis generally will equal its reasonable purchase price and other acquisition, development and renovation costs, if any, of the properties.  Although the portion of the Company’s purchase price allocable to the land purchased with the properties is not deductible or depreciable, it will be included in the Company’s adjusted basis for its properties, which will reduce the amount of any gain, or increase the amount of any loss, realized by the Company on the sale or other taxable disposition of the properties.  However, the Company’s allowable cost recovery deductions will reduce its adjusted basis in the properties, which will increase the potential gain, or decrease the potential loss, which would be realized by the Company on the sale or other taxable disposition of the properties.  See “Treatment of Gain or Loss on Sale of Property” above.  Under the Company’s operating agreement, the Company’s cost recovery deductions will flow through to Shareholders to be claimed as deductions on their personal income tax returns, and these deductions will reduce the adjusted basis of a Shareholder in the Company.  The reduction in the basis will have an effect on potential gain or loss if a Shareholder sells or otherwise disposes of Shares in a taxable transaction.  See “Treatment of Gain or Loss on Disposition of Shares” above.

If a property held by the Company for more than one year is sold or otherwise disposed of in a taxable transaction, a portion or all of the gain realized by the Company, if any, may be recaptured and taxed at rates higher than the maximum long-term capital gain tax rate, which currently is fifteen percent (15%), on most taxable long-term capital gains.  See “Treatment of Gain or Loss on Sale of Property” above.

In addition, if any tax exempt entities hold Shares and the Company’s allocations are not considered to be “qualified allocations,” then a portion of the Company’s depreciation deductions, corresponding to the tax exempt entities’ percentage interest in the Company, may be required to be depreciated over somewhat longer recovery periods than those otherwise applicable.  See “Allocations of Income and Losses,” above and “Section 754 Election” and “Investment by Qualified Pension and Profit Sharing Plans (Including Keoghs), Stock Bonus Plans, and Individual Retirement Accounts” below.

Special Depreciation Rules for Tax-Exempt Use Property - To the extent a property is considered to be “tax-exempt use property” under Section 168(h) of the Code, as described below, it must be depreciated using the straight-line method over forty (40) years in the case of real property, and over longer time periods in the case of tangible personal property than the MACRS cost recovery periods described in “Depreciation of Properties” above, for tangible personal property that is not tax-exempt use property.

A property, or a portion of a property, generally will be treated as a tax-exempt use property under Section 168(h) of the Code if:

•	the Company has tax-exempt Members; or

•	the property, or a portion of the property, is leased to a tax-exempt entity.

In this regard, the Company believes that a substantial number of the Shares may be purchased by tax-exempt Members (including Qualified Plans, IRAs, and certain foreign Members).  To the extent their share of the Company’s income and gain from the properties is not taxable to them as UBTI under Section 511 of the Code, their allocable share of the properties under the Company’s operating agreement may be treated under Section 168(h) of the Code as “tax-exempt use property.”  See “Investments in the Company by Qualified Plans and IRAs” below.  However, any adjustments to the Company’s cost recovery deductions due to the presence of tax-exempt Members in the Company, will be allocated under the Company’s operating agreement to those “tax-exempt” Members only.  The Company also intends that any joint venture agreements will contain the same or similar allocations of cost recovery adjustments to any tax-exempt entities that co-invest in a property under a joint venture agreement.  In this regard, the Company itself may be treated as a tax-exempt co-investor in properties acquired under joint venture agreements to the extent the Company has tax-exempt Members.  In that case, all cost recovery adjustments, if any, allocated to the Company under the joint venture agreement because the Company has tax-exempt Members would also be allocated under the Company’s operating agreement to the Company’s tax-exempt Members as described above.

Based on the above discussion, the Company believes that the Company’s tax benefits to Members who are not tax-exempt Members will not be adversely affected by the sale of a portion of the Shares to tax-exempt Members.  The special allocations of cost recovery adjustments under the Company’s operating agreement and the co-investment agreements described above, however, will not apply to any cost recovery adjustments incurred by the Company, if a property, or a portion of a property, is leased to a tax-exempt entity.  However, the Company believes that it is unlikely that a material portion of the properties will be leased to tax-exempt entities.

Section 754 Election - The Company may make various elections for federal income tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

The adjusted basis of each Shareholder in its Shares, “outside basis,” generally will initially equal its proportionate share of the Company’s adjusted basis in the Company’s assets, “inside basis.” Over time, however, changes in Share values and cost recovery deductions may cause the value of a Share to differ materially from the Shareholder’s proportionate share of the inside basis. Code Section 754 permits a partnership to make an election that allows a transferee who acquires Shares either by purchase or upon the death of a Shareholder to adjust its share of the inside basis to fair market value as reflected by the Share price in the case of a purchase or the estate tax value of the Share in the case of an acquisition upon death of a Shareholder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among the Company’s various assets pursuant to Section 755 of the Code.  In addition, due to recent Code amendments, the Company may be required to report certain items as if the Company made a section 754 election.

A Section 754 election is beneficial to the transferee when its outside basis is greater than its proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine its cost recovery deductions and its gain or loss on disposition of property by reference to its higher outside basis. The Section 754 election will be detrimental to the transferee if its outside basis is less than its proportionate share of inside basis.

If the Company makes a Section 754 election, Regulations require it to make the basis adjustments. In addition, these Regulations place the responsibility for reporting basis adjustments on the Company. The Company must report basis adjustments by attaching statements to the Company’s partnership returns. In addition, the Company is required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify the Company of their basis in acquired interests. To accommodate concerns about the reliability of the information provided, the Company is entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Code, unless clearly erroneous.

The Company’s operating agreement provides the Company’s Tax Matters Member with authority to determine whether or not a Section 754 election will be made.  Depending on the circumstances, the value of Shares may be affected positively or negatively by whether or not the Company makes a Section 754 election. If the Company decides to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the IRS consents to its revocation. In addition, the Company may be required to report certain items as if the Company made a section 754 election if the Company has a substantial built-in loss.

The calculations under Code Section 754 are highly complex, and there is little legal authority dealing with the mechanics of the calculations, particularly in the context of publicly held partnerships. It is possible the IRS might take the position that the adjustments made by the Company do not meet the requirements of the Code or the Regulations, particularly given the special assumptions to be applied by the Company for administrative convenience.

If the IRS were to sustain such a position, any increased depreciation deductions allowable to a transferee of Shares as the result of the Section 754 election might be reduced, and any gain allocable to a transferee on the sale of a Company asset might be increased.

Alternative Minimum Tax - Individual and corporate taxpayers have potential liability for alternative minimum tax. Certain items from the Company could affect a Shareholder’s alternative minimum tax liability. Since such liability is dependent upon each Shareholder’s own circumstance, Shareholders should consult their own tax advisors concerning the alternative minimum tax consequences of being a Shareholder.  With limited exceptions, all taxpayers are subject to the alternative minimum tax under Section 55 of the Code.  If the alternative minimum tax exceeds the regular tax, the excess is payable in addition to the regular tax.

Termination of Company for Tax Purposes - Under Section 708(b) of the Code, if (i) at any time no part of the business of the Company continues to be carried on by any of the Members in the Company or (ii) within a twelve (12) month period fifty percent (50%) or more of the total interests in partnership capital and profits are sold or exchanged, a termination of the Company would occur for federal income tax purposes, and the taxable year of the Company would close. It is possible that Shares representing fifty percent (50%) or more of the capital and profits interests in the Company might be sold or exchanged within a single twelve (12) month period. For this purpose, a Share that changes hands several times during a twelve (12) month period will only be deemed sold or exchanged once.

Generally, if the Company is deemed to terminate, a Shareholder would not recognize any taxable gain or loss as a result of the deemed termination of the Company. A Shareholder, however, would recognize gain to the extent, if any, that the Shareholder’s pro rata share of the Company’s cash (and the reduction, if any, in the Shareholder’s pro rata share of the Company’s indebtedness) at the date of a termination exceeded the adjusted tax basis of his Shares. Also, the Company’s taxable year would terminate. If the Shareholder’s taxable year were other than the calendar year, the inclusion of more than one year of Company income in a single taxable year of the Shareholder could result. Finally, a termination of the Company could cause the Company or the Company’s property to become subject to unfavorable statutory or regulatory changes enacted prior to the termination, but which were not previously applicable to the Company or its assets.

Tax Returns and IRS Audits - The tax treatment of all “partnership items,” as that term is defined by the Code, generally is determined at the partnership level, rather than the partner level.  All of the Company’s investments in properties, including the Company’s indirect interest in properties owned by entities created under joint venture agreements, will be consolidated on the Company’s information income tax returns, and reported to the Shareholders on a Schedule K-1 for the Shareholders to use to complete their personal income tax returns.  Generally, a Shareholder will be required to treat partnership items on its personal federal income tax returns in a manner that is consistent with the treatment of the partnership items on the Company’s federal information income tax return, unless a Shareholder attaches IRS Form 8082 to its personal federal income tax return and explain why it is treating the tax item differently.  Regulations generally define “partnership items” for this purpose as including distributive share items that must be allocated among the partners, such as partnership liabilities and guaranteed payments.

Any IRS audit of the Company will be conducted in an administrative proceeding in which all of the Shareholders have a right to participate, at their individual expense.  An administrative proceeding may result in a final determination of the tax liability of each of the Shareholders with regard to the partnership items in question.  The IRS generally must notify Shareholders whose names and addresses have been furnished to it, of both the beginning of any administrative proceeding involving the Company and the final adjustments, if any, to the Company’s tax return.  However, this notice is not required for any Shareholder who has less than a one percent (1%) profits interest in the Company if the Company has more than one hundred (100) partners.  Also, if a group of Shareholders having a five percent (5%) or more profits interest in the Company, in the aggregate, designate one of their members to receive the notice, that Shareholder will receive the notice and can then notify the other Shareholders of the group.

The Original Shareholder will serve as the Company’s “tax matters partner” and will represent the Company and a Shareholder and the other Shareholders in any IRS proceedings or tax litigation involving the Company or its properties.  The tax matters partner may extend the statute of limitations for tax liabilities as to all Shareholders, and certain settlements entered into with the IRS by the tax matters partner will be binding on a Shareholder if it does not file a statement to the contrary with the Secretary of the Treasury.  Any adjustments made by the IRS to the Company’s federal information income tax return, or that of an entity formed under a joint venture agreement, also could result in adjustments to the personal income tax returns of the Shareholders.  In addition, under Section 775 of the Code a partnership with at least 100 partners may elect to be governed under simplified tax reporting and audit rules as an “electing large partnership.”  These rules also provide that most federal tax elections are made at the partnership level, rather than the partner level.  The Company does not plan to make this election, although it reserves the right to do so.

If there is an audit of the Company’s federal information income tax returns, or those of any entity formed under a joint venture agreement, the tax matters partner, will notify the Shareholders of the proceeding and provide the Shareholders with any other information as required by the Company’s operating agreement or law.  All expenses of these proceedings, including the legal and accounting fees incurred by the tax matters partner, which could be substantial, will be paid either by the Company or the entity formed under the joint venture agreement, respectively, and these expenses could reduce or delay cash distributions from the Company to the Shareholders.  The tax matters partner is not obligated to contest adjustments made by the IRS to the Company’s federal information income tax returns or those of any entity formed under a joint venture agreement.  If a Shareholder elects to participate in any tax proceeding involving the Company, it must pay its own expenses, and its participation in the proceeding will be substantially restricted.

Federal Tax Penalties and Interest - Interest is charged on underpayments of federal income tax, and various tax penalties are included in the Code.

Penalty for Negligence or Disregard of Rules or Regulations - If any portion of an underpayment of federal income taxes is attributable to negligence or disregard of the Code or Regulations, twenty percent (20%) of that portion is added to the tax.  Negligence is strongly indicated if a Shareholder fails to treat the Company’s tax items on its personal income tax returns consistently with the Company’s treatment of those items and it does not notify the IRS of the inconsistency.  There is no penalty, however, if the Shareholder’s position (unless it is caused by negligence) is adequately disclosed and has at least a reasonable basis, or the position is taken with reasonable cause and in good faith or, even if the position is contrary to an IRS ruling or notice, it has a realistic possibility of being sustained on its merits.

Valuation Misstatement Penalty -  There is an addition to tax of twenty percent (20%) of the amount of any underpayment of federal income tax of Five Thousand Dollars ($5,000.00) or more (Ten Thousand Dollars ($10,000.00) in the case of corporations other than S corporations or personal holding companies), which is attributable to a substantial valuation misstatement.  There is a substantial valuation misstatement if the value or adjusted basis of any property claimed on a return is two hundred percent (200%) or more of the correct amount, or the price for any property or services, or for the use of property, claimed on a return is two hundred percent (200%) or more, or fifty percent (50%) or less, of the correct price.  If there is a gross valuation misstatement, which is four hundred percent (400%) or more of the correct value or adjusted basis, or the undervaluation is twenty-five percent (25%) or less of the correct amount, then the penalty is forty percent (40%).

Substantial Understatement Penalty - There is an addition to tax of twenty percent (20%) of any underpayment of federal income taxes if the difference between the proper tax as determined by the IRS or the courts over the tax actually shown on the return exceeds, in the case of noncorporate taxpayers, the greater of ten percent (10%) of the tax required to be shown on the return, or Five Thousand Dollars ($5,000.00).  In the case of corporations, other than S corporations or personal holding companies, an understatement is substantial if it exceeds the lesser of:  (i) ten percent (10%) of the tax required to be shown on the return for the tax year (or, if greater, Ten Thousand Dollars ($10,000.00)); or (ii) Ten Million Dollars ($10,000,000.00).  The amount of any understatement of federal income tax generally will be reduced to the extent it is attributable to the tax treatment of an item supported by substantial authority, or if the tax treatment was adequately disclosed on the taxpayer’s return and there was a reasonable basis for the tax treatment.  However, in the case of “tax shelters,” which as defined by the Code for this purpose may include the Company and the entities formed under the joint venture agreements, the understatement may be reduced only if there was reasonable cause for the underpayment and the taxpayer acted in good faith, or the tax treatment of a tax item was supported by substantial authority and the taxpayer establishes that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment.

Reportable Transaction Understatement Penalty - An independent penalty is imposed on taxpayers who fail to disclose a reportable transaction.  In the case of natural persons, the amount of the penalty is Ten Thousand Dollars ($10,000.00) and One Hundred Thousand Dollars ($100,000.00) in the case of listed transactions.  The amount of the penalty for all other persons in the case of reportable transactions is Fifty Thousand Dollars ($50,000.00), while it is Two Hundred Thousand Dollars ($200,000.00) for listed transactions.

There is a twenty percent (20%) penalty for reportable transaction understatements of federal income taxes.  However, if the disclosure rules under the Code and the Treasury Regulations regarding reportable transactions are not met, this penalty is increased to thirty percent (30%) and the “reasonable cause” exception discussed below is not available.  This type of understatement of federal income taxes generally is the amount of the increase in taxable income on a tax return, determined by comparing the amount of taxable income shown on the tax return to the proper amount of taxable income as determined by the IRS, multiplied by the highest applicable income tax rate.  Only taxpayers who participate in a reportable transaction and material advisors to the reportable transaction are potentially subject to this penalty.  The “reasonable cause” exception to this penalty generally means that the taxpayer must be able to show the IRS that there was reasonable cause for the understatement of federal income taxes on his tax return, he acted in good faith, he adequately disclosed the transaction to the IRS, he has or had substantial authority for the tax treatment that resulted in the understatement of federal income taxes, and he reasonably believed that his tax treatment was more likely than not the proper treatment.

Under Section 6707A of the Code and Treas. Reg. Section 1.6011-4(b), one type of reportable transaction is a “loss transaction” under Treas. Reg. Section 1.6011-4(b)(5).  This type of transaction generally is an investment resulting in (or which is reasonably expected to result in) a partnership, or any noncorporate partner of a partnership, claiming a loss under Section 165 of the Code of at least Two Million Dollars ($2,000,000.00) in any single taxable year or Four Million Dollars ($4,000,000.00), in the aggregate, during the period which includes the taxable year that the investment is entered into and the next five succeeding taxable years.  For this purpose, a Section 165 loss includes certain amounts deductible under any provision of the Code that treats a transaction as a sale or other disposition of an asset or otherwise results in a deduction under Section 165 of the Code.  However, losses on the sale of assets with a qualifying basis, as discussed below, are not included as Section 165 losses for this purpose.  Also, losses under Section 165 from fire, storm or other casualty, theft or a compulsory or involuntary conversion of a property are not taken into account in determining whether the Company has a loss transaction.

With respect to the Company’s intended activities, a loss under Section 165 of the Code from the sale of a property will not be taken into account in determining whether the Company is a loss transaction type of reportable transaction if, among other requirements, the basis of the property (for purposes of determining the amount of the loss that is not treated as a Section 165 loss) has a qualifying basis.  In this regard, the Company’s basis in its properties (less adjustments for any allowable depreciation, amortization, or casualty loss with respect to the Company’s properties) will be a qualifying basis if the basis of the property is equal to, and is determined solely by reference to, the amount paid in cash by the Company for the property.  In this regard, to the extent consistent with the Company’s investment objectives, the Company will attempt to structure the acquisition and sale of all of its properties, including properties owned by entities created under joint venture agreements, to satisfy all of the requirements set forth in IRS Revenue Procedure 2004-66 so that the Company will have a qualifying basis in all of its properties, subject to the exception discussed below.  Provided that the requirements of Revenue Procedure 2004-66 are met, any loss incurred by the Company on the sale of those properties will not be taken into account in determining whether or not the Company is a loss transaction type of reportable transaction under Treas. Reg. Section 1.6011- 4(b)(5).

With respect to the Company’s properties, any borrowings by the Company will be “qualified nonrecourse financing,” as that term is defined in Section 465(b)(6) of the Code.  Except as provided below, an amount paid in cash by the Company to acquire a property will not be disregarded under Revenue Procedure 2004-66 merely because the Company issues a debt instrument (i.e., a promissory note and mortgage on the property) to obtain the cash used to purchase the property.  However, if the Company issued a debt instrument to the person (or a related party) who sold the property to the Company, or if the Company assumed a debt instrument (or took the property subject to a debt instrument) issued by the person (or a related party) who sold the property to the Company, or the Company issued a debt instrument in exchange for improvements to a property, then the Company would be treated as having paid cash for the property only if the debt instrument was secured by the property and all amounts due under the debt instrument were paid in cash no later than the time the Company sells the property for which the loss is claimed.  Therefore, if the Company, or an entity formed under a joint venture agreement, obtains or assumes nonrecourse financing from the seller (or a related party) to help finance the purchase of a property, and the net sales proceeds when the property is sold by the Company or an entity formed pursuant to a joint venture agreement, as applicable, were not sufficient to repay all of the nonrecourse loan burdening the property as required by Revenue Procedure 2004-66, neither the Company nor the entity formed under the joint venture agreement, if applicable, would contribute its own funds to repay the remaining unpaid balance of the nonrecourse financing to the lender.  Under those circumstances, the Company’s loss would be included as a Section 165 loss in determining whether or not the Company became, at the time of that sale, a reportable transaction.  In this regard, since it is anticipated that the purchase price of most, if not all, properties will paid in cash, when the Company or an entity formed pursuant to a joint venture agreement sells a property at a loss there will be no debt to repay.  In addition, the Company expects to hold each of its properties for at least five years before it is sold.  Thus, the Company’s Section 165 losses, if any, on the sales of properties can reasonably be expected to meet either of the thresholds under Treasury Regulation Section 1.6011-4(b)(5) for the loss to be treated as a Section 165 loss in determining whether or not the Company would then be a loss transaction type of reportable transaction.

Notwithstanding the discussion above, the Company does not guarantee that each of the Company’s properties will have a qualifying basis under Revenue Procedure 2004-66.  Thus, depending primarily on the amount and timing of net offering proceeds, it is theoretically possible that the Company could realize a Section 165 loss, or aggregate Section 165 losses, on the sale of its properties that would meet one or both of the dollar amount thresholds described above.  Merely becoming a reportable transaction, however, would not mean that the Company’s tax treatment of its activities was improper or that there actually was a reportable transaction understatement of federal income taxes owed by the Company’s Shareholders.  Becoming a reportable transaction, however, would trigger additional IRS reporting requirements for the Company and for the Shareholders.  In that event, the Company would provide the Shareholders with a summary of its additional reporting obligations to the IRS, and each Shareholder would be subject to substantial federal penalties if it failed to comply with those reporting obligations.  Also, the Company and its advisors would be required to report the transaction to the IRS as a reportable transaction and they would be required to maintain a list, to be provided to the IRS, on request, that identifies the Shareholders and contains other information concerning the Shareholders’ investments in the Company as required by the Code and the regulations.  The Company’s and its advisors would be subject to substantial tax penalties if they failed to comply with these disclosure and list-keeping requirements under the Code.

As discussed above, disclosing the Company is a reportable transaction to the IRS, if required to do so, would have no effect on the legal determination of whether any tax position claimed by the Company, or by a Shareholder with respect to its personal federal income tax returns concerning its investment in the Company, was proper or improper.  However, filing the form would likely increase the risk that the IRS would audit the federal income tax returns of both the Company and a Shareholder, which could include items on its personal federal income tax return that are unrelated to the Company and its personal federal income tax returns for prior years.

Each Shareholder is urged to seek advice based on its particular circumstances from an independent tax advisor concerning whether or not the Company is, or should reasonably be expected to be, a reportable transaction under the Code.

Profit Motive - Under Section 183 of the Code, a Shareholder’s ability to deduct its share of the Company’s deductions on its federal income tax return could be lost if the Company lacks the appropriate profit motive as determined from an examination of all facts and circumstances at the time.  Section 183 of the Code creates a presumption that an activity is engaged in for profit if, in any three of five consecutive taxable years, the gross income derived from the activity exceeds the deductions attributable to the activity.  Thus, if the Company fails to show a profit in at least three out of five consecutive years this presumption will not be available and the possibility that the IRS could successfully challenge the Company’s deductions claimed by the Shareholders would be substantially increased.  The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses under Section 183 of the Code.  See Treas. Reg. Section 1.183-2(c), Example 5.  Since the principal purpose of the Company is to acquire, operate, and eventually sell or refinance its properties on a profitable basis to the Shareholders, apart from tax benefits, the Company believes that it will have the requisite profit motive under Code Section 183.

Investments in the Company by Qualified Plans and IRAs - Qualified pension, profit sharing, Keogh and stock bonus plans (“Qualified Plans”) and individual retirement accounts (“IRAs”) generally have no federal income tax liability unless their net UBTI from all sources is greater than One Thousand Dollars ($1,000.00) during any of their taxable years.  Generally, UBTI does not include income that is:  (1) interest income; (2) dividends; (3) rents from real property; (4) rents from personal property leased with real property, if the rents attributable to the personal property are an incidental amount (i.e., ten percent (10%) or less) of the total rents received or accrued under the lease; and (5) gain from the sale of property, other than inventory and property held primarily for sale to customers in the ordinary course of business.  However, income from “debt-financed” property generally is included in UBTI.  “Debt-financed” property generally means any property that is held to produce income and with respect to which there is acquisition indebtedness.  Under Section 514(c) of the Code, the term “acquisition indebtedness” generally means, subject to certain exceptions, the unpaid amount of debt incurred in acquiring or improving a property, and any other debt, such as borrowings for working capital, if the debt would not have been incurred but for the acquisition or improvement of the property.

The Company does not plan to finance the acquisition of the Company’s assets.  However, to the extent it does, those Company properties will be “debt-financed” property, subject to certain exceptions, and most of a tax-exempt Shareholder’s share of the Company’s net income or gain from debt-financed properties will be UBTI that is subject to federal income taxes if the income exceeds the special deduction of One Thousand Dollars ($1,000.00) per taxable year discussed above.  The portion of a tax-exempt Shareholder’s share of gross income and the related deductions from the Company that are taken into account in computing UBTI generally will be determined by the ratio that the Company’s indebtedness outstanding from time to time on the properties bears to the Company’s adjusted basis in the properties as adjusted from time to time.  Also, when a “debt-financed” property is sold or otherwise disposed of in a taxable transaction by the Company, a tax-exempt Shareholder may be required to recognize an allocable portion of any gain as UBTI, generally based on the ratio between the highest amount of the indebtedness burdening the property in the twelve (12) month period preceding the date of sale compared to the Company’s adjusted basis in the property.  In addition, a tax-exempt Shareholder’s share of the Company’s cost recovery deductions may be required to be calculated over a longer cost recovery period than the MACRS cost recovery periods available to Shareholders who are not tax-exempt entities.  See “Special Depreciation Rules for Tax-Exempt Use Property” above.

To the extent that the Company incurs indebtedness to acquire its properties, this indebtedness generally will constitute “acquisition indebtedness” that may give rise to UBTI for the Company’s tax-exempt Shareholders, including certain foreign Shareholders.  However, tax-exempt Shareholders that are Qualified Plans (which do not include IRAs) generally are not subject to UBTI with respect to indebtedness incurred in acquiring or improving real property if certain conditions set forth in Section 514(c)(9) of the Code are met.  The availability to Qualified Plans of this exception to UBTI requires the Company’s compliance with certain rules related to the terms and conditions of the property’s acquisition by the Company and the seller’s relationship with the Company or its partners.  Also, in order for the Company’s properties to qualify for this exception to UBTI, the allocation provisions of the Company’s operating agreement must ensure that no tax-exempt Shareholder will be allocated a share of the Company’s income in any taxable year in a percentage that is greater than the smallest percentage share of that Shareholder in the Company’s losses in any taxable year.  In this regard, the allocation provisions in the Company’s operating agreement, and the terms and conditions of the Company’s acquisition of its properties, may not satisfy all of the requirements of Section 514(c)(9) to qualify for this exception to UBTI in any taxable year.  In that event, a Qualified Plan’s share of the Company’s income from its debt-financed properties generally would be UBTI in the proportion that the Company’s borrowings to acquire each debt-financed property bear to the Purchase Price of the debt-financed property.  However, if the conditions of the exception from UBTI set forth in Section 514(c)(9) of the Code are met by the Company, Qualified Plans eligible for the exception described above would not be subject to UBTI as a result of the Company’s borrowings to acquire or improve its properties.  Also, as noted above, IRAs do not qualify for the exception to the UBTI debt-financed property rules under Section 514(c)(9) of the Code.

Any portion of the Company’s income allocated to a Qualified Plan or IRA Shareholder that is not treated as UBTI generally will not be recharacterized as UBTI, even though another portion of the Company’s income that is allocated to that tax-exempt Shareholder is treated as UBTI.  In addition, receiving UBTI from the Company generally will not cause a Qualified Plan’s or IRA’s income from sources other than the Company to be treated as UBTI, nor will it affect their tax-exempt status.  However, the receipt of any UBTI in a taxable year by some tax-exempt entities, such as charitable remainder trusts or charitable remainder unitrusts, will cause all of their income from all sources, including the Company, to be taxable in that taxable year.

IRAs, Qualified Plans and other tax-exempt entities considering an investment in the Company are urged to seek advice based on their particular circumstances from independent tax and legal advisors regarding the effect that receiving UBTI from the Company would have on them.  Also, in evaluating an investment in the Company, a fiduciary of a Qualified Plan or IRA is urged to consider the propriety of the investment in light of its fiduciary obligations and the liquidity of the Company’s Shares.

In considering an investment in the Company of a portion of the assets of a Qualified Plan, a fiduciary should also consider among other things (i) the definition of plan assets under ERISA and the status of labor regulations regarding the definition of plan assets and (ii) whether the investment satisfies the diversification requirements of Section 404(a)(l)(C) of ERISA.

Excess Business Holdings - Private foundations may be subject to an excise tax if the private foundation has any excess business holdings.  Code Section 4943 generally imposes an excise tax on a private foundation’s excess business holdings in a business enterprise during a tax year.  For these purposes, a private foundation’s excess business holdings include certain business holdings of the foundation’s disqualified persons, which generally include substantial contributors, foundation managers, certain owners of substantial contributors, certain organizations owned by disqualified persons and certain related foundations.

Generally, a business holding will not be excess unless more than twenty percent (20%) of a business enterprise is owned, although in certain circumstances the ownership will not be excess unless more than 35% is owned.  These rules apply not only to the ownership of corporation stock, but also to interests in partnerships, joint ventures and trusts.  The ownership percentage generally is determined based upon the ownership of voting stock of corporations and profits interests of partnerships.  In determining a private foundation’s or disqualified person’s ownership, the Code and regulations apply certain attribution rules, including treating stock or other interests owned, directly or indirectly, by or for a corporation, partnership, estate or trust as owned proportionately by or for its shareholders, partners or beneficiaries.  However, any interest in a business enterprise owned by a corporation that is actively engaged in a trade or business generally is not deemed constructively owned by its shareholders, unless the corporation is involved in certain prohibited transactions as defined in the regulations.

The term “business enterprise” is broadly defined to include the active conduct of a trade or business, including any activity that is regularly carried on for the production of income from the sale of goods or the performance of services, and that constitutes an unrelated trade or business.  The term “business enterprise” generally does not include a functionally related business, a program-related investment or a trade or business at least ninety-five percent (95%) of the gross income of which is derived from passive sources, including dividends, interest, annuities, royalties, certain rental income, gain or losses from sales, exchanges or other disposition of non-inventory property and income from the sale of goods, if the seller does not manufacture, produce, physically receive or deliver, negotiate sales of, or keep inventories in the goods.  In addition, in at least one private letter ruling, the IRS has ruled that a private foundation’s investment in a general partnership investing in limited partnerships producing business income did not constitute a business enterprise because of the passive nature of its investment, even though less than ninety-five percent (95%) of its income was derived from passive sources.

With respect to a private foundation’s investment in the Company, the Company likely will not constitute a business enterprise, and, thus, not be subject to the excess business holding rules since 100% of its income should be derived from passive sources.  A private foundation could be subject to the excess business holdings excise tax if ownership in the Company by the private foundation and disqualified persons with respect to the foundation exceeds twenty percent (20%) (or thirty-five percent (35%), if applicable).  Even if the ownership exceeded the twenty percent (20%) (or thirty-five percent (35%)) level, a private foundation could argue that the holding does not constitute an excess business holding, based on the above-described private letter ruling.

State and Local Taxes - The Company and the Shareholders are likely to be subject to state or local taxes and tax return filing requirements on the assets or income of the Company.  Generally, a Shareholder’s share of the Company’s income, losses, gains and deductions must be included in determining its reportable income for state or local tax purposes in the jurisdiction in which a Shareholder is a resident.  In this regard, deductions allocated to a Shareholder by the Company for federal income tax purposes may not be available to a Shareholder for state or local income tax purposes.

In addition, a Shareholder may be subject to state or local taxes and tax filing requirements in states other than its residence due to the Company’s business operations or ownership of property in such other states.  Also, the

Company may be required to withhold state or local taxes on the Company’s net income or gain allocable to non-resident Shareholders in jurisdictions where the Company or the entities formed under the joint venture agreements were formed, where the Company’s properties are located, or where the Company and the other entities do business, whether or not commensurate cash is distributed by the Company to the Shareholders.

The Company’s Shares may be sold in all fifty (50) states, the District of Columbia and Puerto Rico, and it is not practical for counsel to evaluate the many different state and local tax laws that may affect the Shareholders.  Thus, each Shareholder is urged to seek advice based on its particular circumstances from an independent tax advisor to determine the effect state and local taxes, including gift and death taxes, as well as income taxes, may have on a Shareholder in connection with an investment in the Company.

Social Security Benefits and Self-Employment Tax - A Shareholder’s share of net income, net loss, gains and losses from the Company is excluded from the definition of “net earnings from self-employment.”  No increased benefits under the Social Security Act will be earned by a Shareholder as a result of investing in the Company, and if a Shareholder is currently receiving Social Security benefits, its share of the Company’s taxable income, if any, will not be taken into account in determining any reduction in benefits because of “excess earnings.”

NECESSITY OF PROSPECTIVE SHAREHOLDERS OBTAINING PROFESSIONAL ADVICE

The foregoing analysis is not intended as a substitute for careful tax planning. The tax matters relating to the Company and the transactions described herein are complex and are subject to varying interpretations. Moreover, the effect of existing federal income tax laws, the meaning and impact of which is not yet clear and of proposed changes in federal income tax laws will vary with the particular circumstances of each prospective investor and, in reviewing this Prospectus, these matters should be considered.

Shareholders should obtain the advice of their own professional tax advisors with respect to the tax consequences of this investment in the context of their particular circumstances.

DESCRIPTION OF SHARES

The Offering - Five million (5,000,000) Shares will be offered to the public at a price of Ten Dollars ($10.00) per Share and issued by the Company from time to time to raise cash. The Company arbitrarily determined the Ten Dollar ($10.00) per Share selling price for this offering. Such price bears no relationship to the Company’s book or asset values. Such price also is not necessarily the amount investors would receive for the Shares if they were able to sell them.

The various factors considered in determining the Ten Dollar ($10.00) per Share offering price are as follows: (i) it is the amount contemplated by Section 3.01(e) of the Company’s operating agreement, (ii) it is an amount believed by management to make the Shares accessible to all qualified investors and (iii) it is a number that management believes will allows an investor to readily determine a return based on the capitalization rates of any property purchased by the Company.

Subject to any legal limits, the funds derived from the sale of Shares will be used in the following priority to (i) repay the $65,000 note from Charles Christian Kirley and reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares or operations, (ii) fund Company operations and/or repay operating debt, (iii) establish any required cash reserves, (iv) acquire what are believed by the Directors to be stable income producing properties and pay associated Acquisition Expenses and (v) if previously incurred for timing purposes in connection with the acquisition of the Company’s assets, retire acquisition debt. Until utilized for expenditures, all proceeds (including those allocated to cash reserves) will be invested in Government securities and cash items.

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by

UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

Issuance of Shares - The Company has been advised that: (i) upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement and this Prospectus, the Shares will be validly issued, and fully paid and non assessable limited liability company interests in the Company and (ii) the Shareholders will not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Shareholder of the Company, except that a Shareholder may be obligated to repay any funds wrongfully distributed to it.  This is not intended to be legal advice and investors should consult with their own counsel.

Market for Shares - Since such a listing is required to trigger the occurrence of the IPO Date, the Company will attempt to list the Shares on Amex or Nasdaq as soon as possible.  At present, the Company does not satisfy the listing requirements of Amex or Nasdaq.

Transfer Agent and Registrar - At such time that trading volume justifies the expenditure or the engagement of a transfer agent is required in connection with the listing process, the Company anticipates that it will engage DST Systems, Inc., 333 W. 11th Street, Kansas City, MO 64105, unless otherwise required by the Company’s exchange.

Additional Classes and Series of Shares - The Company’s operating agreement authorize the Board of Directors (subject to approval of a super-majority seventy-five percent (75%) Shareholder vote) to provide for the issuance of Shares in other classes or series, to establish the number of Shares in each class or series and to fix the preference, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series.  The Company believes that the conditional ability of the Board of Directors to issue one or more classes or series will provide the Company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs which might arise if the requisite percentage of Shareholders approve.  Although the Board of Directors has no intention at the present time of doing so, it could seek to issue a class or series that could, depending on the terms of such class or series, impede a merger, tender offer or other transaction that some of the Shareholders might believe to be in their best interests or in which the Shareholders might receive a premium for their Shares over the then current market price of such Shares.

Distribution Policy - The following summarizes the Company’s current distribution policy with respect to Shares.  The Board of Directors of the Company does not have the ability to change the Company’s distribution policy with respect to the Shares without the consent of a super-majority of seventy-five percent (75%) of the Shareholders.  This will prevent the Company from investing funds in other assets owned by the Company that must be distributed to Shareholders.

The level and timing of distributions will depend on, among other things, the operating cash flow, which will be affected by many factors including earnings of the Company, its financial condition, Directors’ and officers’ compensation, any debt obligations, reinvestment policies, reserve policies and such other factors as the Board of Directors deems relevant.  In setting the level of expenditures and cash reserves, it is expected that the Board of Directors will have a significant degree of indirect control over the distributions to the Shareholders.  In making these determinations, the Board will take into account, among other things, the Company’s financial performance, need of funds for cash reserves, capital improvements, tax consequences to Shareholders and new investment opportunities.  Some Shareholders may disagree with the Board’s decisions regarding expenditures and proper cash reserves.  As these decisions are in the Board’s discretion, the dissident Shareholders will have little ability to cause greater distributions to be made.

The Company intends to make regular quarterly distributions to the Shareholders.  As soon as practicable after the end of each calendar month, the Company shall conduct an interim closing of books as of the end of the last day of that calendar month.  On the basis of the closing of the books for each calendar month, operating cash flow and capital receipts for such month shall be determined in accordance with the accounting methods followed by the Company.  Thereafter, on each date that a distribution is required or made, operating cash flow shall be distributed to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current percentage interest in the Company.

Capital receipts shall not be distributed but shall be allocated to cash reserves or reinvested in other assets owned by the Company unless the Board of Directors, in its sole discretion, determines otherwise, in which case, Capital receipts shall be distributed as soon as practicable after such determination to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current percentage interest in the Company.

Upon the liquidation of the Company, the Shareholders will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, payment of expenses and any liquidation preferences on any Shares that may then be outstanding.  Therefore, Shareholders will be entitled to a distribution based proportionately on their ownership of the Company.

Voting Limitations - Most matters submitted to the Shareholders require the affirmative super-majority vote of seventy-five percent (75%) of the Shares for approval.  There are no cumulative voting rights with respect to the election of Directors.  Until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the members of the Board of Directors shall be appointed and/or removed by the Original Shareholder in its sole discretion, and any new series of stock approved by a super-majority vote of seventy-five percent (75%) of the Shareholders shall be subject to the same voting restrictions as the initial series of Shares. Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

After the Company achieves the aforementioned capital level, the Board of Directors shall be elected, removed and replaced by the Shareholders.  At such time, the Shareholders may vote on (i) the election and removal of Directors, (ii) the sale or disposition of all or substantially all of the assets of the Company at any one time (other than sales or dispositions, the proceeds of which are needed to redeem the Partnership Shares) (seventy-five percent (75%) super-majority vote required), (iii) the merger or consolidation of the Company (where the Company is not the surviving entity) (seventy-five percent (75%) super-majority vote required), (iv) the dissolution of the Company (seventy-five percent (75%) super-majority vote required), (v) a decision to issue additional series of stock (seventy-five percent (75%) super-majority vote required) and (vi) a decision to allow the Company to incur acquisition debt (seventy-five percent (75%) super-majority vote required).  The Shareholders will be entitled to one vote for each Share owned.  Any action that may be taken at a meeting may be taken by written consent in lieu of a meeting executed by Shareholders sufficient to authorize such action at a meeting.  At any meeting, a Shareholder may vote in person, by written proxy or by a signed writing directing the manner in which his vote should be cast.  Proxies are revocable at the pleasure of the Shareholder executing it.

No holders of any Shares have any preemptive rights or any rights to convert their Shares into any other securities of the Company.

There is no provision of the Company’s operating agreement discriminating against a Shareholder for owning a substantial amount of Shares.

The voting rights of Shareholders could be modified by an amendment to the Company’s operating agreement.  The Company’s operating agreement may be amended, modified or supplemented only by the vote of the Original Shareholder plus seventy-five percent (75%) or more in interest of the other then outstanding Shares; provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote of the Original Shareholder shall not be required.

Restricted Changes in Control Provisions - Certain provisions of the Company’s operating agreement could make more difficult a change of control of the Company by means of a tender offer, a proxy contest or otherwise.  These provisions are intended to enhance the likelihood of continuity and stability in the business plan of the Company, composition of the Company’s Board of Directors and management and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Company, if the Original Shareholder or Board of Directors determines that such takeover is not in the best interests of the Company and its Shareholders.  However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management, even if some or a majority of Shareholders deemed such an attempt to be in their best interests.

These provisions include language that: (i) gives the Original Shareholder almost absolute control over the members of the Board of Directors until the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00); (ii) creates staggered terms for members of the Board of Directors after the aforementioned capitalization has been realized, which may affect the ability of the Shareholders to change control of the Board of Directors; (iii) allows the Initial Warrant to be exercised in full if the Company elects to (A) utilize long term debt to acquire the Company’s assets or (B) terminate the agreement with Husch Blackwell LLP for legal services, which will allow the Original Shareholder to immediately obtain a voting block of up to five million (5,000,000) Shares that the Company can be compelled to register with the Commission and list on an acceptable exchange; (iv) limits the Company’s ability to issue warrants other than the Initial Warrant, which may make it more difficult to attract qualified management; (v) limits the Company’s ability to issue additional classes of stock, which may make it difficult to attract certain investors; and (vi) restricts the use of long term debt to acquire the Company’s assets, which may make it more difficult to attract qualified management and/or certain investors.

Control By the Original Shareholder - The Original Shareholder’s almost absolute control over the members of the Board of Directors until the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), makes it virtually impossible to effectuate a change in control of the Company until that time unless the Original Shareholder concurs.  This could be a significant impediment to investment in the Company by certain investors and the ability of the Company to attract qualified independent Directors. In addition, since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

Staggered Board of Directors - Pursuant to the Company’s operating agreement, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the Board of Directors of the Company is divided into three classes, serving staggered three year terms.  See “MANAGEMENT” beginning on page 31.  As the occurrence of the condition precedent is uncertain, it is unknown when this may occur, if at all.  Directors for each class will be chosen for a three year term upon the expiration of the current class’s term.  The staggered terms for Directors may affect the Company’s Shareholders’ ability to change control of the Company even if a change of control were in the interests of the Shareholders.  An individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Director he/she is replacing.

Number of Directors; Removal; Filling Vacancies - The Company’s operating agreement provides that the initial number of seats constituting the Board of Directors shall be at least one, and, following the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process), the number of Independent Directors required by law or the listing requirements of the exchange upon which the Company’s Shares are listed, with the exact number of seats on the Board of Directors to be determined from time to time by resolution of the Board of Directors.  After the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00),  the Board will be elected by the Shareholders; provided, however, only one class of Directors will be elected annually by the affirmative vote of the holders of at least a majority of the then outstanding Shares present at a meeting at which a quorum is present.  Prior to the time the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), Directors can be removed from office only by the Original Shareholder.  Thereafter, removal requires the affirmative vote of the holders of a super-majority of seventy-five percent (75%) of the then outstanding Shares.  In addition, any vacancy (other than a vacancy created by an increase in the number of Directors) may be filled by the Original Shareholder prior to the time the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), and thereafter, by the Directors at any regular meeting or at any special meeting of the Directors called for that purpose, by the affirmative vote of a majority of the remaining Directors, though less than a quorum.  A vacancy created by an increase in the number of Directors shall be filled in the same manner.  In addition, since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to appoint and remove the members of the Board of Directors unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

Inability to Incur Acquisition Debt - The Company’s operating agreement of the Company contains certain provisions that limit the Company’s ability to incur acquisition debt, which may make it more difficult to attract qualified management and/or certain investors.

Initial Warrant - The Initial Warrant is a warrant for five million (5,000,000) Shares that has been issued to the Original Shareholder.  The exercise price for the Shares to be sold pursuant to the Initial Warrant is $0.0001 per Share.  The Initial Warrant can be held and exercised only by the Original Shareholder (or a successor entity that is a Shareholder, and that is owned and managed exclusively by current and former officers and/or managers of the Original Shareholder or the Company or individuals or entities that have otherwise, in the sole discretion of the manager of such holder, contributed in a significant manner to the formation and/or success of the Company).  The exercise of the Initial Warrant shall be tied (i) to the success of Company management in raising capital for the business of the Company, and the holder of the Initial Warrant shall be authorized to exercise the Initial Warrant and purchase one (1) Share for each Two Hundred Forty Dollars ($240.00) of equity capital raised by the Company (including the fair market value of contributions in-kind) from time to time, (ii) to any event whereby the Company becomes authorized to engage in leveraged acquisitions and incur debt for the acquisition of the Company’s assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, or (iii) the termination by the Company of the agreement with Husch Blackwell LLP for legal services, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, which will allow the Original Shareholder to immediately obtain a voting block of up to five million (5,000,000) Shares that the Company can be compelled to register with the Commission and list on an acceptable exchange.  Except for the Initial Warrant, the Company may not enter into rights plans or other plans relating to Shares, options or bonuses, or issue Shares, options or warrants for such purpose unless and until the Initial Warrant has been fully exercised or otherwise relinquished by the holder.  EXERCISE OF THE INITIAL WARRANT WILL BE DILUTIVE OF THE EQUITY POSITION OF AND RETURNS PAYABLE TO OTHER SHAREHOLDERS. See - Any Exercise Of Rights Under The Initial Warrant Will Dilute The Equity Position Of And Returns Payable To Other Shareholders and The Dilutive Effect Of The Initial Warrant Is Not Limited To This Offering And Will Continue Until The Company Has Raised $1,200,000,000 In Capital on page 15.

Registration of Initial Warrant Shares - Any Shares that are obtained pursuant to the Initial Warrant may only be resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.  The Original Shareholder has the ability pursuant to the Initial Warrant to compel the Company to register the Shares obtained pursuant to the Initial Warrant.  The costs of this registration would be borne by the Company.  EXERCISE OF THE INITIAL WARRANT WILL BE DILUTIVE OF THE EQUITY POSITION OF AND RETURNS PAYABLE TO OTHER SHAREHOLDERS.

Sales of Shares by Affiliates - Shares received by individuals or entities who may be deemed to be “affiliates” of the Company may be sold by those individuals or entities only in accordance with the provisions of Rule 144 under the Securities Act, pursuant to an effective registration under the Securities Act, or in transactions that are exempt from registration under the Securities Act.  Rule 144 provides, in general, that those Shares may be sold by the affiliate only if (i) the number of Shares sold within any three month period does not exceed the greater of one percent of the total number of outstanding Shares or the average weekly trading volume of the Shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission and (ii) the Shares are sold in transactions directly with a “market maker” or in “brokers’ transactions” within the meaning of Rule 144 under the Securities Act.

Restrictions on Roll-Up Transactions - A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving the Company’s securities that have been listed for at least 12 months for trading on a national securities exchange; or

•	a transaction involving only the Company’s conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in Shareholders voting rights, the term of the Company’s existence or the Company’s investment objectives

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of the Company’s assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a twelve (12) month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the Company’s benefit and the benefit of the Company’s Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to the Company’s Shareholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(a)	remaining as holders of the Company’s common stock and preserving their interests in the Company on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the Shareholder’s pro rata share of the appraised value of the Company’s net assets.

The Company is prohibited from participating in any proposed Roll-up Transaction:

•
that would result in the Company’s common Shareholders having democracy rights in a Roll-up Entity that are less than those provided in the Company’s controlling documents with respect to the voting rights of the Company’s Shareholders, annual reports and annual and special meetings of Shareholders or that would permit the Company’s Shares to be assessable;

•
that includes provisions that would materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of Shares held by that investor;

•	in which the Company’s investors’ rights of access to the records of the Roll-up Entity will be less than those provided in the Company’s operating agreement; or

•	in which any of the costs of the Roll-up Transaction would be borne by the Company if the Roll-up Transaction is not approved by the Company’s Shareholders.

SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT

The following is a summary of the Company’s operating agreement, and is qualified in its entirety by the terms of the agreement itself. Investors urged to carefully read the entire agreement, which is set forth as Exhibit B to this Prospectus.

Limited Liability of Members - Members will not be responsible for the obligations of the Company beyond the amount of the capital contributions they have made.

Voting Rights of the Members - Members will have no control over the management of the Company but will have the following voting and approval rights:

•	Subject to the limitations set forth in the Company’s operating agreement, each Shareholder shall be entitled to one (1) vote for each Share held by such Shareholder.

•
The Company’s operating agreement may be amended, modified or supplemented only by the vote of (i) the Original Shareholder plus (ii) seventy-five percent (75%) or more in interest of the other then outstanding Shares; provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote/Consent of the Original Shareholder shall not be required.

•
Unless otherwise approved by seventy five percent (75%) or more of the Shareholders, the Company shall have the authority to issue only one (1) class of fully participating, voting Shares; provided, however, (i) the voting rights of such Shares with respect to the election of Directors and other matters shall be restricted as provided herein until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00) and (ii) none of such Shares shall give the holders thereof any preemptive rights, or give the holders thereof any rights to convert such Shares into any other securities of the Company, or give the holders thereof any cumulative voting rights.

•
Any sale or other disposition of all or substantially all of the Company’s assets at any one time, any merger or consolidation of the Company (where the Company is not the surviving Entity) must, (i) receive the approval of the Board of Directors, and (ii) receive the vote, at a duly held meeting, of (A) the Original Shareholder plus (B) more than seventy-five percent (75%) in interest of the other then issued and outstanding Shares or such greater percentage of Shares as is then required under the Act; provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote/Consent of the Original Shareholder shall not be required.

•
After the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote of more than seventy-five percent (75%) in interest of the total then issued and outstanding Shares shall be able to remove any Director and elect a replacement therefor.

•
Without approval of seventy-five percent (75%) or more of the Shareholders, no debt shall be incurred in connection with the acquisition of the Company’s assets, and all other debt shall be solely for the purpose of meeting operating expenses or capital needs associated with the formation or operation of the Company (including costs associated with the registration or listing of the Shares) and/or the operation,  maintenance or improvement of the Company’s assets (and then only on terms that contemplate full payment of all principal and interest in the shortest commercially reasonable period practicable).

•	Shareholders owning fifty percent (50%) or more of the issued and outstanding Shares of the Company may vote to continue the Company within ninety (90) days following a bankruptcy event.

Shareholders shall have voting rights with respect to any particular matter only after such matter has first been approved by the Board of Directors, except with regard to (i) the removal of a Director (and the election of a replacement therefor) as provided in the Company’s operating agreement, (ii) the amendment of the Company’s operating agreement, (iii) the dissolution or continuation of the Company, and (iv) any matter presented at a special meeting of Shareholders called upon the written request of holders of at least ten percent (10%) of the outstanding Shares.

For purposes of the Company’s operating agreement, in order for a meeting of Shareholders to be considered duly held with regard to a particular question, a quorum of more than fifty percent (50%) in interest of the Shares which are entitled to vote at such meeting on the particular question must be present (in person or by proxy).

Notwithstanding anything to the contrary contained herein, as long as the provisions thereof are not inconsistent with the terms of the Company’s articles of organization or operating agreement, the bylaws may be amended by the affirmative vote of a majority of all members of the Board of Directors as provided in the bylaws without any further vote, Consent or approval of any Shareholder or other individual or entity.

Capital Contributions - Interests in the Company will be sold by way of Shares for Ten Dollars ($10.00) per Share. No fractional Shares may be issued. There is a two hundred (200) Share – Two Thousand Dollar ($2,000.00) minimum investment required to purchase Shares from the Company. The Company must also sell at least $1,000,000 of Shares for cash or in-kind consideration and get the Shares listed on an exchange before December 31, 2011 or the offering will be terminated. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

Capital Account - A capital account will be established and maintained for each Shareholder. Capital accounts will be credited with the net amount of a Shareholder’s capital contribution paid to and retained by the Company. This is intended to ensure that all Shareholders, regardless of the means through which they invest in the Shares, receive equal treatment with respect to their capital accounts. It also takes into account the fact that the Shareholder, rather than the Company, is responsible for directly paying any brokerage commissions due broker-dealers or fees to registered investment advisors.  Each Shareholder’s capital account will be adjusted to reflect allocations of the Company’s net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or expenses and losses.

Rights, Powers and Duties of Directors - Subject to the right of the Shareholders to vote on specified matters, the Directors will have complete charge of the business of the Company. The Directors and their personnel are not required to devote full time to company affairs but only such time as they deem reasonably necessary for the conduct of company business. The Directors and their affiliates may engage in any other businesses or activities, including businesses related to or competitive with the Company. Any one of the Directors acting alone has the power and authority to act for and bind the Company. The Directors are granted the special power of attorney of each Shareholder for the purpose of executing any document that may be required to effect the continuation of the Company, the admission of an additional Director or substitute Director or the dissolution or termination of the Company.

Limitations on Borrowing - Without approval of seventy-five percent (75%) or more of the Shareholders, no debt shall be incurred in connection with the acquisition of the Company’s assets, and all other debt shall be solely for the purpose of meeting operating expenses or capital needs associated with the formation or operation of the Company (including costs associated with the registration or listing of the Shares) and/or the operation,  maintenance or improvement of the Company’s assets (and then only on terms that contemplate full payment of all principal and interest in the shortest commercially reasonable period practicable).

Distribution Policy - The following summarizes the Company’s current distribution policy with respect to Shares.  The Board of Directors of the Company does not have the ability to change the Company’s distribution policy with respect to the Shares without the consent of a super-majority of seventy-five percent (75%) of the Shareholders.  This will prevent the Company from investing funds in other assets owned by the Company that must be distributed to Shareholders.

The level and timing of distributions will depend on, among other things, the operating cash flow, which will be affected by many factors including earnings of the Company, its financial condition, Directors’ and officers’ compensation, any debt obligations, reinvestment policies, reserve policies and such other factors as the Board of Directors deems relevant.  In setting the level of expenditures and cash reserves, it is expected that the Board of Directors will have a significant degree of indirect control over the distributions to the Shareholders.  In making these determinations, the Board will take into account, among other things, the Company’s financial performance, need of funds for cash reserves, capital improvements, tax consequences to Shareholders and new investment opportunities.  Some Shareholders may disagree with the Board’s decisions regarding expenditures and proper cash reserves.  As these decisions are in the Board’s discretion, the dissident Shareholders will have little ability to cause greater distributions to be made.

The Company intends to make regular quarterly distributions to the Shareholders.  As soon as practicable after the end of each calendar month, the Company shall conduct an interim closing of books as of the end of the last day of that calendar month.  On the basis of the closing of the books for each calendar month, operating cash flow and Capital receipts for such month shall be determined in accordance with the accounting methods followed by the Company.  Thereafter, on each date that a distribution is required, all cash flow from operations that is not spent or reserved shall be distributed to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current percentage interest in the Company.

Capital receipts shall not be distributed but shall be allocated to cash reserves or reinvested in assets owned by the Company unless the Board of Directors, in its sole discretion, determines otherwise, in which case, Capital receipts shall be distributed as soon as practicable after such determination to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current percentage interest in the Company.

Upon the liquidation of the Company, the Shareholders will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, payment of expenses and any liquidation preferences on any Shares that may then be outstanding.  Therefore, Shareholders will be entitled to a distribution based proportionately on their ownership of the Company.

Meetings of Members - There are no regularly scheduled meetings of the Company’s Shareholders. However, the Directors may call meetings of the Shareholders at any time and will call a meeting upon written request to the Directors by Shareholders holding at least ten percent (10%) of the Shares. Upon receipt of a proper written request for a meeting, the Directors will fix a date for such meeting and will, within ten days after receipt of such request, notify all of the Shareholders of the meeting’s date and purpose. Meetings duly requested by Shareholders will be held not less than ten and not more than sixty (60) days following the receipt of the Shareholders’ written request for the meeting. Shareholders may vote in person or by proxy at the meeting. A majority of the Shareholders will constitute a quorum at meetings.

Offering Expenses - The Company will (i) repay the $65,000 note from Charles Christian Kirley and reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares and (ii) reimburse the Original Manager and/or its sole member-manager, Charles Christian Kirley, for any further expenses incurred in connection with the offering of the Shares, including, without not limited to, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than selling commissions, which will not be paid by the Company). See “COMPENSATION OF THE DIRECTORS AND THEIR AFFILIATES” beginning on page 43.

Administrative Expenses - The Company will reimburse the Company’s Directors or their affiliates for the actual cost incurred by them (or the Company may pay directly) for the cost of goods and materials used for or by the Company. The Company will also pay or reimburse the Company’s Directors or their affiliates for amounts expended for administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Company’s Directors or their affiliates of providing such services, or (B) the amount the Company would be required to pay to non-affiliated individuals or entities rendering comparable administrative services in the same geographical location. The Company may not reimburse the Company’s Directors or their affiliates for services for which they are entitled to receive a separate fee or compensation.

Operating Expenses - The Company’s operating expenses will be billed directly to and paid by the Company. Operating expenses include, but are not limited to:

•
salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the Company’s business, including individuals who may also be employees of the Company’s Directors or their affiliates;

•	cost of borrowed money, taxes and assessments on the Company’s assets and other taxes applicable to the Company;

•	costs of professional services, including legal, audit, accounting and other professional fess fees and expenses paid by the Company;

•
printing and other expenses and taxes incurred in connection with the issuance, transfer, registration and recording of documents evidencing ownership of Shares or in connection with the Company’s business;

•	fees and expenses paid to appraisers, leasing agents, consultants, real estate brokers, insurance brokers, and other agents;

•	costs and expenses of acquisitions, insurance premiums, real estate brokerage and leasing commissions and of maintenance of the Company’s assets;

•	cost of insurance required in connection with the Company’s business;

•	expenses relating to the Company’s organization and corporate maintenance;

•	expenses in connection with making distributions to the Company’s Shareholders;

•	expenses of preparing and mailing reports and other communications to the Company’s Shareholders and outside parties for investor, tax reporting or other purposes;

•	costs of accounting, bookkeeping and computer equipment and services;

•	cost of preparing and disseminating information relating to potential sale, refinancing or other disposition of company property; and

•	legal, accounting and other costs incurred in connection with any litigation, investigation or other proceedings.

Accounting and Reports - The Directors will cause to be prepared and furnished or made available to Shareholders, a financial statement of the Company that will be audited by an independent accounting firm. After the close of the year covered by the report, a copy or condensed version will be furnished to investors (in a form and manner consistent with the then-current requirements of the Commission and applicable state securities agencies). Shareholders will also be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns in a timely fashion.

The Directors will maintain the Company’s books and records on the accounting basis recommended by the Company’s Accountants. The Directors reserve the right to change the methods of accounting utilized from time to time, provided that such change is disclosed in a report publicly filed with the Commission or is disclosed in a written notice sent to Members. Members inspect the books and records of the Company at all reasonable times. Members may also request a list of the other Shareholders of the Company.

Tax Returns, Regulatory and Administrative Reports - The Directors, at the Company’s expense, will cause the Company’s income tax returns to be prepared and timely filed with the appropriate authorities. The Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. Any Shareholder will be provided with a copy of any of the reports upon request without expense to him. The Directors, at the Company’s expense, will file, with the securities administrators for the various states in which the Company is registered, as required by such states, a copy of each of the above reports.

Restrictions on Transfer - The Company’s operating agreement places no substantive limitations upon transfers of Shares.

Withdrawal by a Director - A Director may withdraw as a Director of the Company without the approval of any Shareholder.

Removal of a Director - After the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote of more than seventy-five percent (75%) in interest of the total then issued and outstanding Shares shall be able to remove any Director and elect a replacement therefor. If the Shareholders intend to vote to remove a Director, they must provide the Director to be removed with at least thirty (30) days prior written notice of such action, which notice shall set forth the date upon which such removal is to become effective.

Term of Company - The term of the Company commenced on the day the Company’s articles of organization were filed with the Missouri Secretary of State, December 1, 2009 and will continue until terminated pursuant to the provisions of the Company’s operating agreement or by operation of law. The Company will dissolve and terminate if any one of the following occurs:

•
the vote by seventy-five percent (75%) or more of the Shareholders to allow the Company to incur non-recourse debt for the acquisition of Company assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares; provided, however, if one (1) or more of the Shareholders who voted in favor of allowing the Company to incur such debt for the acquisition of the Company’s assets can acquire all of the Shares held by dissenting Shareholders (including Shares obtained by or owed to Shareholders due to the exercise of Initial Warrant as a result of the vote to allow the Company to incur such debt for the acquisition of the Company’s assets) on mutually agreeable terms within ninety (90) days following such event, the Company shall continue and not be dissolved;

•
the expulsion or Bankruptcy of all of the Directors, absent a vote of Shareholders owning fifty percent (50%) or more of the issued and outstanding Shares of the Company to continue the Company within ninety (90) days following such event;

•	the vote of the Shareholders to sell or otherwise dispose of all or substantially all of the Company’s assets; or

•	the entry of a decree of judicial dissolution.

The death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Shareholder or the occurrence of any other event that terminates the continued membership of a Shareholder in the Company, shall not cause the dissolution of the Company.

Dissolution of the Company shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Company shall not terminate until the Company’s assets shall have been distributed as provided in the Company’s operating agreement and articles of termination have been filed with the Secretary of State of the State of Missouri.

Winding Up - In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the Company’s assets in an orderly manner), and the Company’s assets shall be applied, first, as required by Section 347.139 of the Act, and then in the manner, and in the order of priority, set forth in the Company’s operating agreement.  Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Treasury Regulation Section 1.7041(b)(2)(ii)(g), liquidation distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within ninety (90) days of the date of such liquidation.

Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

Amendment - The Company’s operating agreement may be amended, modified or supplemented only by the vote of (i) the Original Shareholder plus (ii) seventy-five percent (75%) or more in interest of the other then outstanding Shares; provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote/Consent of the Original Shareholder shall not be required.  Since the maximum amount of this offering is only $50,000,000, the Original Shareholder will continue to be able to prevent amendments to the operating agreement unless and until the Company raises more than an additional $50,000,000.  It is the Company’s goal to raise capital in excess of One Hundred Million Dollars ($100,000,000.00) as soon as possible by way of additional equity offerings.

In addition, each Shareholder is required to appoint each of the Directors as attorney in fact to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of the Company’s operating agreement, including, without limitation, the following:  (i) the Company’s articles of organization; (ii) all other certificates and instruments and amendments thereto that the Board of Directors deems appropriate to qualify or continue the Company as a limited liability company in any jurisdiction in which the Company may conduct business; (iii) all instruments that the Board of Directors deems appropriate to reflect a change or modification of the Company’s operating agreement in accordance with its terms; (iv) all conveyances and other instruments that the Board of Directors deems appropriate to reflect the dissolution and termination of the Company; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; (vi) any and all documents necessary to admit Shareholders to the Company, or to reflect any change or transfer of a Shareholder’s Shares, or relating to the admission or increased Capital Contribution of a Shareholder; (vii) any amendment or other document to be filed as referenced in the Company’s operating agreement; and (viii) all other instruments that may be required or permitted by law to be executed and/or filed on behalf of or relating to the Company and that are not inconsistent with the Company’s operating agreement.

The Directors shall notify the Shareholders within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Commission.

PRIVACY POLICY

Collection of Investor Information - The Company collects nonpublic personal information about Shareholders from the following sources:

•
Subscription Agreements and other forms, which may include an investor’s name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information;

•	Account history, including information about the transactions and balances in a Shareholder’s account; and

•	Correspondence, including written, telephonic or electronic between Shareholders or service providers to the Company.

Disclosure of Investor Information -  Each investor’s privacy will be protected at all times. The Company will disclose information about Shareholders only to outside companies that the Company has either retained to provide services to Shareholders, such as the mailing of Shareholders’ account statements, or have been retained by individual Shareholders, such as a custodian/trustee of a Shareholder’s IRA or retirement plan or as an investment advisor.

Security of Member Information - The Company will continue to maintain security standards and procedures designed to protect Shareholders’ account information. In addition, the Company will continue to test and update the Company’s technology to ensure the Company provides the fullest degree of information protection, and the Company will maintain policies and procedures designed to assure only appropriate access to, and use of information about the Company’s Shareholders.

The Company will adhere to the policies and practices described above regardless of whether an investor is a current or former Shareholder of the Company.

PLAN OF DISTRIBUTION

Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Company’s operating agreement, the Company is offering a maximum of five million (5,000,000) Shares at Ten Dollars ($10.00) per Share (Fifty Million Dollars ($50,000,000)) to the public.  This offering is self-underwitten, and the Company will use its best efforts to sell the Shares by presenting this Prospectus and any supplemental sales materials identified herein to potential investors and their advisors.  No arrangements have been made or agreements reached with anyone to sell the Company’s securities.

Unless terminated on December 31, 2011 for failure to sell $1,000,000 of Shares for cash or in-kind consideration or get the Shares listed on an exchange, the offering will remain open until December 31, 2012.  Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. Cash subscription proceeds and unrecorded conveyance documents for in-kind consideration will be held in trust for each investor’s benefit by UMB Bank, N.A. until released to the Company.  If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, return unrecorded conveyance documents for in-kind consideration and each investor’s escrowed funds, including interest, will be returned by check within ten days.  For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

Absent an applicable exception, this offering must be registered in every state in which the Company offers or sells Shares. Generally, such registrations are for a period of one year. Thus, the Company may have to stop selling Shares in any state in which the registration is not renewed prior to its expiration.

No Finders To Be Utilized - The Company does not anticipate the use of any finders or underwriters.

No Payments to Finders - The Company will not pay referral or similar fees to any accountants, attorneys or other individuals or entities in connection with the distribution of the Shares.

Unsolicited Orders - The Company will accept unsolicited orders for Shares directly from investors only if they meet all suitability standards.

No Commitment to Purchase or Sell - This offering is self-underwitten, and the Company will use its best efforts to sell the Shares by presenting this Prospectus and any supplemental sales materials identified herein to potential investors and their advisors.  No arrangements have been made or agreements reached with anyone to sell the Company’s securities.

No Payment of Commissions or Fees -  All fees and commissions owed to advisors and/or brokers in connection with the purchase of Shares shall be the sole responsibility of the investor.  The Company will not be responsible for or pay any sales commissions or fees.

No Financing of Purchases - No investor advisor may directly or indirectly finance or arrange for the financing of the purchase of any Shares, nor will the proceeds of this offering be used either directly or indirectly to finance the purchase of any Shares. To the extent that any investor advisor seeks an indemnification agreement in connection with the sale of Shares, any provisions that purport to include indemnification for liabilities arising under the Securities Act are, in the opinion of the Commission, contrary to public policy and therefore unenforceable.

Sales by the Company - Shares will be offered or sold directly by the Company’s Directors for which they will receive no sales commissions.

Suitability Requirements - Investors will be required to comply with (i) the Company’s investor suitability standards and (ii) any additional suitability standards or minimum purchase requirements, if any, imposed by the state in which individual investors reside. See “INVESTOR SUITABILITY STANDARDS” beginning on page 1.

Investments by IRAs and Qualified Plans - An approved custodian/trustee must process subscriptions through the Company and forward the Company subscriptions made through IRAs, Keogh plans, 401 (k) plans and other tax-deferred plans. If an investor wishes to invest in the Company by way of an IRA or other qualified plan, the investor should contact its legal and tax professionals for guidance.  In addition, information regarding investments by IRAs and other qualified plans may be available through an investor’s advisors.

Subscription Process - There is a two hundred (200) Share – Two Thousand Dollar ($2,000.00) minimum investment required to purchase Shares from the Company.  The Company must also sell at least $1,000,000 of Shares for cash or in-kind consideration and get the Shares listed on an exchange before December 31, 2011 or the offering will be terminated. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

Subject to the foregoing, the Company will sell Shares when subscriptions to purchase Shares are received and accepted by the Company. If an investor meets the Company’s suitability standards, the investor may subscribe for Shares by completing and signing a subscription agreement, like the one contained in this Prospectus as Exhibit A, according to its instructions for a specific number of Shares and delivering to the Company a check for the full purchase price of the Shares.

An investor should make his, her or its check payable to “Bigelow Income Properties, LLC”.

An investor should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, each investor will be attesting that the investor:

•	has received this Prospectus;

•	agreed to be bound by the terms of the Company’s operating agreement;

•	meets the net worth and net income requirements described in this Prospectus;

•	is purchasing the Shares for the investor’s own account;

•
acknowledges that, if the investor is a Kansas resident, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in the Company’s Shares and similar direct participation investments should not exceed ten percent (10%) of the investor’s liquid net worth. For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•
affirms that, if the investor is an Alabama, California, Kentucky, Massachusetts, Oregon or Pennsylvania resident, the investor’s investment does not exceed ten percent (10%) of such investor’s liquid net worth;

•	affirms that, if the investor is a Michigan or Ohio resident, the investor’s investment in the Company does not exceed ten percent (10%) of such investor’s liquid net worth;

•	acknowledges that there is no established public market for the Company’s Shares; and

•	is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and is not on any governmental authority watch list.

The Company includes these representations in its subscription agreement in order to prevent individuals or entities who do not meet the Company’s suitability standards or other investment qualifications from subscribing to purchase the Company’s Shares. See also the section of this Prospectus captioned “HOW TO SUBSCRIBE” beginning on page 97.

Subscriptions will be effective upon either the Company’s (1) acceptance and countersigning of the subscription agreement or (2) admission of the investor as a Shareholder, which will be evidenced by sending a confirmation of the Company’s acceptance to the investor. In the event the Company evidences its acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that the Directors admit the investor as a Shareholder, which may or may not be the date on which the corresponding confirmation is sent.

The Company reserves the right to reject any subscription in whole or in part, notwithstanding the Company’s deposit of the subscription proceeds in an escrow or company account. The Company may not accept a subscription for Shares until at least five business days after the date an investor receives this Prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, registered investment advisors and broker-dealers selling Shares will submit the investor’s check promptly to the Company. The Company will accept or reject subscriptions within thirty (30) days after the Company receives them. If an investor’s subscription agreement is rejected, such investor’s unrecorded conveyance documents for in-kind contributions and funds (including interest, to the extent earned and if such funds have been held for more than thirty-five (35) days) will be returned by check within ten business days after the date of such rejection. If an investor’s subscription is accepted, the investor will receive a confirmation of the purchase after such investor has been admitted as a Shareholder and Shares will be issued on the books and records of the Company at the rate of Ten Dollars ($10.00) per Share. Since fractional Shares will not be issued, any interest earned on subscription funds held in the escrow account for more than thirty-five (35) days will be returned by check to investors. The Directors will generally admit Shareholders to the Company on at least a monthly basis.

The cash proceeds of this offering will be received and held in trust in the subscription escrow account for the benefit of investors to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this Prospectus.

Subscription Escrow Account - The full purchase price for Shares is Ten Dollars ($10.00) per Share, payable in cash or in-kind concurrently with delivery of a subscription agreement. Subscription proceeds consisting of cash and unrecorded conveyance documents for in-kind consideration will be held by the Company’s escrow agent, UMB Bank, N.A., until a subscription is accepted or rejected and the Company has raised a minimum of $1,000,000 in cash and/or in-kind from the sale of Shares and caused the Shares to be listed on an exchange on or before December 31, 2011. Prior to December 31, 2011, no in-kind contributions of less than $1,000,000 will be accepted. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, and each investor’s escrowed funds, including interest, will be returned by check within ten days and unrecorded conveyance documents for in-kind consideration will be returned within ten days.

If the Company sells $1,000,000 worth of Shares for cash or in-kind consideration and gets the Shares listed on an exchange on or before December 31, 2011, all escrowed funds and unrecorded conveyance documents for in-kind consideration from accepted subscriptions will be released to the Company at that time and Shares will be issued on the books and records of the Company at the rate of Ten Dollars ($10.00) per Share. Since fractional Shares will not be issued, any interest earned on subscription funds held in the escrow account for more than thirty-five (35) days will be returned by check to accepted investors.

Funds in the escrow account will be invested in short term, liquid Government securities backed by the full faith and credit of the United States Government and/or cash items at a federally insured commercial bank or other depository selected by the Company’s Directors. Subscribers may not withdraw funds from the escrow account. In the event that a subscriber has failed to remit an executed IRS Form W-9 to the Company’s escrow agent prior to the date the Company’s escrow agent returns the subscriber’s funds, the Company’s escrow agent will be required to withhold from such funds thirty percent (30%) of the earnings attributable to such subscriber in accordance with Treasury regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers entitled thereto on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Subscribers may not withdraw funds from the escrow account.

Once funds are released to the Company by the escrow agent, until invested in the manner set forth in this Prospectus, all funds from sales of Shares shall be invested in Government securities and cash items.

Once unrecorded conveyance documents for in-kind consideration are released to the Company, the Company shall promptly record such conveyance documents,

Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason. After an initial subscription, investors may at any time, and from time to time, subscribe to purchase additional Shares in the Company as long as the offering is open. Investors are liable for the payment of the full purchase price of all Shares for which they have subscribed.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this Prospectus may purchase Shares of the Company’s common stock. If an investor wants to purchase Shares, the investor should proceed as follows:

(1)	Read the entire Prospectus and the current supplement(s), if any, accompanying this Prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this Prospectus as Exhibit A.

(3)	An investor should make his, her or its investment check payable to “Bigelow Income Properties, LLC”

(4)	For non-custodial accounts, send the completed subscription agreement and check to:

Bigelow Income Properties, LLC
4801 Main, Suite 1100
Kansas City. MO 64112
Attention: C. Kirley

For custodial accounts (such as are commonly used for individual retirement accounts), an investor should send the completed subscription agreement and check to his, her or its custodian who will forward them as instructed below.

(5)
By executing the subscription agreement and paying the full purchase price for the Shares subscribed for, each investor will be attesting that the investor meets the suitability standards as stated in the subscription agreement and agrees to be bound by the terms of the subscription agreement.

An approved trustee must process through the Company and forward the Company subscriptions made through IRAs, Keogh plans, 401 (k) plans and other tax-deferred plans.

If in-kind consideration is proposed, the in-kind consideration, the terms and conditions of its transfer and its value must be approved by the Company prior to acceptance of the Subscription Agreement. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

SUPPLEMENTAL SALES MATERIAL

Only the following promotional material or sales literature has been developed or is authorized at this time:

•
The Bigelow Income Properties, LLC Company Overview – which is a summary about the formation, structure and purpose of the Company prepared solely for informational purposes pending completion of the registration process.

Upon completion of the registration process, the Company shall rely solely on this Prospectus for marketing purposes.

The Company’s Directors and their affiliates may also respond to specific questions from prospective investors in a manner consistent with this Prospectus.

No dealer, salesman or other individual or entity has been authorized to give any information or to make any representations other than those contained in this Prospectus or in supplements hereto. If an investor receives such information or representations, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Shares to which it relates or any of such Shares to any individual or entity in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

LEGAL PROCEEDINGS

As of the date of this Prospectus, there are no pending legal proceeding to which the Company is a party.

In the normal course of business the Company may become involved in various types of legal proceedings in connection with the Company’s business or arising in connection with properties or tenants such as condemnation proceedings, tax assessment challenges, bankruptcy proceedings, appointments of receivers, unlawful detainers and other actions to protect the Company’s interests or enforce the provisions of leases. None of these actions would typically be of any material importance.

LEGAL MATTERS

Legal matters, including certain U.S. federal income tax and ERISA matters, in connection with the Shares offered hereby will be passed upon for the company by Husch Blackwell, LLP.

Husch Blackwell, LLP also has provided legal services to certain of the Company’s Directors and their affiliates from time to time, and may continue to do so in the future.

The entity that serves as the current Director of the Company is 2309 Holdings, LLC, a Missouri limited liability company whose sole current member and manager is Charles Christian Kirley.  2309 Holdings, LLC was formed on December 1, 2009 for the sole purpose of being the Original Shareholder and Original Manager of the Company and to hold the Initial Warrant.  The sole member and manager of 2309 Holdings, LLC is Charles Christian Kirley. Mr. Kirley is a partner of Husch Blackwell LLP in its Kansas City, Missouri office.

EXPERTS

The balance sheet and statements of income and cash flows of the Company at December 31, 2010 that are included in this prospectus have been audited by Mayer Hoffman McCann, PC, an independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The Company is subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, will file reports, proxy statements and other information with the Commission.  This Prospectus constitutes part of a Registration Statement on Form S 11 (the “Registration Statement”) filed with the Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE., Washington, D.C. 20549.  Copies of this material can be obtained by mail from the Public Reference Section of the Commission at 100 F Street, NE., Washington, D.C. 20549 at prescribed rates.  One may obtain additional information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

The Company intends to distribute to Shareholders annual reports containing audited financial statements and a report thereon by the Company’s independent certified public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each calendar year.

GLOSSARY OF TERMS

“Affiliate” means, with respect to any individual or entity, (i) any individual or entity directly or indirectly controlling, controlled by or under common control with such individual or entity, (ii) any individual or entity owning or controlling ten percent (10%) or more of the outstanding voting securities of such individual or entity, (iii) any officer, director or partner of such individual or entity or of any individual or entity specified in (i) or (ii) above and (iv) any company in which any officer, director or partner of any individual or entity specified in (iii) above is an officer, director or partner.

“Audit Committee” means the committee of the Board of Directors consisting of two or more Independent Directors established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non audit fees and review the adequacy of the Company’s internal accounting controls.

“Board” or “Board of Directors” means the board of directors of the Company, which is comprised of all of the Company’s managers.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Bigelow Income Properties, LLC.

“Directors” is synonymous with Managers, and means the individuals who are authorized to manage and direct the affairs of the Company, and who are the members of the Board of Directors of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Director” means a Director of the Company who (i) is not an officer of the Company and (ii) is, in the view of a majority if the Company’s Board of Directors, free of any relationship that would interfere with the exercise of independent judgment.

“IPO Date” means the date upon which the last of the following events occurs: the Shares are (i) registered with the Commission, (ii) listed on Amex or Nasdaq and (iii) legally available for sale to the public.

“Manager” means any individual serving on the Board of Directors of the Company in his, her or its capacity as a “manager” of the Company within the meaning of the Missouri Limited Liability Company Act.

“Net Lease” or “Triple Net Lease” means a lease in which the tenant undertakes to pay all or substantially all the cash expenses, excluding debt service, related to the leased property.

“Original Manager” means the Original Shareholder.

“Original Shareholder” means 2309 Holdings, LLC, a Missouri limited liability company.

“Prospectus” shall mean the Prospectus which is included in the Registration Statement filed with the Commission in connection with the issuance of the Shares in this offering.

“Registration Statement” means the Company’s Registration Statement on Form S 11 filed with the Commission in the form in which it becomes effective, as the same may at any time and from time to time thereafter be amended or supplemented.

“Regulations” means the regulations of the U.S. Treasury Department issued in accordance with the Code.

“REIT” means a real estate investment trust.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means a member of the Company and owner of Shares.

“Shareholders” means the holders of the Shares collectively.

“Shares” means, as to any Shareholder, such Shareholder’s Capital Account, Percentage Interest, rights to distributions, income and losses, and any other rights that such Shareholder has in the Company.  Each Shareholder’s interest in the Company shall be evidenced by the number of Shares held by such Shareholder.

INDEX TO AUDITED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2

Audited Balance Sheet as of 12-31-2011	F-3
Audited Statements of Operations and Cash Flows as of 12-31-2011	F-4
Notes to Audited Financial Statements	F-6 - F-12

BIGELOW INCOME PROPERTIES, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FEBRUARY 14, 2011

Mayer Hoffman McCann P.C. An Independent CPA Firm 11440 Tomahawk Creek Parkway Leawood, Kansas 66211 913-234-1900 ph 913-234-1100 fx www.mhm-pc.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BIGELOW INCOME PROPERTIES, LLC

We have audited the accompanying balance sheet of Bigelow Income 'Properties, LLC (a development stage company) as of December 31, 2010, and the related statements of operations and cash flows for the year then ended. These. financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform; an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bigelow Income Properties, LLC as of December 31, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.
Leawood, Kansas
February 14, 2011

BIGELOW INCOME PROPERTIES, LLC
A Development Stage Company
(A Missouri Limited Liability Company)
BALANCE SHEET
DECEMBER 31, 2010

Assets
Total Cash	$ 20,143.73
Investments	0.00
Loans	0.00
Prepaid Expense	83.95
Other Assets	0.00
Total Assets	$ 20,227.68

Liabilities
Accounts Payable	$1,533.75
Accrued Interest	221.44
Borrowings	65,000.00
Other Liabilities	0.00
Total Liabilities	66,755.19

Shareholder Deficit	(37,734.38)
Capital Contributions ($500 net of
syndication costs)
Retained Earnings (Loss)	(8,793.13)
Shareholder Deficit	(46,527.51)

Total Liabilities and Shareholder Deficit	$ 20,227.68

See Notes to Financial Statements

BIGELOW INCOME PROPERTIES, LLC
A Development Stage Company
(A Missouri Limited Liability Company)
STATEMENT OF OPERATIONS
DECEMBER 31, 2010

Revenue	$
Cost of Sales		0.00
Gross Profit		0.00

Accounting Fees		8,571.69

lnterest Expense		221.44

Other Income		0.00

Net Loss		$(8,793.13)

See Notes to Financial Statements

BIGELOW INCOME PROPERTIES, LLC
A Development Stage Company
(A Missouri Limited Liability Company)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010

Cash Flow from Operations	$(8,793.13)
- Net Loss
- Adjustments to reconcile net
loss to new cash flows from
operating activities
- Increase in prepaid expenses	(83.95)
- Increase in accrued interest	221.44
Net Cash Flow from Operations	(8,655.64)

Cash Flow from Investing	0.00

Cash Flow from Financing	65,000.00
- Proceeds from borrowings
- Capital Contributions (net of
syndication costs)	(36,200.63)

Net Cash Flow from Financing	28,799.37

Net Change in Cash	20,143.73

0.00
Cash Available at Beginning of Period

Cash Available at End of Period	20,143.73

Supplemental Disclosures
- Schedule of Noncash Investing
and Financing Transactions
- Accounts payable incurred
related to syndication costs	$1,533.75

See Notes to Financial Statements

BIGELOW INCOME PROPERTIES, LLC
A Development Stage Company
(A Missouri Limited Liability Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1- ORGANIZATIONAL AND GENERAL
Bigelow Income Properties, LLC, a Missouri limited liability company (the "Company"), was organized on December 1, 2009 to engage in business as an owner of unleveraged income-producing real estate properties. The Manager is 2309 Holdings, LLC, a Missouri limited liability company, ("2309") and was organized on December 1, 2009. The Manager (in its capacity as manager within the meaning of the Missouri Limited Liability Company Act) will provide all internal management services. The Manager will also perform and/or coordinate the performance of strategic and day-to-day management for the Company with its chosen advisors and independent third-party professionals. The Manager and such independent third-party professionals will provide all accounting and legal services, acquisition and development services, asset management, capital funding services, disposition of assets and administrative services. 2309, as the initial member, contributed $500 in exchange for one Share and the Initial Warrant.

The Initial Warrant is a conditional warrant issued prior to registration that has an exercise price of $.0001 per Share, The entire Initial Warrant is for five million (5,000,000) Shares and can be held and exercised only by 2309 (or a successor entity that is a Shareholder, and that is owned and managed exclusively by current and former officers and/or managers of 2309 or the Company or individuals or entities that have otherwise, in the sole discretion of the manager of such holder, contributed in a significant manner to the formation and/or success of the Company). The exercise of the Initial Warrant is tied (i) to the success of Company management in raising capital for the business of the Company, and the holder of the Initial Warrant shall be authorized to exercise the Initial Warrant and purchase one share for each $240.00 of equity capital raised by the Company (including the fair market value of contributions in-kind) from time to time, (ii) to any event whereby the Company becomes authorized to engage in leveraged acquisitions and incur debt for the acquisition of Company assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, or (iii) the termination by the Company of the agreement with Husch Blackwell Sanders LLP for legal services, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant. Upon the acquisition of Shares pursuant to the Initial Warrant, the holder has the right to cause such Shares to be registered and listed by and at the expense of the Company, Except for the Initial Warrant, the Company may not enter into rights plans or other plans relating to Shares, options or bonuses, or issue Shares, options or warrants for such purpose unless and until the Initial Warrant has been fully exercised or otherwise relinquished by the holder.

At December 31, 2010, no Shares have been sold to members.

Syndication and organization costs
2309 (and/or its Manager and sponsors) will be reimbursed for all syndication costs, including legal and accounting expenses, printing costs, selling expenses and filing fees. Such reimbursement will be made from proceeds from the sale of Shares. Approximately $236,700.63 of syndication costs have been incurred as of December 31, 2010 ($3,580 SEC filing fee, $33,120.63 paid legal fees, and $200,000 contingent legal fees). To date, the Company's Manager has made a capital contribution of $500, and its sole member-manager, Charles Christian Kirley, has advanced $65,000 to the Company for the payment of such amounts - $33,120.63 of such funds have been paid to Husch Blackwell LLP for legal fees and out of pocket expenses and $3,580 of such funds have been, paid to the SEC for filing fees, The $200,000 in contingent legal fees represent the time expended by Charles Christian Kirley in connection with the formation and registration efforts and will be paid when and if the Company has $50,000,000 in assets or net operating income equal to or greater than $750,000 for a period of one year. Syndication costs are charged directly to shareholder equity. Organization costs were immaterial in relation to the financial statements taken as a whole and, accordingly, have not been accounted for in these financial statements.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Term of the Company
The term of the Company is perpetual, unless sooner terminated as provided in the operating agreement.

Income taxes
For federal tax purposes, it is anticipated that the Company will be taxed as a partnership and not as a taxable entity. As such, the Company's members will have to report their respective shares of all items of income, gain, loss, deduction, credit (if any) and alternative minimum tax preferences or adjustments generated by the Company each year on their own federal income tax returns and such other returns as may be applicable.

Management estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods.

Cash and cash equivalents
The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, the Company's cash balances may exceed federally insured limits.

NOTE 3- OTHER COMPANY PROVISIONS

The rights, duties and powers of the Manager and Members of the Company are governed by the operating agreement and the Missouri Limited Liability Company Act. The description of the Company's operating agreement contained in this financial statement provides only general information. Members should refer to the Company's operating agreement for a more complete description of the provisions.

The Manager is in complete control of Company business, subject to the voting rights of the members on specified matters. The Manager acting alone has the power and authority to act for and bind the Company.

Until such time as the Company shall have raised capital in excess of $100,000,000, the Manager of the Company will be appointed and/or removed by 2309 in its sole discretion. Members may not, without the concurrence of the Manager, vote to: (i) dissolve the Company, (ii) amend the operating agreement (iii) require the sale of any of the assets of the Company or (iv) remove or replace any manager. Most matters submitted to the Members require the affirmative super-majority vote of 75% of the Shares for approval.

Subscription account
Subscription proceeds will be deposited into an interest-bearing subscription account at UMB Bank, N.A. pursuant to a written Escrow Agreement. The Company will accept or reject subscriptions within thirty (30) days after the Company receives them. Generally, an investor will be admitted as a member of the Company no later than the last day of the calendar month following the date that the investor's subscription was accepted. During the period prior to the time of admittance as a member, proceeds of the sale are irrevocable and will be held in the subscription escrow account. Interest earned on subscription funds held in the subscription account longer than 35 days will be returned by check to the investor.

Profits and losses
All profit and losses are credited or charged to members in relation to their respective Shares. There is no allocation of profits and losses to 2309 or any other manager other than with respect to the Shares owned by it as a member.

Quarterly distributions
The Company intends to pay quarterly distributions of all cash. flow from operations that is not spent or reserved to holders of the Shares out of funds legally available therefore on the basis of the closing of the books for each calendar month or quarter. Operating cash flow does not include loan proceeds, offering proceeds, or proceeds from the sale of the Company's assets. There is no allocation of operating cash flow to 2309 or any other manager other than with respect to the Shares owned by it as a member. Amounts distributed to the members are allocated in proportion to their Shares.

Lack of liquidity or redemption program
There is no public or secondary market for the Company's Shares and none may ever develop. Accordingly, an investment in the Company is non-liquid. Members have no right of redemption in connection with any of the Shares.

Contributed capital
The managers of the Company are not required to contribute any capital in addition to that paid for any Shares purchased. There is no requirement that managers purchase any Shares.

Managers' interest
If a manager is removed, withdrawn or is terminated, the Company will pay to the manager all amounts then accrued and owing to the manager. However, the Company will not have any obligation to purchase the manager's shares in the Company.

NOTE 4 - MANAGERS AND RELATED PARTIES

The Company's business is conducted primarily through 2309. Any compensation paid to managers is paid at current market rates pursuant to the operating agreement and is determined at the sole discretion of the managers. The following is a list of various activities for which related parties may be compensated:

- legal services
- real estate brokerage commissions and finders fees
- loan brokerage commissions

Legal Services
The Company has entered into a ten (10) year contract for legal services with Husch Blackwell Sanders LLP. Such contract will cause Husch Blackwell Sanders LLP to perform all of the Company's legal requirements in consideration of (i) a retainer amount equal to one percent (1%) of all capital raised by the Company (including the fair market value of contributions in-kind) as and when received from Shareholders other than 2309, and (ii) hourly compensation at Husch Blackwell Sanders LLP's standard B rates (or equivalent) as may be in effect from time to time. On a calendar year basis, hourly billings will be offset against any retainer amounts paid during that calendar year. Any amounts that are not offset shall be paid promptly when due without regard to retainers paid in prior or subsequent calendar years. Any retainer amounts that are not offset during the course of any calendar year shall be deemed earned on the last day of each calendar year.

Real estate brokerage commissions and finders fees
The Company is authorized to pay affiliates real estate brokerage commissions and finders fees at market rates. However, there are no currently existing or anticipated real estate brokerage commissions and finders fees payable.

Loan brokerage commissions
The Company is authorized to pay affiliates loan brokerage commissions at market rates. However, there are no currently existing or anticipated loan brokerage commissions payable.

Compensation of the Original Manager
Subject to contingencies noted herein in connection with the $200,000 contingent legal fees, the Company will reimburse 2309 and/or its sole member-manager, Charles Christian Kirley, for (i) expenses related to the formation of the Company and the registration, offering and listing of the Shares, including legal and accounting fees and expenses and (ii) any advances of operating expenses. It is not anticipated that 2309 or its sole member-manager, Charles Christian Kirley, will receive any other compensation or anything else of value other than the Initial Warrant. However, the law firm of Mr. Kirley (the sole current member and manager of Original Manager), Husch Blackwell Sanders LLP, is expected to benefit monetarily from an existing legal engagement contract with the Company.

Compensation of the Independent Managers
Once appointed, the Company intends to pay any independent managers only market rate fees for their services as managers. Managers will not receive any percentage based fees. Compensation for any manager will be determined by the affirmative vote of a majority of the managers; provided, however, that any such compensation must be determined in a manner consistent with any investment, reserve, distribution and other criteria established by the Company.

NOTE 5- FAIR VALUE DISCLOSURES

Cash and cash equivalents
The carrying amount of cash and cash equivalents equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

Debt and other financial instruments
The Company's management considers the book value of the Company's debt and other financial instruments to be reflective of fair value for financial reporting purposes.

NOTE 6 - BORROWINGS

The Company has borrowed $65,000.00 from Charles Christian Kirley, which is represented by a promissory note dated January 30, 2010 ("Note"). Interest accrues on the Note at the Applicable Federal Rate in effect from time to time for instruments with an equivalent term (.32% at December 31, 2010). The proceeds of this Note can be used solely to fund the Company's organizational and offering expenses or repayment of amounts due under the Note. Prior to expenditure for such expenses or repayment of amounts due under the Note, all amounts advanced are to be held in a federally insured account. The loan is a revolving line of credit loan. The Company is required to repay the Note on the earlier of (i) the date that the Company achieves minimum unit sales of 1,000,000 of its shares and receives the subscription proceeds therefrom or (ii) December 31, 2012.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 14, 2011, the date which the financial statements were available to be issued. No issues were identified for disclosure in the financial statements or notes to the financial statements based on this evaluation.

NOTE 8 – QUARTERLY INFORMATION - (UNAUDITED)	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010

Assets
Total Cash	$ 0.00	$ 1,500.00	$ 31,182.27	$ 26,182.27	$ 20,143,73
Investments	0.00	0.00	0.00	0.00	0.00
Loans	0.00	0.00	0.00	0.00	0.00
Prepaid Expense	0.00	0.00	0.00	0.00	83.95
Other Assets	0.00	0.00	0.00	0.00	0.00
Total Assets	$ 0.00	$ 1,500.00	$ 31,182.27	$ 26,182.27	$ 20,227.68
Liabilities
Accounts Payable	$ 244.43	$ 26,631.34	$ 0.00	$ 1,123.87	$ 1,533.75
Accrued interest	0.00	0.00	0.00	162.44	221.44
Borrowings	0.00	1,000.00	65,000.00	65,000.00	65,000.00
Other Liabilities	0.00	0.00	0.00	0.00	0.00
Total Liabilities	244.43	27,631.34	65,000.00	66,286.51	66,755.19
Shareholder Deficit
Capital Contributions ($500 in 1/2010 net of syndication costs)	(244.43)	(26,131.34)	(33,817.73)	(34,941.60)	(37,734.38)
Retained Earnings	0.00	0.00	0.00	(5,162.44)	(8,793.13)
Shareholder Deficit	(244.43)	(26,131.34)	(33,817.73)	(40,104.04)	(46,527.51)
Total Liabilities and Shareholder Deficit	$0.00	$1,500.00	$31,182.27	$26,182.27	$20,227,68

NOTE 8 - QUARTERLY INFORMATION (UNAUDITED) - CONTINUED

	12/1/2009 - 12/31/2009	1/1/2010 - 3131/2010	4/1/2010 - 6/30/2010	7/1/2010 - 9/30/2010	10/1/2010 - 12/3112010	1/1/2010 –12/31/2010	12/1/2009 - 12/31/2010
Revenue	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00	$ 0.00
Cost of Sales	0.00	0 00	0.00	0.00	0.00	0.00	0.00
Gross Profit	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Accounting Fees	0.00	0.00	0.00	5,000.00	3,571.69	8,571.69	8,571.69
Interest Expense	0.00	0.00	0.00	162.44	59.00	221.44	221.44
Other Income	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Other Expenses	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Net Loss	$ 0.00	$ 0.00	$ 0.00	$ (5,162.44)	$ (3,630.69)	$ (8,793.13)	$ (8,793.13)

NOTE 8- QUARTERLY INFORMATION (UNAUDITED) - CONTINUED

Cash Flow from Operations	1211/2009 - 12131/2009	1/1/2010 - 3/31/2010	4/1/2010 - 6/30/2010	7/112010 - 9/30/2010	10/112010 - 12l31/2010	1/112010 - 12/31/2010	12/1/2009 - 12/31/2010

- Net Loss	$ 0.00	$ 0.00	$ 0.00	$ (5,162.44)	$ (3,630.69)	$ (8,793.13)	$ (8,793.13)
- Adjustments to reconcile net loss to new cash flows from operating activities:
- Increase in prepaid expenses	0.00	0.00	0.00	0.00	(83.95)	(83.95)	(83.95)
- Increase in accrued interest	0.00	0.00	0.00	162.44	59.00	221.44	221.44
Net Cash Flow from Operations	0.00	0.00	0.00	(5,000.00)	(3,655.64)	(8,655.64)	(8,655.64)
Cash Flow from Investing	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cash Flow from Financing
- Proceeds from borrowings	0.00	1,000.00	64,000.00	0.00	0.00	65,000.00	65,000.00
- Capital Contributions (net of syndication costs)	0.00	500.00	(34,317.73)	0.00	(2,382.90)	(36,200.63)	(36,200.63)
Net Cash Flow from Financing	0.00	1,500.00	29,682.27	0.00	(2,382.90)	28,799.37	28,799.37
Net Change in Cash	0.00	1,500.00	29,682.27	(5,000.00)	(6,038.54)	20,143.73	20,143.73
Cash Available at Beginning of Period	0.00	0.00	1,500.00	31,182.27	26,182.27	0.00	0.00
Cash Available at End of Period	$ 0.00	$ 1,500.00	$ 31,182.27	$ 26,182.27	$ 20,143.73	$ 20,143.73	$ 20,143.73
Supplemental Disclosures
- Schedule of Noncash Investing and Financing Transactions - Accounts payable incurred related to syndication costs	$ 244.43	$ 26,631.34	$ 0.00	$ 1,123.87	$ 409.88	$ 1,289.32	$ 1,533.75

EXHIBIT A

FORM OF
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
BIGELOW INCOME PROPERTIES, LLC,
A MISSOURI LIMITED LIABILITY COMPANY

The undersigned hereby applies to purchase Shares in BIGELOW INCOME PROPERTIES, LLC (the “Company”) in accordance with the terms and conditions of the limited liability company operating agreement (“Operating Agreement”) attached as Exhibit B to the Prospectus dated _______________ (“Prospectus”).  Unless otherwise defined herein, all capitalized terms used in this Subscription Agreement have the same meanings assigned to them in the Prospectus.

1.           Representations and Warranties. The undersigned represents and warrants to the Company and its Directors as follows:

(a)           I have received the Prospectus, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Company.

(b)           I am aware that this subscription may be rejected in whole or in part by the Directors in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the Prospectus; and that even if the Shares are listed there may be no public market for the Shares, and accordingly, it may not be possible for me to readily liquidate my investment in the Company.

(c)           I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Shares will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(d)           I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the Company. If acting in a representative or fiduciary capacity for a corporation, partnership, limited liability company or trust, or as a custodian or agent for any person or other entity, I have full power or authority to enter into this Subscription Agreement in such capacity and on behalf of such corporation, partnership, limited liability company, trust, person or other entity.

(e)           I am buying the Shares solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(f)           I acknowledge and agree that counsel representing the Company, the Directors and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the other Shareholders of the Company in any respect.

(g)           If I am buying the Shares in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the Share(s), and such person or entity is aware of my purchase of Shares on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Company.

BY MAKING THESE REPRESENTATIONS AND WARRANTIES, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

The purpose of the representations and warranties is to ensure that investors fully understand the terms of the Company’s offering, the risks of an investment with the Company and that investors have the capacity to enter into a subscription agreement. The Company intends to rely on the representations and warranties in accepting each subscription. In any claim or action against the Company or the Company’s Directors by an investor or by the Company against the investor, the Company or the Company’s Directors may use the representations and warranties in this subscription against the investor as a defense or basis for seeking damages from the investor.

2.           Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the Directors, and each of them, with full power of substitution, either acting alone or together, as his, her or its true and lawful attorney-in-fact, with full power and authority for him, her or it, and in his name, place and stead, to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of the Operating Agreement, including, without limitation, the following:

(a)           the Company’s Articles;

(b)           all other certificates and instruments and amendments thereto that the Directors deem appropriate to qualify or continue the Company as a limited liability company in any jurisdiction in which the Company may conduct business;

(c)           all instruments that the Directors deem appropriate to reflect a change or modification of the Operating Agreement in accordance with its terms;

(d)           all conveyances and other instruments that the Directors deem appropriate to reflect the dissolution and termination of the Company;

(e)           all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company;

(f)           any and all documents necessary to admit Shareholders to the Company, or to reflect any change or transfer of a Shareholder’s Shares, or relating to the admission or increased capital contribution of a Shareholder;

(g)           any amendment or other document to be filed as referenced in the Operating Agreement; and

(h)           all other instruments that may be required or permitted by law to be executed and/or filed on behalf of or relating to the Company and that are not inconsistent with the Operating Agreement.

The authority granted above is a special power of attorney coupled with an interest, is irrevocable, and (i) shall not be affected by the subsequent death, incapacity or disability of the Shareholder or, if the undersigned is a corporation, partnership, limited liability company, trust or other entity, the dissolution or termination thereof; (ii) may be exercised by a signature for each Shareholder or by a single signature of any one (1) or more of the designated persons acting as attorney in fact for all Shareholders; and (iii) shall survive the transfer by a Shareholder of the whole or any portion of his, her or its Shares and shall be binding on any transferee.

3.           Acceptance. This Subscription Agreement will be accepted or rejected by the Directors within thirty (30) days of its receipt by the Company. The Directors also reserve the right to revoke its acceptance within such thirty (30) day period. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Shares specified herein, for the purchase price of Ten Dollars ($10.00) per Share. The Directors will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with the undersigned’s canceled check) will be evidence of the purchase of Shares by the undersigned.

4.           Payment of Subscription Price and Handling of Funds.  The full purchase price for Shares is Ten Dollars ($10.00) per Share, payable in cash upon delivery of this Subscription Agreement or by way of in-kind consideration that is approved by the Company prior to acceptance of this Subscription Agreement. The undersigned understands that his, her or its cash subscription funds and unrecorded conveyance documents for in-kind consideration will be held by the Company’s escrow agent, UMB Bank, N.A., until this subscription is accepted or rejected and the Company has raised a minimum of $1,000,000 from the sale of Shares for cash or in-kind consideration and caused the Shares to be listed on an exchange on or before December 31, 2011. For purposes hereof, the term “exchange” means any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities and is intended to include the OTC Bulletin Board and Pink Sheets. If the Company does not sell $1,000,000 of Shares or get the Shares listed on an exchange prior to December 31, 2011, the Company will stop selling Shares, and (i) each investor’s escrowed funds, including interest, will be returned by check within ten (10) days and (ii) any investor’s unrecorded conveyance documents for in-kind consideration will be returned within ten (10) days. If the Company sells $1,000,000 worth of Shares and gets the Shares listed on an exchange on or before December 31, 2011, all escrowed funds and unrecorded conveyance documents for in-kind consideration from accepted subscriptions will be released to the Company at that time, and Shares will be issued on the books and records of the Company at the rate of Ten Dollars ($10.00) per Share. Since fractional Shares will not be issued, any interest earned on subscription funds held in the escrow account will be released to and retained by the Company for use in operations.

Funds in the escrow account will be invested in short term, liquid Government securities backed by the full faith and credit of the United States Government and/or cash items at a federally insured commercial bank or other depository selected by the Company’s Directors. Subscribers may not withdraw funds from the escrow account. In the event that a subscriber has failed to remit an executed IRS Form W-9 to the Company’s escrow agent prior to the date the Company’s escrow agent returns the subscriber’s funds, the Company’s escrow agent will be required to withhold from such funds thirty percent (30%) of the earnings attributable to such subscriber in accordance with Treasury regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated to the recipient thereof.  If such interest is returned and allocated to investors, such amounts shall be allocated on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Subscribers may not withdraw funds or conveyance documents from the escrow account.

Once funds are released to the Company by the escrow agent, until invested in the manner set forth in this Prospectus, all funds from sales of Shares shall be invested in Government securities and cash items.

Once unrecorded conveyance documents for in-kind consideration are released to the Company, the Company shall promptly record such conveyance documents,

5.           THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD BIGELOW INCOME PROPERTIES, LLC,  A MISSOURI LIMITED LIABILITY COMPANY, AND ITS DIRECTORS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

BY MAKING THIS INDEMNITY, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

6.           Investor Identity Information. The following sets forth the nature and identity of the investor and is accurate and complete.

Type of Ownership: (check one)

[ ] INDIVIDUAL [ ] TRUST (Trustee signature required) (Title page, any Successor Trustee Page and signature pages of Trust Agreement MUST be enclosed)	[ ] IRA * (Investor and custodian must sign) [ ] ROTH IRA * (Investor and custodian must sign)

[ ] JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP* (All parties must sign)	[ ] SEP/IRA * (Investor and custodian must sign) [ ] PENSION PLAN * (Trustee signature required)

[ ] COMMUNITY PROPERTY *	[ ] PROFIT SHARING PLAN (Trustee signature required)

[ ] TENANTS IN COMMON * (All parties must sign)	[ ] 401(k) (Trustee signature required)

[ ] TOD - Transfer On Death must be titled as individual or as Joint Tenants only - special form required)	[ ] OTHER (Please describe)

* Two or more signatures required

INVESTOR NAME AND ADDRESS

Complete this section for all accounts.  If asset is in a qualified plan Item 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Items 2 or 5 below.

[  ] Mr.                                [  ] Mrs.                                [  ]           Ms.                      [  ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

City                                                   State                        Zip Code

Home Phone Number                                Alternate Phone Number

Social Security #/Taxpayer ID #
A Social Security Number or Tax ID is required for all accounts, and each investor must complete and submit a current IRS Form W-9 along with this Subscription Agreement.  (See http://www.irs.gov/pub/irs-pdf/fw9.pdf)

7.           CUSTODIAN REGISTRATION

Name of custodian:
Please print here the exact name of custodian

Address

City State Zip Code

Taxpayer #ID	Client Account Number

SIGNATURE:

( ) (custodian)

8.           INVESTMENT

Number of Shares to be purchased
(200 Share/$2,000.00 minimum purchase - No fractional Shares)

Amount of payment enclosed *

Please make check payable to “UMB Bank, N.A. – Escrow Holder for Bigelow Income Properties, LLC”.

*If in-kind consideration is proposed, the in-kind consideration, the terms and conditions of it transfer and its value must be approved by the Company prior to acceptance of this Subscription Agreement. It is anticipated that all in-kind consideration will be income producing real property that has demonstrated the capability of producing net operating income.

Check one:                                [  ] Initial Investment                                                                           [  ] Additional Investment

A completed Subscription Agreement and Form W-9 is required for each initial and additional investment

9.           ALTERNATE ADDRESS FOR DISTRIBUTIONS

If cash distributions are to be sent to an address other than that listed in Item 1, please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Item 6.  In no event will the Company or its affiliates be responsible for any adverse consequences of direct deposits.

Name	Client Account #

Address

City	State	Zip Code

DIRECT DEPOSIT                                                      Check one:                                           Checking: [   ]                                           Savings: [   ]
(Electronic Funds Transfer)

(You must attach an original voided check for checking account deposits or a deposit slip for savings account deposits.)

10.           INITIALS/SIGNATURES

The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the Directors immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

Please read and initial each of the representations below:
	Investor	Joint Investor

(a)I have received the Prospectus for the Company, and I accept and agree to be bound by the terms and conditions of the Prospectus

(b)I have a net worth (exclusive of home, furnishings, auto) of $70,000 and an annual gross income of at least $70,000 or a net worth of $250,000 (exclusive of home, furnishings, auto).

(c)I am purchasing the Shares for my own account, and I acknowledge that there is no public market for the Shares.

(d)I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Restrictions Imposed by the USA Patriot Act and Related Acts.”

(e)I am able to withstand the loss of my investment.

(f)I have been informed by the Company of all pertinent facts relating to the lack of liquidity and marketability of this investment.

You do not waive any right you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing this Subscription Agreement.  A sale of Shares may not be completed until you have been in receipt of the final Prospectus for at least 5 days.  If your subscription is accepted, we will return to you a countersigned copy of this Subscription Agreement, which will constitute confirmation of your purchase of Shares.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the _______ day of ______________________, 20____, at(City)

	Investor’s primary residence (or place of business if an entity) is in	State

(X)
(Investor Signature - and Title if signing for an entity)

(X)	(Investor Signature - and Title if signing for an entity)

11.           REGISTERED INVESTMENT ADVISOR INFORMATION

(The following section is for use with investments made through a registered investment advisor (“RIA”) and is to be completed by the RIA.  Any fees due to such advisor are solely the responsibility of the investor.)

The undersigned registered investment advisor hereby certifies that (i) a copy of the Prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date that this Subscription Agreements was delivered to the Company; and (ii) that the appropriate suitability determination as set forth in the Prospectus has been made and that the appropriate records are being maintained.

(X)  ____________________________________________________________
       RIA Authorized Signature (Required on all Applications)

RIA Name: ______________________________________________________________

Street Address: ___________________________________________________________

City, State, Zip Code: ______________________________________________________

Registered Representative: __________________________________________________

Name (Last, First): ________________________________________________________

Street Address: ___________________________________________________________

City, State, Zip Code: ______________________________________________________

Phone No.: _____________________________

Broker-Dealer Affiliated?   [  ]YES            [  ]NO                      Broker-Dealer Name _________________________________

Are you a registered investment advisor under applicable state or federal law?   [  ]  YES  [  ]  NO

The RIA certifies (i) that if the advisor is affiliated with a Financial Industry Regulatory Authority, Inc. (“FINRA”) firm, that all fees received by the advisor in connection with this transaction will be run through the books and records of the FINRA member firm in compliance with all applicable rules.

12.           BROKER-DEALER INFORMATION

(The following section is for use with investments made through a registered broker-dealer (“Broker-Dealer”) and is to be completed by the Broker-Dealer.  Any fees and/or commissions due to such Broker-Dealer are solely the responsibility of the investor.)

The undersigned Broker-Dealer hereby certifies that (i) a copy of the Prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date that this Subscription Agreements was delivered to the Company; and (ii) that the appropriate suitability determination as set forth in the Prospectus has been made and that the appropriate records are being maintained.

(X) ________________________________________________________
       Broker-Dealer Authorized Signature (Required on all Applications)

Broker-Dealer Name: ______________________________________________________

Street Address: ___________________________________________________________

City, State, Zip Code: ______________________________________________________

Registered Representative: __________________________________________________

Name (Last, First): ________________________________________________________

Street Address: ___________________________________________________________

City, State, Zip Code: ______________________________________________________

Phone No.: _____________________________

The Broker-Dealer certifies that it is affiliated with the Financial Industry Regulatory Authority, Inc. (“FINRA”) firm, and that all fees and/or commissions received by the Broker-Dealer in connection with this transaction will be run through its books and records in compliance with all applicable rules.

ACCEPTANCE (Company Use Only)

This subscription will not be an effective agreement until it or a facsimile is signed by a manager of Bigelow Income Properties, LLC, a Missouri Limited Liability Company	This subscription accepted Bigelow Income Properties, LLC a Missouri LLC 4801 Main Street, Suite 1000 Kansas City, Missouri 64112 Attn: Christian Kirley 816-983-8000

By:

Investor #:	Date Entered:

Check Amount	Check Date:
Check Number:

Instructions for Completing Subscription Agreement

Bigelow Income Properties, LLC

Please follow these instructions and complete each section carefully, as failure to do may result in rejection of your Subscription Agreement.

Type of Ownership

Check the appropriate box to indicate what type of investment you are making. Note under each classification any additional signatures or documents that may be required. If the investment type you are making is not listed, enter it in the section titled OTHER.

Item 1. Investor Name and Address

Enter the full name of the investor. For Trust Accounts and non-custodial qualified plans enter the name of the Trustee(s) on the first line and the Trust or plan name on the second line. On Custodial Accounts this section must be completed for any Benefit Plan investor; Custodial information is entered in Item 2.

Enter the investor’s mailing address, phone and Social Security Number or Tax ID Number. If the investment is made in more than one name, only one Tax ID Number will be used and should be that of the first person listed.

Item 2. Custodian Registration

Custodian should complete this section, entering all pertinent information and signing accordingly.

Item 3. Investment

Enter the number of Shares purchased and the dollar amount of the investment.

Mark whether the investment is an initial or additional investment.

Item 4. Special Address for Distributions

If distributions are to be sent to an address other than that provided in Item 1, provide the name, address and account number.

If distributions are to be made to a checking or savings account via electronic funds transfer, check the appropriate box and attach an original voided check for checking accounts or an original deposit slip for savings accounts.

Your request for any electronic funds transfer deposit may be rejected if it is not accompanied by the proper bank document as indicated above.

Item 5. Signatures

Initial each representation separately. If investment is held jointly or severally all investors must initial the representations.

Enter the date, city and state the Subscription Agreement was signed. If investment is held jointly or severally all investors must sign the Subscription Agreement.

Item 6. Registered Investment Advisor/Broker-Dealer Information

All pertinent registered investment advisor/broker-dealer and registered representative information must be completed.

Subscription Agreement must have both the Registered Representative and broker-dealer signatures present on the Subscription Agreement. Please note that if the Registered Representative is authorized to sign on the behalf of the broker-dealer they may sign in both areas.

The Subscription Agreement may be rejected if this section is not fully completed and both sections are not signed.

Only an original, completed copy of the Subscription Agreement can be accepted. Photocopied or otherwise duplicated Subscription Agreements can not be accepted by the Company

Item 7. Acceptance

Item 7 is for Bigelow Income Properties, LLC office use only

Forward the completed and signed original Subscription Agreement along with your payment to the following address. Wiring instructions are available. Please contact Investor Services for current wiring instructions.

Mailing Address Bigelow Income Properties, LLC Att: Christian Kirley 4801 Main Street, Suite 1000 Kansas City, MO 64112	Overnight Address Bigelow Income Properties, LLC Att: Christian Kirley 4801 Main Street, Suite 1000 Kansas City, MO 64112

If you have any questions or require additional assistance in completing the Subscription Agreement, please contact: Christian Kirley, 4801 Main Street, Suite 1000, Kansas City, MO 64112 - 816-983-8000

EXHIBIT B

FIRST AMENDED AND RESTATED
OPERATING AGREEMENT
OF BIGELOW INCOME PROPERTIES, LLC

THIS OPERATING AGREEMENT (“Agreement”) is made, entered into and adopted effective for all purposes and in all respects as of August 1, 2010 by the undersigned.

W I T N E S S E T H:

WHEREAS, the undersigned formed Bigelow Income Properties, LLC (the “Company”) effective December 1, 2009; and

WHEREAS, certain amendments and clarifications to the original operating agreement are deemed necessary and are set forth herein.

NOW, THEREFORE, in consideration of the terms hereof, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby adopts the following terms to govern the ownership and operation of the Company:

ARTICLE I

DEFINITIONS

The terms set forth in this Article I shall have the indicated meanings assigned to them when used herein.  Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined in this Article I and/or the terms otherwise used in this Agreement their proper meanings.

1.01          Accountants.                                                      Accountants shall refer to the firm of certified public accountants engaged by the Managers from time to time to perform tax and accounting services for the Company.

1.02          Act.                                The Act is the Missouri Limited Liability Company Act, Chapter 347, Section 347.010 et seq., as amended from time to time.

1.03          Adjusted Capital Account Deficit.  Adjusted Capital Account Deficit means with respect to any Shareholder, the negative balance, if any, in such Shareholder’s Capital Account as of the end of any relevant Fiscal Year, determined after giving effect to the following adjustments:

(a)                credit to such Capital Account any portion of such negative balance which such Shareholder (i) is treated as obligated to restore to the Company pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or (ii) is deemed to be obligated to restore to the Shareholder pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

(b)               debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

1.04          Affiliate means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person; (iii) any officer, director or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any Person in which any officer, director or partner of any Person specified in (iii) above is an officer, director or partner.

1.05          Agreement.  This First Amended and Restated Operating Agreement of Bigelow Income Properties, LLC and any exhibits now or hereafter attached hereto and made a part hereof, as amended and in effect from time to time.

1.06          Articles.  The Articles of the Company, as originally filed with the office of the Secretary of State of the State of Missouri, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

1.07          Bankrupt; Bankruptcy.  Bankruptcy or insolvency, or a bankruptcy or insolvency reorganization, arrangement, liquidation or similar proceeding under the laws of any jurisdiction, Federal or state, including, but not limited to, a voluntary or involuntary petition under any bankruptcy or insolvency law or under the reorganization provisions of any law, the voluntary or involuntary appointment of a receiver, the voluntary or involuntary assignment for the benefit of creditors, or an admission in writing of the inability to pay debts as they become due.

1.08          Board of Directors or Board of Managers or Board means the board on which all of the Company’s Managers sit, in their capacities as Managers.

1.09          Book Value.  With respect to any Company Asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                the initial Book Value of any asset contributed by a Shareholder to the Company shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Shareholder and the Company on the date of contribution thereof;

(b)               if the Managers, in consultation with the Accountants as deemed necessary, reasonably determine that an adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders, the Book Values of all Company Assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Treasury Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Managers, in consultation with the Accountants as deemed necessary, as of the following times:

(i)                 a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Shareholder as consideration for a Company Interest; or

(ii)               the distribution by the Company to a Shareholder of more than a de minimis amount of Company Assets as consideration for the repurchase of a Company Interest; or

(iii)             the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

(c)                the Book Value of Company Assets distributed to any Shareholder shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the Managers, in consultation with the Accountants as deemed necessary, as of the date of distribution; and

(d)               The Book Value of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b), 743(b) or 754 of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations (as set forth in Section 3.04); provided, however, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent the Managers, in consultation with the Accountants as deemed necessary, reasonably determine that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

(e)                At all times, Book Value shall be adjusted by any Depreciation taken into account with respect to the Company’s assets for purposes of computing Profit and Loss.

1.10          Bylaws.  The bylaws of the Company, as amended from time to time, governing various aspects of the operation of the Company and the rights and obligations of its Shareholders, Board of Directors, officers and other agents.  The Bylaws shall be deemed a supplement to and part of this Agreement after they are adopted by the Board of Directors in accordance with Section 7.01(a).  All provisions of the Bylaws not inconsistent with law, the Articles or this Agreement shall be valid and binding.

1.11          Capital Account shall have the meaning assigned thereto in Section 3.04 of this Agreement.

1.12          Capital Contributions means the total amount of cash and the fair market value of other property contributed to the Company by the Shareholders.

1.13          Capital Receipts are Cash Equivalents from Capital Transactions after the payment of, or due provision for, all liabilities to creditors of the Company, including, but not limited to, the establishment of adequate reserves for the payment of accrued or anticipated obligations.

1.14          Capital Transactions means (a) any sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any part of the Company Assets, other than tangible personal property disposed of in the ordinary course of business; (b) any financing or refinancing of any Company indebtedness; provided, that the receipt by the Company of Capital Contributions shall not constitute Capital Transactions or (c) insurance proceeds.

1.15          Cash Equivalents.  Cash or any item which is immediately convertible into cash without discount or reduction (for present value or otherwise).

1.16          Code  means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

1.17          Company.  Bigelow Income Properties, LLC, a Missouri limited liability company.

1.18          Company Assets.  At any particular time, the Property and all rights, privileges, interests, easements, improvements, hereditaments and appurtenances now or hereafter belonging or appertaining thereto, and any other assets or property (tangible or intangible, choate or inchoate, fixed or continent) of the Company.  To the extent commercially possible, all Company Assets shall be income producing or utilized in the acquisition, ownership, operation, sale or any other related activity associated with income producing property.

1.19          Company Interest.  As to any Shareholder, such Shareholder’s Capital Account, Percentage Interest, rights to distributions, Profits and Losses as determined in accordance with the terms of this Agreement, and any other rights that such Shareholder has in the Company.  Each Shareholder’s Company Interest shall be evidenced by the number of Shares held by such Shareholder.

1.20          Consent means either the approval or consent given by vote at a duly called and held meeting or the prior written consent, as the case may be, of a Person to do the act or thing for which the approval or consent is solicited, or the act of granting such approval or consent, as the context may require.

1.21          Depreciation means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes; provided, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Board of Directors, in consultation with the Accountants as deemed necessary.

1.22          Director.  Director shall have the same meaning as Manager.

1.23          Distribution Date means the earliest practicable date after the end of each calendar quarter that a distribution of Operating Cash Flow can be made, and each other date as the Board of Directors shall declare for a distribution of Operating Cash Flow or Capital Receipts to Shareholders.

1.24          Entity means any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, limited liability partnership, business trust, cooperative, or association.  An Entity may or may not be an Affiliate of the Company or of a Company Affiliate.

1.25          Fiscal Year means the fiscal year of the Company and shall be the same as its taxable year, which shall be the calendar year unless otherwise determined by the Board of Directors in accordance with the Code.

1.26          Improvements.  The improvements situated and to be situated on the Land, parking and related facilities and amenities, together with all fixtures, equipment, appliances and furnishings contained therein and not owned or leased by other parties.

1.27          Initial Shares shall have the meaning set forth in Section 3.01(c).

1.28          Initial Warrant shall have the meaning set forth in Section 3.01(f).

1.29          IPO Date shall mean the date upon which the last of the following events occurs: the Initial Shares are (i) registered with the SEC, (ii) listed on Amex or Nasdaq and (iii) legally available for sale to the public.

1.30          Independent Director means a Director of the Company who, in the opinion of the Board of Directors of the Company, is free from any relationship that would interfere with the exercise of independent judgment.  A Director of the Company who is an Affiliate of the Company or an officer or employee of the Company or its Subsidiaries or Affiliates would not qualify as an Independent Director.

1.31          Land.  All land or interests in land owned by the Company from time to time.

1.32          Manager.  Any individual serving on the Board of Directors of the Company, including the Original Manager and all successor or additional Managers duly appointed or elected in accordance with the terms of this Agreement and/or, if applicable, the By-Laws in their capacities as “managers” of the Company within the meaning of the Act.

1.33          Members.  Members means the Original Shareholder, together with all Persons who become Shareholders/Members as herein provided and who are listed as Shareholders/Members of the Company in the books and records of the Company, in each such Person’s capacity as a “Member” of the Company within the meaning of the Act.

1.34          Nonrecourse Deductions has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

1.35          Nonrecourse Liabilities has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

1.36          Operating Cash Flow.  As of any particular date, the amount (if any), as determined by the Managers, in consultation with the Accountants as deemed necessary, by which (i) Operating Receipts for any Fiscal Year or other shorter period exceed (ii) the Operating Expenditures of such Fiscal Year or other shorter period.

1.37          Operating Deficits.  As of any particular date, the amount (if any), as determined by the Managers, in consultation with the Accountants as deemed necessary, by which (i) the Operating Expenditures for that Fiscal Year or shorter period exceed (ii) Operating Receipts for such Fiscal Year or other shorter period.

1.38          Operating Expenditures.  For the period in question, the aggregate of all amounts, as determined by the Managers, in consultation with the Accountants as deemed necessary, expended, accrued, reserved or incurred by the Company during such period including, but not limited to, any increases in Working Capital Reserves.

1.39          Operating Receipts.  As of any particular date, the sum, as determined by the Managers, in consultation with the Accountants as deemed necessary, of all Cash Equivalents of the Company from the conduct of the Company business, with the exception of (i) Capital Receipts and (ii) Capital Contributions and advances made by any of the Shareholders.

1.40          Original Manager.  Original Manager means the Original Shareholder.  The Original Manager shall remain in office only until the IPO Date.  At such time, the Original Manager shall resign.  On the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process), the Original Shareholder shall appoint additional Persons to the Board of Directors.  Such reconstituted Board of Directors shall have at least the number of Independent Directors required by law or the listing requirements of the exchange upon which the Company’s Shares are listed.  Thereafter, until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the members of the Board of Directors shall be appointed and/or removed by the Original Shareholder in its sole discretion.  After the Company achieves the aforementioned capital level, the Board of Directors shall be elected, removed and replaced in the manner set forth in the By-Laws.

1.41          Original Member or Original Shareholder means the initial signatory hereto, 2309 Holdings, LLC, a Missouri limited liability company.

1.42          Partner Minimum Gain means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

1.43          Partner Nonrecourse Debt has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

1.44          Partner Nonrecourse Deductions has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(i)(2).

1.45          Partnership Minimum Gain has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Company taxable year shall be determined in accordance with the rules of Treasury Regulations.

1.46          Percentage Interest.  As to any Shareholder, a percentage derived from a fraction the numerator of which is the number of Shares held by an individual Shareholder and the denominator of which is the number of Shares held by all Shareholders.

1.47          Person.  An individual or an entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, trust or business association.  When a Person is an entity, the words “he,” “him” and “his” and similar words shall include or refer to “it” and “its” and similar words.

1.48          Profit and Loss.  “Profit” and “Loss” means, for each Fiscal Year or other period for which allocations to Shareholders are made, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (provided, that for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a)                Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

(b)               Any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

(c)                Book Gain or Book Loss from a Capital Transaction shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of such Capital Transaction; and

(d)               In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed as provided in this Agreement.

(e)                If the Company’s taxable income or loss for such Fiscal Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Profit for such Fiscal Year or other period; and if a negative amount, such amount shall be the Company’s Loss for such Fiscal Year or other period.

1.49          Property.  Any and all Land and Improvements that the Company owns at a particular time.

1.50          Relative means, with respect to any Person, any parent, spouse, brother, sister, or natural or adopted lineal descendant or spouse of such descendant of such Person.

1.51          Shares.  Share means Company Interest.

1.52          SEC means the U.S. Securities and Exchange Commission.

1.53          Shareholders.  The shareholders of the Company, which shall be synonymous with the Members of the Company.

1.54          Tax Matters Partner.  The Person described in Section 3.06 hereof.

1.55          Transfer and Transferred.  The passage of legal ownership of one (1) or more Shares at any time pursuant to a sale, exchange, gift, assignment, pledge, foreclosure or other conveyance, disposition or encumbrance, and including without limitation, the passage of such legal ownership by judicial order, devise, bequest, intestate succession or other operation of law.  The word “Transfer,” when used as a noun, shall mean any Transfer transaction.

1.56          Transferee means any Person to whom Shares are Transferred by a Shareholder for any reason or by any means.

1.57          Treasury Regulations means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

1.58          Working Capital Reserves means funds held in one (1) or more reserves for  working capital or some other Company purpose (including the acquisition of additional Company Assets), and that are available for any contingencies relating to the ownership and operation of the Company and/or any Company Assets.  If no longer reasonably needed for the purpose for which originally reserved, amounts held in any Working Capital Reserve may at any time, in the discretion of the Board of Directors, be utilized to acquire additional Company Assets or added to amounts to be distributed to Shareholders, but may not be otherwise removed from the respective Working Capital Reserves for purposes other than those for which such reserves were established.

ARTICLE II

GENERAL PROVISIONS

2.01          Name.  The name of the Company shall be Bigelow Income Properties, LLC.  The Managers may from time to time change the name of the Company upon thirty (30) days notice to the Shareholders.

2.02          Term of Company.  The term of the Company commenced on the date of the filing of the Articles and shall continue until the Company is dissolved pursuant to the provisions of Article X hereof.

2.03          Principal Place of Business.  The principal place of business of the Company shall be at c/o Charles Christian Kirley, Husch Blackwell Sanders, LLP, 4801 Main, Suite 1000, Kansas City, MO 64112, or at such other location as may hereafter be determined by the Managers.  The Shareholders shall be notified in writing by the Managers of any change in the principal office or business address of the Company.

2.04          Nature of Shareholders’ Interests.  The interests of the Shareholders in the Company shall be represented by Shares and shall be personal property for all purposes.  No part of a Company Interest may be divided or separated in any way.  The Transfer of  a Share shall be a Transfer of a Shareholder’s entire Company Interest associated with that Share.  Legal title to interests in the Property and all other Company Assets shall be held in the name of the Company.  Neither any Shareholder individually, nor any Relative, heirs, executors or administrators, beneficiaries, distributees, successors or assigns, of any Shareholder, shall have any right, title or interest in or to any interest in the Property or any other Company Assets; rather any interest in the Property and any other Company Assets shall be subject to the terms of this Agreement.

2.05          Office and Registered Agent.  The registered office of the Company in the State of Missouri shall be as set forth in the Articles.

2.06          Purposes.  The purposes of the Company are to invest in, own, operate and sell or engage in activities related to making unleveraged investments in income producing real estate properties (including, without limitation, residential, industrial, commercial, retail and warehouse distribution properties); provided, however, non-recourse debt may be incurred in connection with the acquisition of Company Assets if such debt is necessary for timing purposes and will be retired as soon as practicable by the sale of Shares.  Investment, reserve, distribution and other criteria shall be established by the Board of Directors from time to time in its sole discretion subject to the requirement that such criteria be consistent with the purposes of the Company.  In furtherance of the foregoing, the Company’s purposes shall also include engaging in (a) in any other activities relating to, and compatible with, the purposes set forth above, (b) to any other lawful act or activity for which limited liability companies may be formed under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Company, subject to the express limitations set forth herein; and (c) to take such other actions, or do such other things, as are necessary or appropriate (in the sole discretion of the Board of Directors) to carry out the provisions of this Agreement.

2.07          Powers.  In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to (a) subject to the timing proviso in Section 2.06 above, make only unleveraged investments in income producing real property in a manner consistent with the Company’s then-existing criteria and objectives for investment and distributions, and to distribute the proceeds of any sales by the Company or reinvest such amounts in additional Company Assets to the extent permitted by this Agreement; (b) take any and all actions necessary, convenient or appropriate as the holder of any Company Assets; (c) operate, purchase, maintain, finance, insure, improve, own, sell, convey, assign, mortgage, lease, construct, demolish or otherwise dispose of any real property or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company as well as borrow money on a non-recourse basis and issue evidences of indebtedness, and secure the same by mortgage, pledge or other lien or encumbrance on any Company Assets and prepay any such debt in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness; provided, however, unless such debt is necessary for timing purposes as set forth in Section 2.06 above and will be retired as soon as practicable by the sale of Shares, without approval of (i) the Original Shareholder (until the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), at which point the Originating Shareholder’s approval shall not be required) and (ii) seventy-five percent (75%) or more of the Shareholders, no debt shall be incurred in connection with the acquisition of Company Assets, and all other debt shall be solely for the purpose of meeting operating expenses or capital needs associated with the formation or operation of the Company (including costs associated with the registration or listing of the Shares) and/or the operation,  maintenance or improvement of Company Assets (and then only on terms that contemplate full payment of all principal and interest in the shortest commercially reasonable period practicable); (d) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement; (e) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with any of the Shareholders, necessary to, in connection with or incidental to the accomplishment of the purposes of the Company; (f) establish reserves for capital expenditures, other Working Capital Reserves, debt service, taxes, assessments, insurance premiums, repairs, improvements, depreciation, depletion, obsolescence and general maintenance of buildings or other property out of the rents, profits or other income received; (g) employ, otherwise engage or do business with employees, managers/Managers, Directors, contractors, advisors, agents, attorneys, accountants and consultants, and pay reasonable compensation for such services, and enter into employee benefit plans of any type; (h) purchase or repurchase Shares from any Person for such consideration as the Board of Directors may determine in its reasonable discretion (whether more or less than the original issuance price of such Share or the then trading price of such Share); (i) pay commissions and/or other commercially reasonable compensation to any Person (including Managers, Directors or Shareholders) in connection with acquisitions of Company Assets or other business transactions entered into by the Company and (j) do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the permitted business of the Company, and, subject to the express limitations set forth herein, have and  exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.  Except for the Initial Warrant, the Company shall not enter into rights plans or other plans relating to Shares, options or bonuses, or issue Shares, options or warrants for such purpose unless and until the Initial Warrant has been fully exercised or otherwise relinquished by the holder.

2.08          Contracts for Certain Professional Services.                                                                                                                     The Company is expressly empowered and authorized to enter into a ten (10) year contract for legal services with Husch Blackwell Sanders, LLP (“HBS”).  Such contract will cause HBS to perform all of the Company’s legal requirements in consideration of (i) a retainer amount equal to one percent (1%) of all capital raised by the Company (including the fair market value of contributions in-kind) as and when received from Shareholders other than the Original Shareholder, and (ii) hourly compensation at HBS’s standard B rates (or equivalent) as may be in effect from time to time.  On a Fiscal Year basis, hourly billings will be offset against any retainer amounts paid during that Fiscal Year.  Any amounts that are not offset shall be paid promptly when due without regard to retainers paid in prior or subsequent Fiscal Years.  Any retainer amounts that are not offset during the course of any Fiscal Year shall be deemed earned on the last day of each Fiscal Year.

2.09          Effectiveness of this Agreement.  This Agreement shall govern the operations of the Company and the rights and restrictions applicable to the Shareholders, to the extent permitted by law.  All Persons who become holders of Shares in the Company shall be bound by the provisions of this Agreement and shall be admitted as Members.  Upon the entry evidencing the issuance of Shares to any Person on the books of the Company, whether such Shares were acquired from the Company or another Shareholder, such Person shall be deemed to have directed any Manager to execute this Agreement on such Person’s behalf and a request that the records of the Company reflect such admission; and shall be deemed to be a sufficient act to comply with the requirements of Sections 347.015(11) and 347.113.2 of the Act and to so cause that Person to become a  Shareholder/Member and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Shareholder/Member hereunder).

2.10          Reimbursement of Expenses.  The Company is expressly authorized to reimburse the organizer or any Member or Manager of the Company or any other Person for expenses incurred in connection with the formation, organization, start-up or operation of the Company.

ARTICLE III

ISSUANCE OF SHARES, ISSUANCE OF WARRANTS, CAPITAL

CONTRIBUTIONS, CAPITAL ACCOUNTS AND PERCENTAGE INTERESTS

3.01          Issuance of Shares.  The Company shall keep, or cause to be kept, books for the registration and transfer of Shares.  Shares shall be represented only by book entries and may be transferred only on the books of the Company unless otherwise provided in the Bylaws.

(a)                Unless otherwise approved by (i) the Original Shareholder (until the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), at which point the Originating

Shareholder’s approval shall not be required) and (ii) seventy-five percent (75%) or more of the Shareholders, the Company shall have the authority to issue only one (1) class of fully participating, voting Shares; provided, however, none of such Shares shall give the holders thereof any preemptive rights, or give the holders thereof any rights to convert such Shares into any other securities of the Company, or give the holders thereof any cumulative voting rights.  Subject to the limitations set forth in this Agreement, each Shareholder shall be entitled to one (1) vote for each Share held by such Shareholder.  Fractional Shares shall not be permitted.

(b)               Each Shareholder shall have the rights and be governed by the provisions set forth in this Agreement.

(c)                The initial number of Shares (“Initial Shares”) authorized shall be Five Million Two Hundred Eight Thousand Three Hundred Thirty-Three  (5,208,333).  The Company shall use its best efforts to cause all of such Shares to be registered with the SEC and listed on an exchange. For purposes of hereof, the term “exchange” will be deemed to include any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities.  As soon as possible after the Shares are registered with the SEC, the Company shall also use its best efforts to cause all of such Shares to be listed on Amex or Nasdaq.

(d)               One (1) of the Initial Shares shall be issued to the Original Shareholder contemporaneously with the execution hereof as set forth in Section 3.02 below.

(e)                The Company will use its best efforts to sell the remaining Initial Shares for an amount of cash or property equal in value to $10.00 per share adjusted from time to time as deemed appropriate by the Board to reflect inflation, market conditions or any other economic circumstance.

(f)                Upon the execution of this Agreement, the Company shall also have the authority to deliver a warrant (“Initial Warrant”) for Five Million (5,000,000) Shares to the Original Shareholder as set forth in Section 3.02 below.  The exercise price for the Shares to be sold pursuant to the Initial Warrant shall be $0.0001 per Share.  The Initial Warrant shall be held and exercisable only by the Original Shareholder (or a successor entity that is a Shareholder, and that is owned and managed exclusively by current and former officers and/or Managers of the Original Shareholder or the Company or Persons that have otherwise, in the sole discretion of the manager of such holder, contributed in a significant manner to the formation and/or success of the Company).  The exercise of the Initial Warrant shall be tied (i) to the success of Company management in raising capital for the business of the Company, and the holder of the Initial Warrant shall be authorized to exercise the Initial Warrant and purchase one (1) Share for each Two Hundred Forty Dollars ($240.00) of equity capital raised by the Company (including the fair market value of contributions in-kind) from time to time, (ii) to any event whereby the Company becomes authorized to engage in leveraged acquisitions and incur non-recourse debt for the acquisition of Company Assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, or (iii) the termination by the Company of the agreement contemplated under Section 2.08, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant.  Except for the Initial Warrant, the Company shall not enter into rights plans or other plans relating to Shares, options or bonuses, or issue Shares, options or warrants for such purpose unless and until the Initial Warrant has been fully exercised or otherwise relinquished by the holder.

(g)               The Board of Directors may cause the Company to issue such additional numbers of Shares from time to time as the Board of Directors may determine in its sole discretion in exchange for cash, other property, services or any other lawful consideration to be received by the Company in consideration of such Shares, and the number of such Shares is not limited; provided, however, to preserve parity among the Shareholders, except for any Shares issued in connection with any permitted exercise of the Initial Warrant, all such additional Shares shall be sold for an amount equal to $10.00 per share adjusted from time to time as deemed appropriate by the Board to reflect inflation, market conditions or any other economic circumstance.  Shares associated with the Initial Warrant may but shall not be required to be issued and/or listed unless and until the Initial Warrant has been properly exercised in full or in part.  The Company shall use its best efforts to cause all additional Shares to be registered with the SEC and listed on an exchange. For purposes of hereof, the term “exchange” will be deemed to include any recognized securities market or regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities.  As soon as possible after any additional Shares are registered with the SEC, the Company shall also use its best efforts to cause all of such additional Shares to be listed on Amex or Nasdaq.

(h)               If the Board of Directors determines that it is necessary or desirable to amend this Agreement or to make any filings under the Act or otherwise in order to reference the existence or creation of an additional class or series of future Shares, the Board of Directors may cause such amendments and filings to be made, which filings might take the form of amendments to the Articles; provided, however, that, no such amendment shall be made without approval of (i) the Original Shareholder (until the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), at which point the Originating Shareholder’s approval shall not be required) and (ii) seventy-five percent (75%) or more of the Shareholders.

(i)                 The Board of Directors, without any Consent of any Shareholder required, may affect a split or reverse split of Shares of any series or class, by adopting a resolution therefor.  If the Board of Directors determines that it is necessary or desirable to make any filings under the Act or otherwise in order to reference the existence of such a split or reverse split, the Board of Directors may cause such filings to be made, which filings might take the form of amendments to the Articles;  provided, however, that, unless specifically required by the Act or this Agreement, no approval or Consent of any Shareholders shall be required in connection with the making of any such filing.

3.02          Original Shareholder and its Capital Contribution.

(a)                As of the date hereof, the only Shareholder is the Original Shareholder.

(b)               The Original Shareholder has contributed its initial Capital Contribution to the Company in the amount of $500

(c)                In exchange for such contribution, the Original Shareholder has been issued the following numbers of Shares and warrants:

Initial Shares – One (1)

Initial Warrant – 5,000,0000

(d)           The Original Shareholder shall not be required or entitled to make any additional Capital Contribution to the Company other than as expressly provided herein.

3.03          Capital Contributions of Additional Shareholders.  In the event that the Board of Directors determines that additional funds are required by the Company for any Company purpose, or that the Company should for any reason seek to raise additional capital or acquire additional Company Assets, the Capital Contribution of any such additional Shareholders shall be the fair value of all cash, other property, services or any other lawful consideration received by the Company in connection with the additional Shares purchased by such additional Shareholders at the time of admission of such additional Shareholders.  Once an additional Shareholder has paid its required Capital Contribution, such Shareholder shall not be required or entitled to make any additional Capital Contribution to the Company other than as expressly provided herein.

3.04          Capital Accounts.  A separate capital account (“Capital Account”) shall be established and maintained for each Shareholder, including any substitute or additional Shareholder who shall hereafter acquire a Company Interest, in accordance with the following provisions:

(a)                To each Shareholder’s Capital Account there shall be credited the amount of cash and fair market value of the property actually or deemed to be contributed to the Company by such Shareholder pursuant to Sections 3.02 and 3.03 hereof, such Shareholder’s allocable share of Profit, and the amount of any Company liabilities that are assumed by such Shareholder or that are secured by any Company Asset distributed to such Shareholder.

(b)               To each Shareholder’s Capital Account there shall be debited the amount of cash and the fair market value of any Company Asset distributed or deemed distributed to such Shareholder pursuant to any provision of this Agreement, such Shareholder’s allocable share of Loss, and the amount of any liabilities of such Shareholder that are assumed by the Company or that are secured by any property contributed by such Shareholder to the Company.

(c)                If any Company Asset is distributed in-kind, the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to the greater of (i) the fair market value of such asset, or (ii) the fair market value of any nonrecourse debts to which such asset is then subject, in each case as determined by the Board of Directors.  If at any time after the date of this Agreement, the Book Value of any Company asset is adjusted pursuant to the last sentence of the definition of Book Value set forth in Article I hereof, the Capital Accounts of all Shareholders shall be adjusted simultaneously to reflect the aggregate net adjustments, as if the Company recognized Profit or Loss equal to the respective amounts of such aggregate net adjustments.

(d)               The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) and 1.704-2 of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(e)                A Shareholder shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company, except as provided in Article V hereof, nor shall a Shareholder be required or entitled to make any loan or additional Capital Contribution to the Company other than as expressly provided herein.  No loan made to the Company by any Shareholder shall constitute a capital contribution to the Company.

(f)                No Shareholder shall have any liability for the return of the Capital Contribution of any other Shareholder.  A Shareholder who has more than one (1) class of interest in the Company may have a separate Capital Account for each different class of interest owned.

3.05          Transfer of Capital Accounts.  The original Capital Account established for each Transferee shall be in the same amount as the Capital Account or portion thereof of the Shareholder to which such Transferee succeeds, at the time such Transferee is admitted to the Company.  The Capital Account of any Shareholder whose Company Interest shall be increased by means of the Transfer to it of all or part of the Shares of another Shareholder shall be appropriately adjusted to reflect such Transfer.  Any reference in this Agreement to a Capital Contribution of, or distribution to, a then-Shareholder shall include a Capital Contribution or distribution previously made by or to any prior Shareholder on account of the Shares of such then-Shareholder.

ARTICLE IV

ALLOCATIONS AND ELECTIONS

4.01          General Rules Concerning Allocations.  As soon as practicable after the end of each calendar month, the Company shall conduct an interim closing of books as of the end of the last day of that calendar month.  On the basis of the closing of the books for each calendar month, Profit and Loss for such month shall be determined in accordance with the accounting methods followed by the Company for federal income tax purposes.

4.02          Allocations of Profits and Losses.  Subject to any special and/or additional allocations, all allocations to the Shareholders of items included within the Company’s Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as Shareholders during that calendar month, as follows:

(a)                The Profits and Losses shall be allocated on a per diem basis to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current Percentage Interest.

(b)               The Board of Directors, in consultation with the Accountants as deemed necessary, is authorized to make reasonable determinations regarding the allocation of Profit and Loss under this Section 4.02, including determinations relating to the calculation of Profit or Loss, and such other items of the Company’s income, gain, loss, deduction and credit as may be appropriate to carry out the intent of this Section 4.02.

4.03          Special Allocations.

(a)                Notwithstanding any other provision of this Agreement, to the extent an allocation of Profit or Loss or any item thereof to any Shareholder pursuant to Section 4.02 of this Agreement would be inequitable or in violation of the requirements of the Treasury Regulations under Section 704(b) of the Code, the Company shall eliminate such inequity and/or comply with the requirements of such Treasury Regulations and adjust such allocations to comply with such requirements in a manner that will, in the reasonable judgment of the Board of Directors, in consultation with the Accountants as deemed necessary, have the least effect on the amounts to be allocated and distributed under this Agreement.  The Shareholders agree that if this Section 4.03 becomes applicable, the Board of Directors, in consultation with the Accountants as deemed necessary, is authorized to review and adjust the allocations made pursuant to Section 4.02 of this Agreement.

(b)               Qualified Income Offset.  In the event a Shareholder unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704 1(b)(2)(ii)(d)(4), (5) and (6) that causes or increases an Adjusted Capital Account Deficit, items of Profit shall be specially allocated to such Shareholder so as to eliminate such negative balance as quickly as possible.  This subparagraph is intended to constitute a “qualified income offset” under Section 1.704 1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)                Minimum Gain Chargeback (Nonrecourse Liabilities).  Except as otherwise provided in Section 1.704 2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Shareholder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Shareholder’s share of the net decrease in Partnership Minimum Gain to the extent required by Treasury Regulations Section 1.704 2(f).  The items to be so allocated shall be determined in accordance with Sections 1.704 2(f) and (j)(2) of the Treasury Regulations.  This subparagraph is intended to comply with the minimum gain chargeback requirement in said section of the Treasury Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant hereto.

(d)               Partner Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704 2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Shareholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704 2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Shareholder’s share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1.704 2(i) of the Treasury Regulations.  The items to be so allocated shall be determined in accordance with Sections 1.704 2(i)(4) and (j)(2) of the Treasury Regulations.  This subparagraph is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Treasury Regulations and shall be interpreted consistently therewith.  Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts to be allocated to each Shareholder pursuant hereto.

(e)                Nonrecourse Deductions.  Partner Nonrecourse Deductions for any Fiscal Year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the

Shareholders that bear the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704 2(b)(4) and 1.704 2(i)(1) of the Treasury Regulations).

(f)                Gain or Losses on Property Distributed or Otherwise Transferred by the Company In-Kind.  Any property distributed or otherwise delivered by the Company in-kind shall be valued and treated as though the property were sold at its fair market value and the cash proceeds were distributed.  The difference between the fair market value of property distributed in-kind and its Book Value shall be treated as a gain or loss on the sale of such property and shall be credited or charged to the Capital Accounts of the appropriate Shareholder(s) in a manner consistent with the economic benefits and burdens of the transaction.

4.04          Additional Allocations.

(a)                The Board of Directors, in consultation with the Accountants as deemed necessary, in order to preserve uniformity of Shares within a class, in its sole discretion, may make a special allocation of items of Company income, gain, loss or deduction but only if such allocations would not have a material adverse effect on the Shareholders and if they are consistent with the principles of Section 704 of the Code.

(b)               If, and to the extent that any Shareholder is deemed to recognize income as a result of any transaction between such Shareholder and the Company resulting from a compensatory transfer of Shares by the Company to such Shareholder or pursuant to Sections 482, 483, 1272, 1274 and 7872 of the Code, or any similar provision now or hereafter in effect, any corresponding loss or deduction (or if unavailable, the next available loss or deduction) of the Company shall be allocated to the Shareholder who was charged with such income.

(c)                Adjustments to the Capital Accounts of Shareholders with respect to an adjustment to the Tax Basis of any Company Asset pursuant to Section 734(b) or Section 743(b) of the Code shall be made in accordance with the provisions of Treasury Regulation Section 1.704 1(b)(2)(iv)(m).

4.05          Tax Allocations and Elections.

(a)                For federal income tax purposes, except as otherwise provided in this Section 4.05, each item of Profit, gain, Loss and deduction of the Company shall be allocated among the Shareholders in the same proportion as the corresponding items are allocated pursuant to Sections 4.02, 4.03 and Section 4.04 hereof.

(b)               In the event that the Book Value of any asset contributed to and held by the Company differs from its basis for federal income tax purposes (“Tax Basis”), allocations of income, gain, loss or deduction with respect to such asset shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder.  The Board of Directors, in consultation with the Accountants as deemed necessary, may elect any reasonable method or methods for making such allocations.

(c)                If the Book Value of any Company Asset is adjusted pursuant to the terms hereof, subsequent allocations of Profit, gain, Loss and deductions with respect to such asset shall take into account any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder.

(d)               Notwithstanding any other provision of this Agreement to the contrary, if the Directors, in consultation with the Accountants or legal counsel as deemed necessary, determine that the tax-exempt use property rules of Section 168(h)(6) of the Code apply to the Company, or in connection with any joint venture agreement to which the Company is a party, so that a portion of the depreciable basis of the Company or a joint venture to which the Company is a party, as the case may be, in its assets must be depreciated on a straight-line basis over longer time periods than those that would otherwise be available because there are one or more tax-exempt Members in the Company or one or more tax-exempt equity investors in the joint venture, as the case may be, or both, 100% of the resulting depreciation adjustments of the Company shall be specially allocated among the Company’s tax-exempt Members in proportion to each tax-exempt Member’s Percentage Interest, and the same special allocation shall be included in the all joint venture agreements to the extent the Company is reasonably able to do so.

(e)                In addition to the specific provisions contained in this Article IV, the Board of Directors, in consultation with the Accountants as deemed necessary, shall have the sole discretion to make such tax elections and/or special allocations of items of income, gain, loss and deductions that are consistent with the principles of Subchapter K of the Code and to amend the provisions of this Agreement (without Shareholder action, notwithstanding Section 12.04 of this Agreement), as appropriate, to reflect the proposal or promulgation of Treasury Regulations under Subchapter K of the Code.  The Board of Directors, in consultation with the Accountants as deemed necessary, may adopt and employ such methods for (A) the maintenance of capital accounts for book and tax purposes, (B) the election of treatment and the determination and allocation adjustments under Sections 704(c), 734, 743 and 754 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code or as otherwise may be required or appropriate to cause the economic benefits and burdens of and tax incidents associated with a transaction to be allocated on a consistent and equitable basis, (D) the determination of the identities and tax classification of Shareholders, (E) the provision of tax information and reports to the Shareholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and Tax Basis, (H) conventions for the determination of depreciation, cost recovery and amortization deductions and the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares, (J) tax compliance and other tax related requirements, including without limitation, the use of computer software, and to use filing and reporting procedures similar to those employed by publicly traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of Shares within a class. Within ten (10) days of the Company’s request, each Shareholder agrees to furnish the Company with such information as may be necessary to implement any of the foregoing elections. The Board of Directors, Accountants and Tax Matters Partner, as applicable, shall be indemnified and held harmless by the Company for any expenses, penalties or other liabilities arising as a result of decision made in good faith on any of the matters referred to in the preceding sentence.  If the Board of Directors or Tax Matters Partner, based on advice of the Accountants or counsel, determines that no reasonable allowable convention or other method is available to preserve the uniformity of Shares within a class, Shares may be separately identified as distinct classes for tax purposes to reflect differences in tax consequences.

4.06          Tax Matters Partner.  The Original Manager shall be the Company’s “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code), with all of the powers that accompany such status (except as otherwise provided in this Agreement).  Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Shareholders.  The provisions of this Section 4.06 shall survive the termination of the Company and shall remain binding on the Shareholders for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Shareholders.

ARTICLE V

DISTRIBUTIONS, CERTAIN PAYMENTS

AND WITHHOLDING

5.01          General Rules Concerning Distributions; Distributions of Operating Cash Flow and Distributions of Capital Receipts.  This Section 5.01 applies only to distributions other than distributions upon the liquidation of the Company (such subject being governed by Section 5.02 of this Agreement).  As soon as practicable after the end of each calendar month, the Company shall conduct an interim closing of books as of the end of the last day of that calendar month.  On the basis of the closing of the books for each calendar month, Operating Cash Flow and Capital Receipts for such month shall be determined in accordance with the accounting methods followed by the Company.

(a)                Thereafter, on each Distribution Date, Operating Cash Flow shall be distributed to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current Percentage Interest.

(b)               Capital Receipts shall not be distributed but shall be allocated to Working Capital Reserves or reinvested in Company Assets unless the Board of Directors, in its sole discretion, determines otherwise, in which case, Capital Receipts shall be distributed as soon as practicable after such determination to the Shareholders pro rata and without preference in accordance with each Shareholder’s then current Percentage Interest.

5.02          Distributions Relating to Liquidation Events.

(a)                Upon the dissolution, liquidation or winding up of the Company, after satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment therefor), each Shareholder shall be entitled to receive out of the Company Assets, without preference, an amount in cash or in-kind equal to the sum of (A) its pro rata portion (based on each Shareholder’s then current Percentage Interest) of all accrued and unpaid distributions on the Shares; plus (B) its pro rata portion (based on each Shareholder’s then current Percentage Interest) of any remaining Company Assets.  In computing the Shareholders’ pro rata shares on dissolution, all Shares obtained by or owed to Shareholders due to the exercise of the Initial Warrant shall be included in the computation.

(b)               No distribution shall be made to any holder of Shares that would result in such holder having a deficit balance in its Capital Account until such time as the balance of each such holder’s Capital Account is zero.

(c)                A consolidation or merger of the Company with or into any other Entity, or a sale, lease or exchange of any or all Company Assets in consideration for the issuance of equity securities of another Entity, shall not be deemed to be a dissolution, liquidation or winding up of the Company, provided that the consolidation, merger, sale, lease or exchange has been approved as required pursuant to Section 6.02(c) below.

5.03          Payments to Shareholders for Services.  Any payments by the Company to a Shareholder for services rendered to or on behalf to the Company shall be treated as guaranteed payments for services under Section 707(c) of the Code.

5.04          Withholding.

(a)                With respect to any withholding tax or other similar tax liability or obligation to which the Company may be subject as a result of any act or status of any Shareholder or to which the Company becomes subject with respect to any Share, the Company shall have the right to withhold amounts distributable to such Shareholder or with respect to such Shares, to the extent of the amount of such withholding tax or other similar tax liability or obligation, pursuant to the provision contained in Section 5.04(b).

(b)               Each Shareholder hereby authorizes the Company to withhold from, or pay on behalf of or with respect to such Shareholder any amount of federal, state, local or foreign taxes that the Managers, in consultation with the Accountants as deemed necessary, determine that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Shareholder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445 or 1446 of the Code.

(c)                Any amount paid on behalf of or with respect to a Shareholder shall constitute a loan by the Company to such Shareholder, which loan shall be repaid by such Shareholder within fifteen (15) days after notice from the Managers that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Shareholder; or (ii) the Managers determine, in their sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Shareholder.  Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Shareholder.  In the event that a Shareholder fails to pay when due any amounts owed to the Company pursuant to this Section 5.04(b),the Managers, in their sole and absolute discretion, may elect to make the payment to the Company on behalf of such defaulting Shareholder, and in such event shall be deemed to have loaned such amount to such defaulting Shareholder and shall succeed to all rights and remedies of the Company as against such defaulting Shareholder.

5.05          No Prohibited Distributions.    Notwithstanding any other provision of this Agreement, neither the Company, nor the Board of Directors on behalf of the Company, shall make a distribution to any Shareholder on account of its Shares if such distribution would violate the Act or other applicable law.

ARTICLE VI

SHAREHOLDERS

6.01          Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder of the Company.  The Shareholders shall not be required to lend any funds to the Company.  Each of the Shareholders shall be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement.  If and to the extent a Shareholder’s contribution shall be fully paid, such Shareholder shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Shareholders, be required to make any further contributions.

6.02          Authority of Board of Directors; Voting Rights of Shareholders.

(a)                The Board of Directors, in its sole discretion, has full, complete and exclusive right, power and authority in the management and control of the Company business to do any and all things necessary to effectuate the purpose of the Company; except, however, as expressly set forth herein.  The members of the Board of Directors shall devote such time as is necessary to the affairs of the Company, and shall receive such compensation from the Company and such reimbursement for expenses as is permitted by the Bylaws; provided, however, that any such compensation must be determined in a manner consistent with any investment, reserve, distribution and other criteria established by the Board of Directors from time to time.  No Person dealing with the Board of Directors shall be required to determine its authority to make any undertaking on behalf of the Company or to determine any facts or circumstances bearing upon the existence of such authority.

(b)               Notwithstanding Section 6.02(a) above or anything to the contrary contained elsewhere in this Agreement or the Bylaws, the Original Manager shall remain in office only until the IPO Date.  At such time, the Original Manager shall resign.  On the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process), the Original Shareholder shall appoint additional Persons to the Board of Directors.  Such reconstituted Board of Directors shall have at least the number of Independent Directors required by law or the listing requirements of the exchange upon which the Company’s Shares are listed.  Thereafter, notwithstanding anything to the contrary contained in this Agreement or the Bylaws, until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the members of the Board of Directors shall be appointed and/or removed by the Original Shareholder from time to time in its sole discretion.  After the Company achieves the aforementioned capital level, the Board of Directors shall be elected, removed and replaced by the in the manner set forth in this Agreement and in the By-Laws.

(c)                Notwithstanding Section 6.02(a) above, but subject to Section 10.01(a) and Article XII hereof, any sale or other disposition of all or substantially all of the Company Assets at any one time, any merger or consolidation of the Company (where the Company is not the surviving Entity) must, (i) receive the approval of the Board of Directors, and (ii) receive the vote, at a duly held meeting, of (A) the Original

Shareholder plus (B) more than seventy-five percent (75%) in interest of the other then issued and outstanding Shares (or, in the case of a written Consent without a meeting, the Consent of the Original Shareholder plus more than seventy-five percent (75%) in interest of the total of the other then issued and outstanding Shares) or such greater percentage of Shares as is then required under the Act; provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote/Consent of the Original Shareholder shall not be required.

(d)               Subject to Sections 6.02(b), 7.02(a) and 7.02(b) and Article XII hereof, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote, at a duly held meeting, of more than seventy-five percent (75%) in interest of the total then issued and outstanding Shares (or, in the case of a written Consent without a meeting, the Consent of more than seventy-five percent (75%) in interest of the total of such then issued and outstanding Shares) shall be able to remove any Director and elect a replacement therefor.  If such Shareholders intend to vote to remove a Director pursuant to this Section 6.02(d), they shall provide the Director to be removed with notice thereof at least thirty (30) days prior to such action, which notice shall set forth the date upon which such removal is to become effective.

(e)                The annual meeting of the holders of Shares of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held in accordance with the terms of this Agreement and the Bylaws.  Any action or vote that must be taken at a meeting of the Shareholders may be taken without a meeting if a Consent in writing, setting forth the action so taken, is signed by any specifically required Persons and a majority (or such larger percentage as may be required hereby for any particular action) of the other Persons entitled to act or vote with respect to such matter. Such Consent shall have the same effect as an act or vote of such Persons.  Subject to the provisions of this Article VI and Article XII relating to meetings of Shareholders and related subjects, the Bylaws shall govern matters relating to, among other things, annual and special meetings, notice, waiver of notice, adjournment, proxies, procedures, and telephonic meetings, to the extent not inconsistent with this Agreement.

(f)                In addition to any other limitations contained in this Agreement including, but not limited to the limitations set forth in Section 6.02(b) above, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), Shareholders shall have voting rights with respect to any particular matter only after such matter has first been approved by the Board of Directors, except with regard to (i) the removal of a Director (and the election of a replacement therefor) as provided in this Agreement, (ii) the amendment of this Agreement, (iii) the dissolution or continuation of the Company, and (iv) any matter presented at a special meeting of Shareholders called upon the written request of holders of at least ten percent (10%) of the outstanding Shares.

(g)               For purposes of this Agreement, in order for a meeting of Shareholders to be considered duly held with regard to a particular question, a quorum of more than fifty percent (50%) in interest of the Shares which are entitled to vote at such meeting on the particular question must be present (in person or by proxy).

ARTICLE VII

DIRECTORS AND OFFICERS

7.01          General Powers of Directors.

(a)                Except as may otherwise be provided by the Act or by this Agreement, the property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors, the Board of Directors may exercise all the powers of the Company (including but not limited to deciding whether to make various tax elections), and the Shareholders shall have no right to act on behalf of or bind the Company.  The Board of Directors shall have such regularly scheduled or special meetings as the Board of Directors shall deem necessary or convenient from time to time.  For purposes of this Agreement, in order for a meeting of the Board of Directors to be considered duly held with regard to a particular question, a quorum of more than fifty percent (50%) of the Persons comprising the Board of Directors who are entitled to vote at such meeting on the particular question must be present (in person or by proxy).  The Board of Directors shall have the power and authority, on behalf of the Company, to (i) hire employees and such other agents, who may be designated as officers, consultants and Persons necessary or appropriate to effectuate the purpose of the Company, and (ii) delegate to one (1) or more Persons (or to committees of the Board of Directors) its rights and powers to manage and control the affairs of the Company.  Such delegation may be in the Bylaws or by a management agreement or other agreement with such Persons and such delegation shall not cause the Directors to cease to be “managers” (within the meaning of the Act) of the Company.  A management agreement or other agreement may designate a Person or Persons to be “managers” (within the meaning of the Act) of the Company.  Unless specifically so designated, the officers shall not be “managers” (within the meaning of the Act) of the Company.  At its initial meeting at which a quorum is present, the Board of Directors, on behalf of the Company, by a majority of the Directors present, shall (i) designate a person as the Chairman of the Board (and chief executive officer of the Company) and (ii) adopt the Bylaws.  The Directors shall act only as a Board, and the individual Directors shall have no power as such.  Subject to the provisions of this Agreement and the Bylaws with regard to Board of Directors, the approval of a matter by a majority of the Directors present at a meeting at which a quorum is present shall constitute approval by the Board of Directors (or, in the case of a written Consent without a meeting, the approval of a matter by all required Directors shall constitute approval by the Board of Directors.)

(b)               Any action or vote which must be taken at a meeting of the Board of Directors may be taken without a meeting if a Consent in writing, setting forth the action so taken, is signed by a majority (or such larger percentage as may be required hereby for any particular action) of the Persons entitled to act or vote with respect to such matter.  Such Consent shall have the same effect as an act or vote of such Persons.

(c)                No contract or transaction among the Company and one (1) or more of its Affiliates, Directors or officers, or among the Company and any other Entity in which one (1) or more of the Company’s Affiliates, Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i)                 The material facts as to such Affiliate’s, Director’s or officer’s relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(ii)               The contract or transaction is fair as to the Company.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Notwithstanding, and instead of, the foregoing provisions of this Section 7.01(b), the Company shall enter into or renew no agreement pursuant to which any Affiliate of any Director would provide management services for any Property, unless such agreement is approved by a majority of the Independent Directors; and, if such approval is obtained in the case of a particular contract, such approval shall be deemed to satisfy the requirements of this Section 7.01(b).

Furthermore, notwithstanding the foregoing, the Company may acquire Property as tenants in common, in joint ventures, or in other joint ownership arrangements with Affiliates of the Company without approval of the Board other than that which would be required for transactions with non-Affiliates.

7.02          Number and Term of Office of Directors.

(a)                The initial number of seats constituting the Board of Directors shall be at least one (1), and, following the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process), the number of Independent Directors required by law or the listing requirements of the exchange upon which the Company’s Shares are listed, with the exact number of seats on the Board of Directors to be determined from time to time by resolution of the Board of Directors.  Each Director (whenever appointed or elected) shall hold office until his or her successor has been duly appointed or elected and qualified, or until his or her earlier death, resignation, or removal.  A Director shall not be required to be a Shareholder or a resident of the State of Missouri.

(b)               Notwithstanding any other provision of this Agreement, until such time as the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the Original Shareholder, by written Consent, shall appoint the Board of Directors (including all required Independent Directors).  The first such appointment shall be effective on the IPO Date (or at such earlier time as may be necessary or convenient in connection with the registration and/or listing process).  Each appointed Director shall serve (i) for a one (1) year term unless sooner removed by the Original Shareholder, or (ii) after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), for the remainder of the period established pursuant to Section 7.02(c) below.

(c)                The last Board of Directors that is appointed by the Original Shareholder, and, thereafter, at all times that there are three (3) or more Directors that are elected by all of the Shareholders, the Board of Directors shall be divided into three (3) classes, as nearly equal in numbers as the then total number of Directors constituting the entire Board of Directors permits, with the term of office of one (1) class expiring each year (with the first such class expiration to occur at the first applicable annual meeting of Shareholders).  The Original Shareholder shall have sole power to make such determinations as to its last appointed Board of Directors, and thereafter, the Board of Directors shall have sole power to make such determinations.  At the first applicable annual meeting of the Shareholders where all of the Shareholders are permitted to vote for Directors, only the Directors of the first class shall be elected by the Shareholders, and such Persons shall hold office thereafter for a term expiring at the third succeeding annual meeting.  At the next annual meeting of Shareholders, only the Directors of the second class shall be elected by the Shareholders, and such Persons shall hold office thereafter for a term expiring at the third succeeding annual meeting.  At the third succeeding annual meeting of Shareholders, only the Directors of the third class shall be elected by the Shareholders, and such Persons shall hold office thereafter for a term expiring at the third succeeding annual meeting.  At each subsequent annual meeting of Shareholders thereafter, the successors to any class of Directors whose term shall then expire shall be elected by the Shareholders to hold office for a term expiring at the third succeeding annual meeting.

(d)               If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased by the Board of Directors, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled (A) by the Original Shareholder until such time as the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00) and (B) thereafter, by a majority of the Directors then in office, although less than a quorum.  A Director appointed or elected to fill a vacancy or a newly created position on the Board shall hold office until his or her successor has been appointed or elected and qualified or until his or her earlier death, resignation or removal.  In the event that a vacancy on the Board of Directors is filled pursuant to the terms of this subparagraph, any such replacement shall assume the term of his/her predecessor.

7.03          Officers.  Pursuant to the Bylaws, the Company may have officers, who need not be employees of the Company, who will have the rights and be subject to the restrictions provided therein.  Officers shall receive such compensation from the Company and such reimbursement for expenses as is permitted by the Bylaws; provided, however, that any such compensation must be determined in a manner consistent with any investment, reserve, distribution and other criteria established by the Board of Directors from time to time.

ARTICLE VIII
LIMITATIONS ON LIABILITY OF, AND INDEMNIFICATION
OF, DIRECTORS AND OFFICERS

(a)                No Directors or officers of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such Person.  For purposes of this Article VIII, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

(b)               To the fullest extent permitted by law, all Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney’s fees incurred by such Person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such Person; provided, that any indemnity shall be paid out of the Company Assets only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.  The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company’s Directors and officers, or enter into indemnification agreements with such Directors and officers, relating to the liability of such Persons.

(c)                The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

(d)               The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(e)                Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

ARTICLE IX

TRANSFERS OF INTERESTS; ADMISSION OF NEW SHAREHOLDERS

9.01          Transfers.  The Shares shall be freely transferable.  Subject to the foregoing and in accordance with Section 2.09, any Person who is a Transferee of Shares shall, upon notice to the Company (or its transfer agent) and the book entry evidencing the issuance of the Shares to such Person, (a) automatically become a Shareholder of the Company with no further action being required on such Person’s part, and (b) automatically be bound to the terms and conditions of this Agreement (and be entitled to the rights of a Shareholder hereunder).

9.02          New Shareholders.  The Company may issue the Initial Shares and additional Shares pursuant to the terms of this Agreement.  Any Person acquiring such Initial Shares and additional Shares from the Company shall, upon the book entry evidencing the issuance of the Shares to such Person, (a) automatically become a Shareholder of the Company with no future action being required on such Person’s part, and (b) automatically be bound to the terms and conditions of the Agreement (and be entitled to the rights of a Shareholder hereunder).

ARTICLE X

DISSOLUTION AND TERMINATION

10.01      Events of Dissolution.

(a)                In accordance with Section 347.039.1 of the Act, and the provisions therein permitting this Agreement to specify the events of the Company’s dissolution, the Company has perpetual existence but shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

(i)                 the vote by (i) the Original Shareholder (until the Company shall have raised capital in excess of One Hundred Million Dollars ($100,000,000.00), at which point the Originating Shareholder’s vote shall not be required) and (ii)seventy-five percent (75%) or more of the Shareholders to allow the Company to incur non-recourse debt for the acquisition of Company Assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares; provided, however, if one (1) or more of the Shareholders who voted in favor of allowing the Company to incur such debt for the acquisition of Company Assets can acquire all of the Shares held by dissenting Shareholders (including Shares obtained by or owed to Shareholders due to the exercise of Initial Warrant as a result of the vote to allow the Company to incur such debt for the acquisition of Company Assets) on mutually agreeable terms within ninety (90) days following such event, the Company shall continue and not be dissolved;

(ii)               the expulsion or Bankruptcy of all of the Managers, absent a vote of Shareholders owning fifty percent (50%) or more of the issued and outstanding Shares of the Company to continue the Company within ninety (90) days following such event;

(iii)             the vote of the Shareholders pursuant to Sections 6.02(b) hereof to sell or otherwise dispose of all or substantially all of the Company Assets; or

(iv)             the entry of a decree of judicial dissolution under Section 347.143 of the Act.

The death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Shareholder or the occurrence of any other event that terminates the continued membership of a Shareholder in the Company, shall not cause the dissolution of the Company.

(b)               Dissolution of the Company shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Company shall not terminate until the Company Assets shall have been distributed as provided herein and articles of termination have been filed with the Secretary of State of the State of Missouri.

10.02      Application of Assets.  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the Company Assets in an orderly manner), and the Company Assets shall be applied, first, as required by Section 347.139 of the Act, and then in the manner, and in the order of priority, set forth in Article V.  Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Treasury Regulation Section 1.7041(b)(2)(ii)(g), liquidation distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within ninety (90) days of the date of such liquidation.

Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

10.03      Gain or Losses in Process of Liquidation.  Any gain or loss on the disposition of Company Assets in the process of liquidation shall be credited or charged to the Capital Accounts of Shareholders in accordance with the provisions of Article III.  Any property distributed in-kind in the liquidation shall be valued and treated as though the property were sold at its fair market value and the cash proceeds were distributed.  The difference between the fair market value of property distributed in-kind and its Book Value shall be treated as a gain or loss on the sale of such property and shall be credited or charged to the Capital Account of Shareholders in accordance with Article III; provided, that no Shareholder shall have the right to request or require the distribution of the Company Assets in-kind.

10.04      Procedural and Other Matters.

(a)                Upon dissolution of the Company and until the filing of articles of termination as provided in Section 10.04(b), the Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the Shareholders any remaining Company Assets, in accordance with this Article X and all without affecting the liability of Shareholders and Directors and without imposing liability on a liquidating trustee.

(b)               The Articles may be canceled upon the dissolution and the completion of winding up of the Company, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

ARTICLE XI

APPOINTMENT OF ATTORNEY IN FACT

11.01      Appointment and Powers.

(a)                Each Shareholder hereby irrevocably constitutes and appoints each of the Managers, with full power of substitution, as his, her or its true and lawful attorney in fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following:  (i) the Articles; (ii) all other certificates and instruments and amendments thereto that the Board of Directors deems appropriate to qualify or continue the Company as a limited liability company in any jurisdiction in which the Company may conduct business; (iii) all instruments that the Board of Directors deems appropriate to reflect a change or modification of this Agreement in accordance with the terms of this Agreement; (iv) all conveyances and other instruments that the Board of Directors deems appropriate to reflect the dissolution and termination of the Company; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; (vi) any and all documents necessary to admit Shareholders to the Company, or to reflect any change or transfer of a Shareholder’s Shares, or relating to the admission or increased Capital Contribution of a Shareholder; (vii) any amendment or other document to be filed as referenced in this Agreement; and (viii) all other instruments that may be required or permitted by law to be executed and/or filed on behalf of or relating to the Company and that are not inconsistent with this Agreement.

(b)               The authority granted by this Section 11.01: (i) is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of the Shareholder; (ii) may be exercised by a signature for each Shareholder or by a single signature of any one (1) or more of the designated Persons acting as attorney in fact for all of them; and (iii) shall survive the Transfer by a Shareholder of the whole or any portion of his, her or its Shares and shall be binding on any Transferee.

11.02      Presumption of Authority.  Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such Person acting as attorney in fact, is authorized, regular and binding, without further inquiry.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.01      Notices.

(a)                Except as otherwise provided in this Agreement or in the Bylaws, any and all notices, approvals, Consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either by hand, by email, by telecopy, by first class mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)               All notices, demands, and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

(c)                All such notices, demands and requests shall be addressed as follows:  (i) if to the Company, to its principal place of business, as set forth in Article II hereof and (ii) if to a Shareholder, to the applicable address or number of such Shareholder listed on the Company’s Shareholder register.

(d)               By giving to the other parties written notice thereof, parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.

12.02      Word Meanings.  The words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

12.03      Binding Provisions.  The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.

12.04      Amendment and Modification.  Unless otherwise specifically provided in this Agreement, this Agreement may be amended, modified or supplemented only by the vote, at a duly held meeting, of (i) the Original Shareholder plus (ii) seventy-five percent (75%) or more in interest of the other then outstanding Shares (or, in the case of a written Consent without a meeting, the Consent of the Original Shareholder plus more than seventy-five percent (75%) in interest of the other then outstanding Shares) voting or acting as one (1) class (and not as separate classes, notwithstanding the fact that there may be Shareholders of more than one (1) class voting); provided, however, after the Company has raised capital in excess of One Hundred Million Dollars ($100,000,000.00), the vote/Consent of the Original Shareholder shall not be required.  Notwithstanding anything to the contrary contained herein, as long as the provisions thereof are not inconsistent with the terms of the Articles or this Agreement, the Bylaws may be amended by the affirmative vote of a majority of all members of the Board of Directors as provided in the Bylaws without any further vote, Consent or approval of any Shareholder or other Person.

12.05      Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

12.06      Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri, without regard to such state’s laws concerning conflicts of laws.  In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provision of this Agreement shall control and take precedence.

12.07      Severability of Provisions.  Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable.  If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

12.08      Headings.  The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

12.09      Further Assurances.  The Shareholders shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.  Within ten (10) days of the Company’s request, each Shareholder agrees to furnish the Company with such information as may be necessary to implement any election made or other action taken by the Board of Directors pursuant to the terms hereof.

12.10      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

12.11      Other Business Ventures.  Any Member or Manager may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, and neither the Company nor the other Members will have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

12.12      Doing Business with Insiders.  The Company is authorized to transact business with any Person (including Managers, Directors or Shareholders) on an arm’s length, commercially reasonable basis.  The Company is authorized to pay commissions and/or other commercially reasonable compensation to any Person (including Managers, Directors or Shareholders) in connection with acquisitions of Company Assets or any other business transactions entered into by the Company.  The amounts, terms and conditions of any agreements, payments or other business relationships with Company insiders shall be determined on a case-by-case basis by a majority of the disinterested Managers.

12.13      Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, between the parties.

IN WITNESS WHEREOF, the undersigned, being the sole current Member and Manager of the Company, has executed and delivered this Agreement as of the day and year first-above written.

2309 HOLDINGS, LLC,
a Missouri limited liability company

By:   /s/ Charles Christian Kirley
Charles Christian Kirley,
Sole Member and Manager

BIGELOW INCOME PROPERTIES, LLC

Up to 5,000,000 Limited Liability Company Shares, $10.00 per Share – Maximum Offering
100,000 Limited Liability Company Shares, $10.00 per Share – Minimum Offering
There is a 200 Share - $2,000.00 minimum investment requirement.

Dated: March 10, 2011

No dealer, salesman or any other individual or entity has been authorized to give any information or to make any representations other than those contained in the Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any individual or entity to whom it is unlawful to make such offer. Neither the delivery of this Prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES ARE REQUIRED TO DELIVER A COPY OF THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.                     Quantitative and Qualitative Disclosures About Market Risk.

Inapplicable.

ITEM 31.                     Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of Fifty Million Dollars ($50,000,000) to be as follows:

SEC Registration Fee	$3,565
Blue Sky Registration Fees	265,000
Printing and EDGAR Expenses	100,000
Accounting Fees and Expenses	490,000
Legal Fees and Expenses	490,000
Advertising and Sales (including Postage Expenses)	50,000
Sales Literature (Prospectus Reproduction)	50,000
Due Diligence	300,000
Educational Meetings	250,000

Total	$1,998,565

ITEM 32.                      Sales to Special Parties.

The Original Manager owns one (1) Share and the Initial Warrant.  The purchase price under the Initial Warrant is for a price of $0.0001 per Share. The exercise of the Initial Warrant is tied (i) to the success of Company management in raising capital for the business of the Company, and the holder of the Initial Warrant is authorized to exercise the Initial Warrant and purchase one (1) Share for each Two Hundred Forty Dollars ($240.00) of equity capital raised by the Company (including the fair market value of contributions in-kind) from time to time, (ii) to any event whereby the Company becomes authorized to engage in leveraged acquisitions and incur debt for the acquisition of Company assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of Shares, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, or (iii) the termination by the Company of the agreement with Husch Blackwell LLP for legal services, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant.

ITEM 33.                      Recent Sales of Unregistered Securities.

a.	Securities sold. December 1, 2009 – One (1) Share One (1) and Warrant For The Purchase Of Shares (“Initial Warrant”)

b.	Underwriters and other purchasers. No underwriters were involved. The sole purchaser was 2309 Holdings, LLC, the member-manager of Bigelow Income Properties, LLC (the “Company”).

c.
Consideration.  In connection with the formation of the Company, 2309 Holdings, LLC contributed $500 as its initial capital contribution to the Company.  In exchange for such contribution, 2309 Holdings, LLC was issued one (1) share of stock and the Initial Warrant.  There were no underwriting discounts or commissions involved.

d.	Exemption from registration claimed. An exemption from registration is claimed for the One (1) Share and Initial Warrant itself (but not any stock to be issued pursuant to the initial warrant)

pursuant to Section 4(2) of the Securities Act of 1933 and Rule 152 as a transaction by an issuer not involving any public offering.

The One (1) and Initial Warrant were issued as part of the formation of the Company and involved no offer to any party other than the initial member, manager and sponsor of the Company, 2309 Holdings, LLC.  The transaction was limited solely to the One Share and single Initial Warrant.  The One (1) Share is not included in the current registration.  The Initial Warrant can be held and exercised only by 2309 Holdings, LLC (or a successor entity). The Company’s operating agreement prohibits the Company from issuing other warrants unless and until the Initial Warrant has been fully exercised or otherwise relinquished by the holder.  The Initial Warrant has (and any shares issued pursuant to the Initial Warrant are required to have) a conspicuous legend indicating that: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

e.
Terms of conversion or exercise.  The Initial Warrant is for five million (5,000,000) shares of the Company.  The exercise price is $0.0001 per share, which represents the fair market value of the shares at the time of issuance of the Initial Warrant based on the total assets of the Company.  The Initial Warrant can be held and exercised only by the original shareholder, 2309 Holdings, LLC (or a successor entity).  The exercise of the Initial Warrant is tied (i) to the success of Company management in raising capital for the business of the Company, and the holder of the Initial Warrant is authorized to exercise the Initial Warrant and purchase one (1) share for each Two Hundred Forty Dollars ($240.00) of equity capital raised by the Company (including the fair market value of contributions in-kind) from time to time, (ii) to any event whereby the Company becomes authorized to engage in leveraged acquisitions and incur debt for the acquisition of Company assets that is not necessary for timing purposes and will not be retired as soon as practicable by the sale of shares, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant, or (iii) the termination by the Company of the agreement with Husch Blackwell LLP for legal services, which shall automatically enable the holder of the Initial Warrant to immediately exercise all or any part of the Initial Warrant.

ITEM 34.                      Indemnification of Directors and Officers.

According to Article VIII of the Company’s operating agreement, all Directors and officers of the Company are entitled to indemnification from the Company to the fullest extent permitted by law for any loss, damage or claim (including any reasonable attorney’s fees incurred by such individual or entity in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such individual or entity, provided that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally.

The indemnification provided by the Company’s operating agreement is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such an individual.  Any repeal or modification of the indemnification provisions contained in the Company’s operating agreement will not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

The Company has entered into indemnification agreements with each of its Directors (and their managers and directors, if applicable).  The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by Missouri law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  The Company must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the Company’s Directors and officers’ liability insurance.  Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Company’s operating agreement, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or controlling individuals or entities of the Company pursuant to any provisions described in this Prospectus, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling individual or entity of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 35.             Treatment of Proceeds from Stock Being Registered.

Inapplicable.

ITEM 36.             Financial Statements and Exhibits.

(a)	Financial Statement Included in the Prospectus:

Bigelow Income Properties, LLC

- Report of Independent Registered Public Accounting Firm

- Audited Balance Sheet as of December 31, 2010

(b)	Exhibits:

Exhibit No.	Document

3(i)	Articles of Organization of the Company

3(ii).1	The Company’s Operating Agreement (included as Exhibit B to the Prospectus)

3(ii).2	Bylaws of the Company

4.1	Form of Subscription Agreement and Power of Attorney of the Company (included as Exhibit A to the Prospectus)

4.2	Initial Warrant

5.1	Opinion of Husch Blackwell LLP as to the Legality of the Securities Being Registered

5.2	Opinion of Husch Blackwell LLP as to ERISA Matters

8.1	Opinion of Husch Blackwell LLP on Certain Tax Matters

10.1	Escrow Agreement (Subscription Proceeds) with UMB Bank, N.A.

10.2	Engagement Letter with Husch Blackwell Sanders LLP

10.3	Indemnification Agreement with 2309 Holdings, LLC

10.4	Indemnification Agreement with Charles Christian Kirley

10.5	Engagement Letter with Mayer Hoffman McCann, PC

10.6	Promissory Note to Charles Christian Kirley

23.1	Consent of Husch Blackwell LLP (included in Exhibit 5.1, Exhibit 5.2 and Exhibit 8.1 to this Registration Statement)

23.2	Consent of Mayer Hoffman McCann, PC

23.3	Consents of Independent Directors

ITEM 37.                      Undertakings.

(a)           The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Company undertakes to send to each Shareholder, at least on an annual basis, a detailed statement of any transactions with the Company’s Directors or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Company’s Directors or their Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)           The Company undertakes to provide to each Shareholder the financial statements required by Form 10-K for the first full fiscal year of the Company’s operations (in a form and manner consistent with then-current requirements of the Commission and applicable state securities agencies).

(e)           The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

(f)           The Company undertakes that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g)           For the purpose of determining the Company’s liability under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of the Company’s securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by the Company or on the Company’s behalf or used or referred to by the Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or the Company’s securities provided by the Company or on the Company’s behalf; and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s Directors, officers and controlling individuals or entities pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the Company’s Director, officer or controlling individual or entity in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)           The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement should disclose all compensation and fees received by the Director(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(k)           The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 11 and has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on the 10th day of March, 2011.

BIGELOW INCOME PROPERTIES, LLC

BY:  2309 Holdings, LLC, Sole Member and Director

By:  Charles Christian Kirley, sole member and manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                            Title                                                                     Date

/s/ Charles Christian Kirley
Charles Christian Kirley                          Chief Executive Officer, Chairman           March 10, 2011

(Principal Executive Officer)

Chief Financial Officer
(Principal Financial and Accounting Officer)

Director of Finance and Accounting

Sole Director